                                                        Registration No.

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-4


                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                      FIRST OF AMERICA BANK CORPORATION
            (Exact name of registrant as specified in its charter)



                                                                 6712
        MICHIGAN                          (Primary Standard Industrial Classification Code Number)
(State or other Jurisdiction                                   38-1971791
of incorporation or organization)                 (I.R.S. Employer Identification Number)
   211 SOUTH ROSE STREET                                      (616) 376-9000
KALAMAZOO, MICHIGAN 49007                         (Telephone number, including area code,
(Address, including zip code, of                  of registrant's principal executive offices)
registrant's principal executive offices)

                                SAMUEL G. STONE
                      SENIOR VICE PRESIDENT AND TREASURER
                       FIRST OF AMERICA BANK CORPORATION
                             211 SOUTH ROSE STREET
                           KALAMAZOO, MICHIGAN 49007
                                (616) 376-9000
               (Name, address, including zip code and telephone
              number, including area code, of agent for service)

                                   Copy to:
                             David E. Riggs, Esq.
                        Howard & Howard Attorneys, P.C.
                       The Kalmazoo Building, Suite 400
                           107 West Michigan Avenue
                           Kalamazoo, Michigan 49007
                                (616) 382-1483

        Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.     [ ]

                        CALCULATION OF REGISTRATION FEE


================================================================================================================
                                                             Proposed           Proposed
                                           Amount            maximum            maximum
Title of each class of securities          to be         offering price        aggregate          Amount of
        to be registered                 registered         per share        offering price     registration fee
- ----------------------------------------------------------------------------------------------------------------
Common Stock (1) . . . . . . . .            185,328          $2,091.00 (2)    $1,430,662.20 (2)    $493.34
================================================================================================================

(1) Also includes an equal number of Rights to purchase shares of the Registrant's Series A Junior Participating Preferred Stock, which Rights are not (a) separable from the shares of Common Stock; or (b) presently exercisable. See "Description and Comparison of First of America Capital Stock and New England Trust Capital Stock - First of America Shareholder Rights Plan."

(2) Estimated solely for determining the registration fee pursuant to Rule 457(f)(1) based upon the market value of the securities to be received or cancelled by the Registrant in the merger. As of October 31, 1994 there were 684.2 outstanding shares of the Common Stock of New England Trust Company with a book value per share at September 30, 1994 of $2,091.00.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                       FIRST OF AMERICA BANK CORPORATION
                             CROSS REFERENCE SHEET
                     FOR REGISTRATION STATEMENT ON FORM S-4


ITEM OF S-4   LOCATION OF CAPTION IN PROSPECTUS/PROXY STATEMENT
- -----------   -------------------------------------------------
 1.           Facing Page; Outside Front Cover Page of Prospectus/Proxy Statement

 2.           Inside Front Cover Page of Prospectus/Proxy Statement; Available Information; Incorporation of Certain Documents
              by Reference; Table of Contents

 3.           Summary of the Prospectus/Proxy Statement; Selected Financial Information; Equivalent Per Share Data

 4.           The Share Exchange; Description and Comparison of First of America Capital Stock and New England Trust Capital Stock

 5.           Not Applicable

 6.           The Share Exchange

 7.           Not Applicable

 8.           Legal Matters

 9.           Not Applicable

 10.          Information About First of America

 11.          Incorporation of Certain Documents by Reference

 12.          Not Applicable

 13.          Not Applicable

 14.          Not Applicable

 15.          Not Applicable

 16.          Not Applicable

 17.          Information About New England Trust; Financial Statements of New England Trust; The Share Exchange

 18.          The Special Meeting, Proxies, Voting, and Certain Shareholders; The Share Exchange; Information about New
              England Trust; Financial Statements of New England Trust

 19.          Not Applicable

                           PROSPECTUS/PROXY STATEMENT


         FIRST OF AMERICA                       NEW ENGLAND TRUST COMPANY
         BANK CORPORATION                       144 Westminster Street
         211 South Rose Street                  Providence, Rhode Island   02503
         Kalamazoo, Michigan 49007              (401)  751-4600
         (616) 376-9000

         PROSPECTUS                             PROXY STATEMENT
         Up to 185,328 Shares of                for the Special Meeting
         First of America Bank Corporation      of Shareholders
         Common Stock                           to be held December___, 199__


         This Prospectus/Proxy Statement is a proxy statement furnished at the direction of the Board of Directors of New England Trust Company ("New England Trust") in connection with the solicitation of proxies from its shareholders to be voted at the Special Meeting of Shareholders of New England Trust to be held on December ___, 1994 (the "Special Meeting"), and at any adjournment thereof, for the purpose of considering and voting upon approval of the Agreement and Plan of Share Exchange dated as of September 14, 1994, among First of America Bank Corporation ("First of America"), New England Trust, Devon W. Deyhle, Ernest R. Famiglietti and Ruth K. Mullen (the "Share Exchange Agreement"). This Prospectus/Proxy Statement is first being released to the New England Trust shareholders on or about December___, 1994.

         This Prospectus/Proxy Statement is a prospectus of First of America relating to its offering of shares of its Common Stock, $10 par value ("First of America Common Stock"), to the holders of the Common Stock of New England Trust, $75.00 par value ("New England Trust Common Stock"), in connection with the proposed exchange of New England Trust Common Stock for First of America Common Stock (the "Share Exchange"). If the Share Exchange Agreement is approved by the requisite vote of New England Trust shareholders and if, following satisfaction of certain conditions, the transactions contemplated by the Share Exchange Agreement are consummated, issued and outstanding shares of New England Trust Common Stock will be converted into and exchanged for shares of First of America Common Stock, as described herein and in the Share Exchange Agreement.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT IN ANY STATE OR TO ANY PERSON IN WHICH OR TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION INCLUDED HEREIN IS CORRECT AS OF ANY TIME AFTER ITS DATE.



         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


        The date of this Prospectus/Proxy Statement is December__, 1994.

                             AVAILABLE INFORMATION

         First of America is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). First of America also files these reports and other information with the New York Stock Exchange ("NYSE"). These reports, proxy and information statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its regional offices located at 7 World Trade Center, 12th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, material filed by First of America can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         First of America has filed a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the First of America Common Stock issuable in the Share Exchange. This Prospectus/Proxy Statement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including the exhibits filed or incorporated by reference as a part thereof, can be inspected at the public reference facilities of the Commission set forth above and copies of which can be obtained from the Public Reference Section of the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Commission by First of America (File No. 1-10534) pursuant to the Exchange Act, are incorporated herein by reference:

         (1) First of America's Annual Report on Form 10-K for the year ended December 31, 1993;

         (2) First of America's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994;

         (3) First of America's Current Reports on Form 8-K dated July 14, 1994, and July 25, 1994; and

         (4) the description of First of America Common Stock and First of America Series A Junior Participating Preferred Stock Purchase Rights contained in First of America's Registration Statements on Form 8-A dated April 30, 1990 and July 18, 1990, respectively, filed with respect to such securities pursuant to Section 12 of the Exchange Act, and all amendments or reports filed for purposes of updating such descriptions.

         All documents filed by First of America pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement and before the Special Meeting are hereby incorporated by reference, and such documents are deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for the purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus/Proxy Statement.

         THIS PROSPECTUS/PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE ON WRITTEN OR ORAL REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS/PROXY STATEMENT IS DELIVERED, FROM SAMUEL G. STONE,
SENIOR VICE PRESIDENT AND TREASURER, FIRST OF AMERICA BANK CORPORATION, 211 SOUTH ROSE STREET, KALAMAZOO, MICHIGAN 49007 (616) 376-9000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY DECEMBER ___, 1994.

                               TABLE OF CONTENTS

SUMMARY OF THE PROSPECTUS/PROXY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     v
         The Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     v
         The Share Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     v
         Background of the Share Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     v
         Consideration to be Received in the Share Exchange . . . . . . . . . . . . . . . . . . . . . . . . . .     v
         Interests of Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     v
         First of America Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    vi
         Market for First of America and New England Trust Common Stock . . . . . . . . . . . . . . . . . . . .    vi
         Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    vi
         Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    vi
         Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   vii
         Other Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   vii
         Abandonment, Termination, Modification, Amendment and Waiver . . . . . . . . . . . . . . . . . . . . .   vii

SELECTED FINANCIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  viii

HISTORICAL, PRO FORMA AND EQUIVALENT PER SHARE DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    ix

THE SPECIAL MEETING, PROXIES, VOTING, AND CERTAIN SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . .     1
         The Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

THE SHARE EXCHANGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         Parties to the Share Exchange Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         Share Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         Reasons for Share Exchange and Affiliation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         Background of the Share Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
         Consideration to be Received in the Share Exchange . . . . . . . . . . . . . . . . . . . . . . . . . .     3
         Interests of Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         Recommendation of New England Trust Board of Directors . . . . . . . . . . . . . . . . . . . . . . . .     4
         Rights of Dissenting Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         Conditions to the Share Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
         Business of New England Trust Pending the Share Exchange . . . . . . . . . . . . . . . . . . . . . . .     6
         Abandonment, Termination, Modification, Amendment and Waiver . . . . . . . . . . . . . . . . . . . . .     7
         Effectiveness of the Share Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         Surrender of Stock Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         Resale of the First of America Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

DESCRIPTION AND COMPARISON OF
FIRST OF AMERICA CAPITAL STOCK AND NEW ENGLAND TRUST CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . .     9
         First of America Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         First of America Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         First of America Shareholder Rights Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         New England Trust Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

COMPARISON OF CERTAIN PROVISIONS OF
FIRST OF AMERICA'S ARTICLES OF INCORPORATION AND BYLAWS AND
NEW ENGLAND TRUST'S AGREEMENT OF ASSOCIATION AND BYLAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         Action By Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         Supermajority Approval of Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         Amendment or Repeal of Certain Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         Other Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         Effects of First of America Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

COMPARISON OF THE MICHIGAN BUSINESS CORPORATION ACT
AND THE RHODE ISLAND FINANCIAL INSTITUTIONS
AND BUSINESS CORPORATION ACT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         Rights of Dissenting Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         Supermajority Voting Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         Action Without a Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         Transactions with Interested Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         Control Share Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

INFORMATION ABOUT FIRST OF AMERICA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         Incorporation of Certain Information by Reference  . . . . . . . . . . . . . . . . . . . . . . . . . .    17

INFORMATION ABOUT NEW ENGLAND TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         Trust Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         Financial Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         Management's Discussion and Analysis of Financial Condition and Results of Operations  . . . . . . . .    18

REGULATION OF FIRST OF AMERICA AND NEW ENGLAND TRUST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         Bank Holding Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         Savings and Loan Holding Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         Savings Associations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         Regulation of New England Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         Capital Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         Prompt Corrective Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         Standards for Safety and Soundness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
         Other Limitations Based on Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
         Audit and Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
         Reserve Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
         Deposit Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
         Dividend Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
         Monetary Policy and Economic Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
         Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
         Sources of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28

INDEX TO FINANCIAL STATEMENTS OF NEW ENGLAND TRUST COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . .   F-1

EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1
         Agreement and Plan of Share Exchange among First of America Bank Corporation, New England
               Trust Company, Devon W. Deyhle, Ernest R. Famiglietti, and Ruth K. Mullen, dated as
               of September 14, 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1

                   SUMMARY OF THE PROSPECTUS/PROXY STATEMENT

         This Prospectus/Proxy Statement contains information about the Special Meeting, the Share Exchange, First of America Common Stock, New England Trust Common Stock, First of America and New England Trust. The following summary does not purport to be complete and is qualified in its entirety by the specific provisions of the full text of this Prospectus/Proxy Statement, the documents incorporated herein by reference and the exhibits attached hereto.

         THE PARTIES. First of America is a Michigan corporation, a registered bank holding company under the federal Bank Holding Company Act of 1956, as amended, (the "Bank Holding Company Act") and a savings association holding company under the federal Home Owners Loan Act of 1933, as amended ("HOLA"). Its corporate headquarters are located at 211 South Rose Street, Kalamazoo, Michigan 49007. Its telephone number is (616) 376-9000. At September 30, 1994, it owned 20 insured financial institutions located in Michigan, Illinois, Indiana and Florida (the "FOA Banks"). At September 30, 1994, the consolidated
assets of First of America totaled $23.6 billion.   See "Information About
First of America."

         New England Trust is a Rhode Island state-chartered trust company. Its corporate headquarters are located at 144 Westminster Street, Providence, Rhode Island 02903. Its telephone number is (401) 751-4600. At September 30, 1994, New England Trust's assets totaled $1.6 million. See "Information About New England Trust."

         THE SHARE EXCHANGE. The Share Exchange Agreement provides that the affiliation of New England Trust with First of America is to be effected by the exchange of New England Trust Common Stock for First of America Common Stock. On the effective date of the Share Exchange, First of America will continue its existing business and New England Trust will become a wholly owned subsidiary of First of America. The offices of New England Trust will remain as such.

         BACKGROUND OF THE SHARE EXCHANGE. New England Trust, through its financial advisor, Smith Barney Shearson Incorporated ("Smith Barney"), solicited and received indications of interest concerning the acquisition of New England Trust from First of America and other financial institutions. After consulting with Smith Barney and legal counsel, New England Trust negotiated the Share Exchange Agreement with First of America. Following an in-depth analysis, review and discussion of such agreement by and among New England Trust's Board of Directors, its legal counsel and Smith Barney, the Board of Directors of New England Trust unanimously voted to accept the Share Exchange Agreement proposed by First of America. See "The Share Exchange--Background of the Share Exchange".

         CONSIDERATION TO BE RECEIVED IN THE SHARE EXCHANGE. The Share Exchange Agreement provides that upon effectiveness of the Share Exchange, each issued and outstanding share of New England Trust Common Stock will be converted into and exchanged for the number of shares rounded to the nearest ten thousandth of a share of First of America Common Stock equal to $8,769.37 (the "Exchange Price") divided by the average of the closing trade prices of First of America Common Stock as reported by the NYSE during the last fifteen trading days on which reportable sales of First of America Common Stock takes place on the NYSE immediately prior to, but not including, the third calendar day prior to the effectiveness of the Share Exchange (the "Average Price") (the quotient of the Exchange Price divided by the Average Price is referred to as the "Exchange Ratio"); provided, however, the Exchange Ratio will not be below
228.5178 or above 270.8686.

         The Exchange Ratio was determined through the parties' negotiation of the Share Exchange Agreement (see "The Share Exchange--Background of the Share Exchange"). These terms reflect First of America's and New England Trust's judgments as to the value of the shares of New England Trust Common Stock relative to the historical and anticipated market price of First of America Common Stock.

         INTERESTS OF MANAGEMENT. Certain members of the management and the Board of Directors of New England Trust have certain interests in the Share Exchange that are in addition to their interests as stockholders of New England Trust generally. These interests include, among others, provisions in the Share Exchange Agreement relating to indemnification and employment arrangements. See "The Share Exchange--Interests of Management."

         FIRST OF AMERICA COMMON STOCK. Subject to the rights of the holders of any First of America preferred stock if and when outstanding (the "First of America Preferred Stock") to vote in event of dividend arrearage and when specifically required by the Michigan Business Corporation Act, as amended (the "Michigan Act"), holders of First of America Common Stock have exclusive voting rights. Holders of First of America Common Stock elect approximately one-third of the Board of Directors for a three year term at each annual meeting. Subject to the prior rights of the holders of First of America Preferred Stock if and when outstanding, holders of First of America Common Stock are entitled to receive dividends if and when declared by First of America's Board of Directors out of any funds legally available therefor. Subject to the rights of the holders of First of America Preferred Stock if and when outstanding, holders of First of America Common Stock are entitled to receive pro rata upon liquidation all of the assets of First of America remaining after provision for the payment of creditors. Holders of First of America Common Stock have no preemptive rights to subscribe to any additional shares which First of America may issue. Under the Michigan Act, holders of First of America Common Stock generally have no dissenters' rights of appraisal because First of America Common Stock is held of record by more than 2,000 persons. See "Description and Comparison of First of America Capital Stock and New England Trust Capital Stock--First of America Common Stock."

         Certain provisions of First of America's Articles of Incorporation and Bylaws and First of America's Shareholder Rights Plan may have the effect of rendering more difficult or discouraging a merger proposal involving First of America, a tender offer for the voting stock of First of America, or a proxy contest for control of First of America's Board of Directors. New England Trust's Agreement of Association and Bylaws generally contain provisions that may have similar anti-takeover effects. New England Trust does not have a shareholder rights plan. See "Comparison of Certain Provisions of First of America's Articles of Incorporation and Bylaws and New England Trust's Agreement of Association and Bylaws" and "Description and Comparison of First of America Capital Stock and New England Trust Capital Stock--First of America Shareholder Rights Plan."

         MARKET FOR FIRST OF AMERICA AND NEW ENGLAND TRUST COMMON STOCK. First of America Common Stock is listed for trading on the NYSE (symbol FOA). The high, low, and closing sales prices for First of America Common Stock on November __, 1994 were $__.___, $__.___ and $__.___, respectively. On September 13, 1994 the last full trading day before public announcement of the Share Exchange, the high, low, and closing sales prices were $36.50, $36.25 and $36.375 respectively.

         There is no established trading market for New England Trust Common Stock and no sales of New England Trust Common Stock occurred in 1993 and 1994. See "Description and Comparison of First of America Capital Stock and New England Trust Capital Stock--First of America Common Stock,--New England Trust Common Stock."

         SHAREHOLDER APPROVAL. At the Special Meeting, New England Trust shareholders will vote on approval of the Share Exchange Agreement. Under the Share Exchange Agreement, the affirmative vote of all of the holders of the outstanding shares of New England Trust Common Stock is required for approval of the Share Exchange Agreement. At November __, 1994, the record date for the Special Meeting, there were 684.2 shares of New England Trust Common Stock outstanding and entitled to vote at the Special Meeting. Therefore, the affirmative vote of holders of 684.2 shares of New England Trust Common Stock is required for approval of the Share Exchange Agreement. As of November ___, 1994 Ernest R. Famiglietti, Chairman of the Board and Chief Executive Officer, Devon W. Deyhle, Director, President and Chief Financial Officer, and Ruth K. Mullen, Director, Executive Vice President and Chief Operating Officer, collectively, beneficially owned 684.2 shares of New England Trust Common Stock (or 100 percent of the outstanding shares). See "The Share Exchange--Shareholder Approval." None of First of America's executive officers or directors own any shares of New England Trust Common Stock.

         FEDERAL INCOME TAX CONSEQUENCES. The Share Exchange Agreement provides, as a condition to the parties' obligations to consummate the Share Exchange, that the parties shall have received an opinion from counsel to First of America that the Share Exchange will qualify as a tax-free reorganization under the Internal Revenue

Code of 1986, as amended (the "Code"), and, except with respect to any cash received in lieu of fractional shares, no gain or loss will be recognized by the holders of New England Trust Common Stock upon receipt of shares of First of America Common Stock in exchange for their shares. See "The Share Exchange--Federal Income Tax Consequences."

         REGULATORY APPROVALS. Consummation of the Share Exchange is conditioned upon obtaining the prior approval of the Board of Governors of the Federal Reserve System (the "FRB"), the Michigan Financial Institutions Bureau (the "Michigan FIB") and the Board of Bank Incorporation of the State of Rhode Island (the "Rhode Island Banking Board"). First of America is preparing to submit or has submitted to these regulatory agencies applications for approval of the Share Exchange. There can be no assurances that such regulatory approvals will be obtained or as to the timing or conditions of such approvals. See "The Share Exchange--Regulatory Approvals".

         OTHER CONDITIONS. Under the Share Exchange Agreement, consummation of the Share Exchange is also subject to other conditions including, without limitation, the absence of any material adverse change in the capitalization, business, properties or financial condition of the parties. See "The Share Exchange--Conditions to the Share Exchange, Business of New England Trust Pending the Share Exchange."

         ABANDONMENT, TERMINATION, MODIFICATION, AMENDMENT AND WAIVER. The Share Exchange Agreement may be terminated and the Share Exchange abandoned before the effectiveness of the Share Exchange as follows: (1) by written agreement among First of America and New England Trust and its shareholders;
(2) by First of America or New England Trust and its shareholders if any condition to effectiveness of the Share Exchange is not fulfilled and not waived by the party adversely affected or shall have become impossible to fulfill; (3) by First of America or New England Trust and its shareholders in the event of a material breach by the opposite party of any representation, warranty, covenant, or agreement contained in the Share Exchange Agreement which has not been materially cured within 30 days after written notice has been given to the breaching party; (4) by First of America or New England Trust and its shareholders if the Share Exchange is not consummated on or before April 30, 1995; or (5) by New England Trust and its shareholders in the event that the Average Price is less than $29.375. See "The Share Exchange-- Abandonment, Termination, Modification, Amendment and Waiver".

         At any time before effectiveness of the Share Exchange (including the time after shareholder approval of the Share Exchange Agreement), the time for performance may be extended and the covenants, agreements, and conditions of the Share Exchange Agreement may be modified, amended, or waived by the appropriate officers or directors of First of America and New England Trust.

                         SELECTED FINANCIAL INFORMATION

($ in thousands, except per share data)               September 30,
                                               -----------------------

FIRST OF AMERICA BANK CORPORATION                   1994        1993
- ---------------------------------                   ----        ----
BALANCE SHEET SUMMARY AT PERIOD END
     Investment securities:
        Held to Maturity                       $ 3,115,159   4,856,292
        Available for sale                       2,828,905         -
        Held for sale                                  -       443,630
     Net loans                                  15,560,688  13,999,152
     Total assets                               23,587,508  21,082,569
     Deposits                                   19,602,213  18,466,306
     Long-term debt                                750,423     251,436
     Total shareholders' equity                  1,502,240   1,450,688
     Book value per common share - primary           25.72       24.08

SUMMARY OF OPERATIONS FOR THE PERIOD (a)
     Net interest income                       $   701,640     674,415
     Provision for loan losses                      64,347      64,328
     Net income                                    167,929     181,594
     Net income applicable to common stock         167,929     176,560
     Net income per common share:
        Primary                                       2.82        3.08
        Fully diluted                                 2.82        3.04
     Cash dividends declared per common share         1.22        1.15
                                               -----------------------

NEW ENGLAND TRUST COMPANY
- -------------------------

BALANCE SHEET SUMMARY AT PERIOD END (b)
     Securities                                $       929       1,326
     Total assets                                    1,616       1,817
     Total shareholders' equity                      1,430       1,283
     Book value per common share                  2,091.00    1,876.00


SUMMARY OF OPERATIONS FOR THE PERIOD (a) (b)
     Net revenues                              $     2,396       2,170
     Net income (loss)                                  43         (63)
     Net Income per common share                     63.00      (92.00)
     Cash dividends declared per common share           --          --

($ in thousands, except per share data)                                      December 31,
                                                  --------------------------------------------------------------------

FIRST OF AMERICA BANK CORPORATION                     1993         1992           1991          1990           1989
- ---------------------------------                     ----         ----           ----          ----           ----
BALANCE SHEET SUMMARY AT PERIOD END
     Investment securities:
        Held to Maturity                           1,856,623    3,489,626      4,261,992     3,775,030      3,604,406
        Available for sale                         3,261,481           --             --            --             --
        Held for sale                                     --    1,137,420             --            --             --
     Net loans                                    14,205,491   13,579,224     13,054,092    11,091,209      9,824,292
     Total assets                                 21,230,471   20,146,767     19,469,968    16,789,952     15,507,442
     Deposits                                     18,243,703   18,035,553     17,483,232    15,016,343     13,828,041
     Long-term debt                                  254,193      254,051        260,398       179,899        170,680
     Total shareholders' equity                    1,523,437    1,335,491      1,267,368     1,176,003      1,117,958
     Book value per common share - primary             25.60        22.12          20.58         18.97          17.52

SUMMARY OF OPERATIONS FOR THE PERIOD (a)
     Net interest income                             902,017      874,827        750,951       678,699        640,620
     Provision for loan losses                        84,714       78,809         71,030        44,782         43,805
     Net income                                      247,385      147,524        159,464       154,528        151,508
     Net income applicable to common stock           241,232      135,015        144,028       137,818        132,897
     Net income per common share:
        Primary                                         4.20         2.46           2.69          2.62           2.52
        Fully diluted                                   4.14         2.46           2.69          2.62           2.52
     Cash dividends declared per common share           1.55         1.34           1.24          1.15           1.08
                                                  -------------------------------------------------------------------

NEW ENGLAND TRUST COMPANY
- -------------------------

BALANCE SHEET SUMMARY AT PERIOD END (b)
     Securities                                          885       1,037           1,101         1,088            907
     Total assets                                      1,620       1,600           1,617         1,586          1,404
     Total shareholders' equity                        1,387       1,346           1,009           961            868
     Book value per common share                    2,028.00    1,968.00        1,490.00      1,434.00       1,335.00


SUMMARY OF OPERATIONS FOR THE PERIOD (a) (b)
     Net revenues                                      3,061       2,803           2,471         2,436          2,437
     Net income (loss)                                    41         102              38            66             62
     Net Income per common share                       60.00      151.00           56.00         99.00          95.00
     Cash dividends declared per common share             --          --              --            --             --

(a) The interim period presented is for the nine months ended September 30.
(b) Information for 1989, 1990 and 1991 has not been restated for effects of a prior period adjustment made at December 31, 1993.

              HISTORICAL, PRO FORMA AND EQUIVALENT PER SHARE DATA

         The following table presents historical and pro forma per share data for First of America, and historical and equivalent pro forma per share data of New England Trust giving effect to the Share Exchange using the pooling-of-interests method of accounting. Pro forma financial presentations provide information on the impact of the Share Exchange by showing how it might have affected historical financial statements if it had been consummated at an earlier time. The data presented below is not necessarily indicative of the results which would have actually been attained if the Share Exchange had been consummated in the past or what may be attained in the future.

         The per share data included in the following table should be read in conjunction with the consolidated financial statements of First of America incorporated by reference herein and the financial statements of New England Trust included herein.

                                                                                   New      New England Trust
                                       First of America    First of America   England Trust     Pro Forma
                                          Historical        Pro Forma (a)       Historical   Equivalent (b)
                                          ----------        -------------       ----------   --------------
Book value:
     December 31, 1993                      $25.60             25.52             2,028.00       6,372.17
     September 30, 1994                      25.72             25.65             2,091.00       6,404.63

Cash dividends declared per share:
  Year ended December 31, 1991                1.24              1.24                    -         309.62
  Year ended December 31, 1992                1.34              1.34                    -         334.59
  Year ended December 31, 1993                1.55              1.55                    -         387.02
  Nine months ended September 30, 1994        1.22              1.22                    -         304.63

Net income per share - primary:
  Year ended December 31, 1991                2.69              2.68                56.00         669.18
  Year ended December 31, 1992                2.46              2.46               151.00         614.25
  Year ended December 31, 1993                4.20              4.19                60.00       1,046.21
  Nine months ended September 30, 1994        2.82              2.81                63.00         701.64

Net income per share - fully diluted:
  Year ended December 31, 1991                2.69              2.68                56.00         669.18
  Year ended December 31, 1992                2.46              2.46               151.00         614.25
  Year ended December 31, 1993                4.14              4.13                60.00       1,031.23
  Nine months ended September 30, 1994        2.82              2.81                63.00         701.64

Market value per common share:(c)
   September 13, 1994                       36.375            36.375                  n/a       9,082.59
   ___________, 199_


          NOTES TO HISTORICAL, PRO FORMA AND EQUIVALENT PER SHARE DATA

(a) Pro forma amounts per share assume that New England Trust Common Stock will be converted and exchanged for First of America Common Stock based on an Exchange Ratio of 249.6932 which is the mid-point of the range of the Exchange Ratio.

(b) Pro forma equivalent amounts are computed by multiplying the First of America pro forma amounts by an assumed Exchange Ratio of 249.6932, which is the mid-point of the range of the Exchange Ratio. See "The Share Exchange--Consideration to be Received on the Share Exchange."

    Pro forma equivalent per share information based on the minimum and maximum Exchange Ratios follows:

                                                                               Maximum               Minimum
                                                                            Exchange Ratio        Exchange Ratio
                                                                               270.8686              228.5178
                                                                            --------------        --------------
                             Pro forma book value:
                                  December 31, 1993                        $     6,912.57            5,831.77
                                  September 30, 1994                             6,947.78            5,861.48

                             Pro forma cash dividends declared:
                                Year ended December 31, 1991                       335.88              283.36
                                Year ended December 31, 1992                       362.96              306.21
                                Year ended December 31, 1993                       419.85              354.20
                                Nine months ended September 30, 1994               330.46              278.79

                             Pro forma fully diluted earnings per
                             share:                                                725.93              612.43
                                Year ended December 31, 1991                       666.34              562.15
                                Year ended December 31, 1992                     1,118.69              943.78
                                Year ended December 31, 1993                       761.14              642.14
                                Nine months ended September 30, 1994

(c) The market values per share of First of America Common Stock (Historical) represent the closing trade prices on the NYSE on the dates noted. There is no established market for New England Trust Common Stock.

         THE SPECIAL MEETING, PROXIES, VOTING, AND CERTAIN SHAREHOLDERS

    THE SPECIAL MEETING. The Special Meeting will be held at the offices of New England Trust, 144 Westminster Street, Providence, Rhode Island, on December ___, 1994, at _:__ _.m. local time. Holders of New England Trust Common Stock will vote on approval of the Share Exchange Agreement.

    PROXIES. Proxies are solicited on behalf of the Board of Directors of New England Trust in connection with the Special Meeting and any adjournment thereof. Shares of New England Trust Common Stock represented at the Special Meeting by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions made in such proxies. If no instructions are made, such shares will be voted for approval of the Share Exchange Agreement. If any other matter is properly presented at the Special Meeting for action, the persons named in the proxies and acting thereunder will have discretion to vote on such matter in accordance with their best judgment as to the best interests of New England Trust and its shareholders. A shareholder may revoke his or her proxy by executing and delivering to New England Trust a proxy bearing a later date, by giving New England Trust written notice of revocation before such proxy is voted, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy. The cost of soliciting proxies will be borne by New England Trust. Proxies may be solicited by mail, in person, or by telephone by directors or officers of New England Trust. These persons will not be specially compensated for soliciting proxies.

    VOTING. The record date for determining shareholders entitled to notice of and to vote at the Special Meeting has been fixed as of the close of business on November __, 1994. At the close of business on that date, there were 684.2 shares of New England Trust Common Stock outstanding and entitled to vote at the Special Meeting. Each share of New England Trust Common Stock is entitled to one vote except as described below. Under the Share Exchange Agreement, the favorable vote of the holders of 684.2 shares of New England Trust Common Stock is required for approval. See "The Share Exchange -- Shareholder Approval."

    The presence, in person or by proxy, of a majority of the outstanding shares of New England Trust Common Stock entitled to vote is necessary to constitute a quorum of the shareholders in order to take action at the Special Meeting. For these purposes, shares of New England Trust Common Stock which are present, or represented by proxy, at the Special Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy failed to vote on the Share Exchange Agreement. Once a quorum is established, approval of the Share Exchange Agreement requires the affirmative vote of holders of all of the outstanding shares of New England Trust Common Stock. Therefore, for voting purposes, abstentions will have the same effect as votes against the Share Exchange.

                               THE SHARE EXCHANGE

    GENERAL. The following is a summary of the material features of the Share Exchange Agreement and the Share Exchange. The Share Exchange Agreement contains all the terms of and conditions to consummation of the Share Exchange including the manner and basis for converting and exchanging the outstanding shares of New England Trust Common Stock into and for First of America Common Stock. This description of the Share Exchange and the Share Exchange Agreement and all other references herein are qualified in their entirety by provisions of the Share Exchange Agreement, which is incorporated herein by reference and a copy of which is attached to this Prospectus/Proxy Statement as Exhibit A.

    PARTIES TO THE SHARE EXCHANGE AGREEMENT. First of America is a Michigan corporation, a registered bank holding company and a savings association holding company with its corporate headquarters located in Kalamazoo, Michigan. At September 30, 1994, First of America's consolidated assets totaled $23.6 billion.

    New England Trust is a Rhode Island state-chartered trust company located in Providence, Rhode Island. At September 30, 1994, New England Trust's assets totaled $1.6 million.

    SHARE EXCHANGE. The Share Exchange Agreement provides that the affiliation of New England Trust with First of America is to be effected by the exchange of New England Trust Common Stock for First of America Common Stock. Upon effectiveness of the Share Exchange, First of America and New England Trust will each continue its existing business and New England Trust will become a wholly owned subsidiary of First of America. The offices of New England Trust will remain as such.

    REASONS FOR SHARE EXCHANGE AND AFFILIATION. The New England Trust Board of Directors, with the assistance of outside financial and legal advisors, has evaluated the financial, legal and market considerations bearing on the decision to recommend the Share Exchange. The terms of the Share Exchange, including the purchase price, are a result of arms-length negotiations between representatives of New England Trust and First of America. In reaching its determination that the Share Exchange Agreement is fair to, and in the best interest of, New England Trust and the holders of New England Trust Common Stock, the New England Trust Board of Directors considered a number of factors, both from a short term and a long term perspective, including, without limitation, the following: (1) New England Trust Board of Directors' familiarity with and review of New England Trust's business, financial condition, results of operations, management and prospects, including, but not limited to, its potential growth, development, productivity and profitability;
(2) the current and prospective environment in which New England Trust operates, including national and local economic conditions, the competitive environment for trust and other financial institutions generally and the trend toward consolidation in the financial services industry; (3) information concerning the business, financial condition, results of operations and prospects of First of America, including recent acquisitions and the recent performance of First of America Common Stock; (4) the value to be received by the holder of New England Trust Common Stock pursuant to the Share Exchange in relation to the historical book value of New England Trust Common Stock; (5) the financial and other significant terms of the First of America offer compared to other offers; (6) the potential upside value offered in connection with the First of America offer compared to other offers, and downside protection associated with the First of America offer compared to other offers;
(7) the review by the New England Trust Board of Directors with its legal and financial advisors of the provisions of the proposed Share Exchange Agreement;
(8) New England Trust Board of Directors' belief that the terms of the proposed form of Share Exchange Agreement with First of America were attractive in that it would allow New England Trust's shareholders to receive stock in the Share Exchange thus permitting shareholders to defer any tax liability associated with the increase in the value of their stock as a result of the Share Exchange and to become shareholders in First of America, an institution with strong operations, management and earnings performance; (9) the expectation that First of America will continue to provide quality service to the community and customers served by New England Trust; and (10) the compatibility of the respective business and management philosophies of New England Trust and First of America. The importance of these factors relative to one another cannot precisely be determined or stated herein. Accordingly, the New England Trust Board of Directors has unanimously approved the Share Exchange Agreement and unanimously recommends that New England Trust shareholders vote for approval of the Share Exchange Agreement.

    BACKGROUND OF THE SHARE EXCHANGE. The terms of the Share Exchange Agreement are the result of arm's length negotiations between New England Trust and First of America and their respective representatives. In negotiating the terms of the Share Exchange Agreement, New England Trust and First of America reviewed many factors, including various of the following: the general business philosophies of First of America and New England Trust, the market price of First of America Common Stock and New England Trust Common Stock respectively, historical earnings records, book and market values of assets, the nature of the markets in which New England Trust and First of America operate, dividend histories, deposit growth prospects, managements, and judgments with regard to the future earnings prospects of New England Trust and First of America, separately and combined.

    New England Trust's Board of Directors engaged Smith Barney on October 28, 1993 on behalf of New England Trust to assist and advise New England Trust's shareholders, its Board of Directors and its management on the possibility of selling or merging New England Trust with a larger financial institution.
Smith Barney prepared a confidential selling memorandum, which was distributed to potential buyers in March of 1994. In the spring and early summer of 1994, Smith Barney reviewed in detail with the New England Trust Board of Directors responses to Smith Barney's solicitation of indications of interest in the possible acquisition of New England Trust. These responses included an indication of interest by First of America. Based on the indication of interest received from First of America, a representative of Smith Barney met with senior representatives of the management team of First of America to discuss the history and business philosophy of First of America, and determined to allow First of America to perform a preliminary due diligence investigation of New England Trust. On July 29, 1994, First of America and New England Trust agreed to proceed with the negotiation of a definitive agreement and the New England Trust Board of Directors instructed its executive officers to work with legal counsel and Smith Barney to complete the agreement. On September 14, 1994, the New England Trust Board of Directors unanimously approved the Share Exchange Agreement, and New England Trust and all of its shareholders executed the Share Exchange Agreement.

    CONSIDERATION TO BE RECEIVED IN THE SHARE EXCHANGE. The Share Exchange Agreement provides that upon effectiveness of the Share Exchange, each issued and outstanding share of New England Trust Common Stock will be converted into and exchanged for the number of shares rounded to the nearest ten thousandth of a share of First of America Common Stock equal to $8,769.37 divided by the average of the closing trade prices of First of America Common Stock as reported by the NYSE during the last fifteen trading days on which reportable sales of First of America Common Stock takes place on the NYSE immediately prior to, but not including, the third calendar day prior to the effectiveness of the Share Exchange; provided, however, the Exchange Ratio will not be below
228.5178 or be above 270.8686.

    The following table shows a range of hypothetical Average Prices and the Exchange Ratios corresponding to those Average Prices.

                                Average Price                    Exchange Ratios
                           -----------------------               ---------------
                           At or above     $38.375                   228.5178
                                            37.000                   237.0100
                                            36.000                   243.5936
                                            35.000                   250.5534
                                            34.000                   257.9226
                                            33.000                   265.7385
                           At or below      32.375                   270.8686

    The following table shows the closing trade price of First of America Common Stock on the dates shown and the corresponding Exchange Ratio that would apply if the closing prices shown were the Average Price.

                                      Date                          Closing Trade Price              Exchange Ratios (2)
                             ----------------------                 -------------------              -------------------
                             September 13, 1994 (1)                       $36.375                          241.0823

(1) The last trading day before public announcement of the Share Exchange Agreement.
(2) Assuming the closing trade price shown is the Average Price.

    The Exchange Ratio was determined through the parties' negotiation of the Share Exchange Agreement (see "The Share Exchange--Background of the Share Exchange"). These terms reflect First of America's and New England Trust's judgments as to the value of the shares of New England Trust Common Stock relative to the historical and anticipated market price of First of America Common Stock. The terms of the consideration may be altered pursuant to the terms of the Share Exchange Agreement. See "The Share Exchange--Abandonment, Termination, Modification, Amendment and Waiver."

    INTERESTS OF MANAGEMENT. At September 30, 1994, all directors and executive officers of New England Trust as a group beneficially owned 684.2 shares or 100 percent of the outstanding shares of New England Trust Common Stock. No director or any executive officer of New England Trust owns any First of America Common Stock. None of First of America's executive officers or directors owns any shares of New England Trust Common Stock.
    Certain members of New England Trust's management and the New England Trust Board of Directors may be deemed to have certain interests in the Share Exchange that are in addition to their interests as stockholders of New England Trust generally. These interests include, among others, provisions within the Share Exchange Agreement relating to indemnification and employment agreements. The New England Trust Board of Directors was aware of these interests and considered them, among other matters, in approving the Share Exchange Agreement and the transactions contemplated thereby.

    SHAREHOLDER APPROVAL. At the Special Meeting, New England Trust shareholders will vote on approval of the Share Exchange Agreement. Under the Share Exchange Agreement, the affirmative vote of holders of outstanding shares of New England Trust Common Stock entitled to vote is required for approval of the Share Exchange Agreement. At November ___, 1994, the record date for the Special Meeting, there were 684.2 shares of New England Trust Common Stock outstanding and entitled to vote at the Special Meeting. Therefore, the affirmative vote of holders of 684.2 shares of New England Trust Common Stock is required for approval of the Share Exchange Agreement. A failure to return a properly executed proxy card or to vote in person at the Special Meeting will have the same effect as a vote against the Share Exchange Agreement. As of November ___, 1994, all directors and executive officers of New England Trust as a group beneficially owned 684.2 shares of New England Trust Common Stock (or 100 percent of the outstanding shares).

    RECOMMENDATION OF NEW ENGLAND TRUST BOARD OF DIRECTORS. The New England Trust Board of Directors has unanimously approved the Share Exchange Agreement and unanimously recommends that New England Trust shareholders vote for approval of the Share Exchange Agreement.

    NO RIGHTS OF DISSENTING SHAREHOLDERS. Holders of New England Trust Common Stock who do not vote in favor of approval of the Share Exchange Agreement or who otherwise object to the Share Exchange have no right to demand appraisal of or cash payment for their shares.

    REGULATORY APPROVALS. Consummation of the Share Exchange is contingent upon obtaining the prior approvals of the Share Exchange by the FRB, the Michigan FIB and the Rhode Island Banking Board without any conditions, which, in the reasonable opinion of First of America, or in certain cases of New England Trust, are materially adverse. First of America is preparing to submit or has submitted applications for approval of the Share Exchange to these regulatory agencies. There can be no assurances that such regulatory approvals will be obtained or as to the timing or conditions of any such approval.

    FEDERAL INCOME TAX CONSEQUENCES. The Share Exchange Agreement provides, as a condition to the parties' obligations to consummate the Share Exchange, that the parties shall have received an opinion from counsel to First of America that the Share Exchange will qualify as a tax-free reorganization under the Code and, except with respect to any cash received in lieu of fractional shares, no gain or loss will be recognized by the holder of New England Trust Common Stock upon receipt of shares of First of America Common Stock in exchange for their shares.

    First of America has been advised by letter from its counsel, Howard & Howard Attorneys, P.C. ("Howard & Howard") that in its opinion the Share Exchange would yield the federal income tax consequences described above. Howard & Howard's opinion also states that the Share Exchange would yield the following additional federal income tax consequences.

     No gain or loss will be recognized to New England Trust shareholders who receive First of America Common Stock in exchange for their New England Trust Common Stock. The basis of the First of America Common Stock received by New England Trust shareholders will be the same as the basis of the New England Trust Common Stock surrendered in exchange therefor. The holding period of the First of America Common Stock received by New England Trust shareholders will include the period during which the New England Trust Common Stock surrendered in exchange therefor was held, provided that the New England Trust Common Stock surrendered was held as a capital asset at the time of the exchange. The payment of cash to New England Trust shareholders in lieu of fractional shares of First of America Common Stock will be treated as if the fractional shares were distributed as part of the exchange and redeemed by First of America. Provided that the New England Trust Common Stock surrendered in the exchange was held as a capital asset at the time of the exchange, capital gain or loss will be realized and recognized to such shareholder measured by the difference between the redemption price and the adjusted basis of the First of America Common Stock redeemed.

    Howard & Howard's opinion letter is dated November __, 1994, and is based on facts, laws, regulations, and interpretations as of that date. Therefore, receipt of an additional opinion of Howard & Howard as of a date more proximate to effectiveness of the Share Exchange may be required to satisfy the condition to the parties' obligations to consummate the Share Exchange.

    THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS INCLUDED HEREIN FOR INFORMATIONAL PURPOSES ONLY. THE TAX CONSEQUENCES OF THE SHARE EXCHANGE WILL VARY DEPENDING ON THE CIRCUMSTANCES OF THE INDIVIDUAL SHAREHOLDER. EACH SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE SHARE EXCHANGE, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL TAX LAWS.

    CONDITIONS TO THE SHARE EXCHANGE. The Share Exchange Agreement provides that consummation of the Share Exchange is subject to the satisfaction of certain conditions, or the waiver of such conditions by the party or parties entitled to do so, at or before the effective time. Each of the parties' obligations under the Share Exchange Agreement is subject to the following conditions: (1) the Share Exchange Agreement shall have been approved, confirmed and ratified by the affirmative vote of the shareholders of New England Trust; (2) the Share Exchange shall have received all required regulatory approvals without any conditions which in the reasonable opinion of First of America or New England Trust are materially adverse and such approvals shall not have been withdrawn or stayed (see "The Share Exchange - Regulatory Approvals"); (3) an opinion shall have been delivered by counsel to First of America in form and substance reasonably satisfactory to First of America and New England Trust as to the tax consequences of the Share Exchange (see "The Share Exchange - Federal Income Tax Consequences"); (4) the Registration Statement shall have become effective and no stop-order proceedings with respect thereto shall be pending or threatened; (5) First of America shall have obtained all material blue sky permits, authorizations, consents or approvals required for the issuance of First of America Common Stock in the Share Exchange; (6) all actions, consents or approvals, governmental or otherwise, which are, or in the opinion of counsel for First of America may be, necessary to permit or enable it to consummate the Share Exchange and to continue the business of New England Trust shall have been obtained without any conditions which in the reasonable opinion of First of America are materially adverse and shall not have been withdrawn or stayed; (7) consummation of the transactions contemplated by the Share Exchange Agreement shall not violate any order, decree or judgment of any court or governmental body having jurisdiction; and
(8) any consents or approvals required to be secured by a party or otherwise reasonably necessary to consummate the transactions contemplated by the Share Exchange Agreement shall have been obtained and shall be satisfactory to First of America.

    In addition to the foregoing conditions, the obligations of New England Trust under the Share Exchange Agreement are conditioned upon the following:
(1) First of America shall have in all material respects complied with its obligations under the Share Exchange Agreement at or prior to the effective time and the representations and warranties made by First of America in the Share Exchange Agreement shall be true and correct in all material respects at the effective time (except for those which specifically relate to another time or times, which shall be true and correct at such time or times, and for changes permitted by the Share Exchange Agreement); (2) all documentation relating to the Share Exchange shall be reasonably satisfactory to counsel to New England Trust; (3) counsel to First of America shall have delivered an opinion to New England Trust with respect to certain matters; (4) First of America shall have delivered to New England Trust a certificate signed by certain officers, dated the effective date, certifying to his or her respective knowledge or belief that First of America has met and fully complied with all conditions necessary to make the Share Exchange Agreement effective as to First of America; (5) there shall have been no material adverse change in the consolidated capitalization, business, properties or financial condition of First of America from the date of the Share Exchange Agreement to the effective time; (6) any consents or approvals required to be secured by a party pursuant to the terms of the Share Exchange Agreement shall have been obtained and shall be satisfactory to New England Trust; (7) no action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the Share Exchange or the validity or propriety of the transactions contemplated by the Share Exchange Agreement; and (8) First of America shall have taken all action reasonably capable of completion to permit the shares of First of America Common Stock to be issued in the Share Exchange to be approved for listing on the NYSE and nothing shall have come to the attention of First of America, New England Trust, or its shareholders to cause any of them to reasonably believe that such listing will not occur.

    In addition to the foregoing conditions, the obligations of First of America under the Share Exchange Agreement are conditioned upon the following:
(1) New England Trust and its shareholders shall have in all material respects complied with their obligations under the Share Exchange Agreement at or prior to the effective time and the representations and warranties made by New England Trust in the Share Exchange Agreement shall be true and correct in all material respects at the effective time (except for those which specifically relate to another time or times, which shall be true and correct at such time or times, and for changes permitted by the Share Exchange Agreement); (2) all documentation relating to the Share Exchange shall be reasonably satisfactory to counsel to First of America; (3) counsel to New England Trust shall have delivered an opinion to First of America with respect to certain matters; (4) New England Trust and its shareholders shall have delivered to First of America a certificate signed by certain officers, dated the effective date, certifying to their respective knowledge or belief that New England Trust and its shareholders have met and fully complied with all conditions necessary to make the Share Exchange Agreement effective as to New England Trust; (5) there shall have been no material adverse change in the consolidated capitalization, business, properties or financial condition of New England Trust from the date of the Share Exchange Agreement to the effective time; and (6) no action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the Share Exchange or the validity or propriety of the transactions contemplated by the Share Exchange Agreement which would make consummation of the Share Exchange inadvisable in the reasonable opinion of First of America.

    BUSINESS OF NEW ENGLAND TRUST PENDING THE SHARE EXCHANGE. The Share Exchange Agreement provides that from the date of the Share Exchange Agreement to effectiveness of the Share Exchange, New England Trust and, to the extent applicable, its shareholders, will: (1) conduct its business in the ordinary course; (2) remain in good standing with all applicable regulatory authorities;
(3) use its best efforts to retain the services of such of its officers and employees that its goodwill and business relationships with customers and others are not materially and adversely affected; (4) maintain insurance covering the performance of their duties by its directors, officers and employees; (5) terminate on or before the closing date a certain agreement dated November 1, 1993 between New England Trust and a corporation owned by certain officers of New England Trust; and (6) consult with First of America prior to acquiring any interest in real property.

    Additional terms of the Share Exchange Agreement provide that from the date of the Share Exchange Agreement to effectiveness of the Share Exchange, subject to certain exceptions for contemplated transactions, New England Trust and, to the extent applicable, its shareholders, will not, among other things, without the prior written consent of First of America: (1) amend its Articles of Incorporation or Bylaws; (2) issue or sell any shares of its capital stock, issue or grant any stock options, warrants, rights, calls or commitments of any character calling for or permitting the issue or sale of its capital stock; (3) pay or declare any cash dividend or other dividend or distribution with respect to New England Trust's capital stock; (4) increase or reduce the number of shares of its capital stock by split-up, reverse split, reclassification, distribution of stock dividends, or change of par or stated value; (5) purchase, permit the conversion of or otherwise acquire or transfer for any consideration any outstanding shares of its capital stock; (6) except as expressly provided in the Share Exchange Agreement, amend or otherwise modify any bonus, pension, profit sharing, retirement or other compensation plan or enter into any contract of employment with any director, officer, employee or agent which is not terminable at will without costs or other liability; (7) incur any obligations or liabilities except in the ordinary course of business;
(8) mortgage, pledge or subject to any material lien, charge, or security interest, any of its shares, assets or property; (9) transfer or lease any of its assets or property except in the ordinary course of business; (10) transfer or grant any rights, under any leases, licenses or agreements, other than in the ordinary course of business; (11) make or grant any general or individual wage or salary increase for directors, officers, employees, or agents except for general salary and wage adjustments now in progress, or as part of the conduct of a normal salary administration program consistent with past practices; (12) make or enter into any contract or agreement or incur any other commitment in excess of $20,000; (13) cancel or compromise any debt or claim, other than in the ordinary course of business, in an aggregate amount which is not materially adverse; (14) enter into any transaction, contract or agreement which would permit the sale of investment or similar products by third parties on New England Trust's premises; (15) invite or initiate or engage in discussions or negotiations for the acquisition of New England Trust or the sale of its shares by or to any person other than First of America or its affiliates; and (16) take any action which constitutes a breach or default of its obligations under the Share Exchange Agreement or which is reasonably likely to delay or jeopardize the receipt of any of the regulatory approvals required thereby or is reasonably likely to preclude the Share Exchange from qualifying for pooling of interests accounting treatment or cause any of the other conditions to fail.

    ABANDONMENT, TERMINATION, MODIFICATION, AMENDMENT AND WAIVER. The Share Exchange Agreement may be terminated and the Share Exchange abandoned before the effectiveness of the Share Exchange as follows: (1) by written agreement among First of America and New England Trust and its shareholders; (2) by First of America or New England Trust and its shareholders if any condition to effectiveness of the Share Exchange is not fulfilled and not waived by the party adversely affected or shall have become impossible to fulfill; (3) by First of America or New England Trust and its shareholders in the event of a material breach by the opposite party of any representation, warranty, covenant, or agreement contained in the Share Exchange Agreement which has not been materially cured within 30 days after written notice has been given to the breaching party; (4) by First of America or New England Trust and its shareholders if the Share Exchange is not consummated on or before April 30, 1995; or (5) by New England Trust and its shareholders in the event that the Average Price is less than $29.375.

    At any time before effectiveness of the Share Exchange (including the time after shareholder approval of the Share Exchange Agreement), the time for performance may be extended and the covenants, agreements, and conditions of the Share Exchange Agreement may be modified, amended, or waived by the appropriate officers or directors of First of America and New England Trust.

    EFFECTIVENESS OF THE SHARE EXCHANGE. No specific effective date for the Share Exchange is provided by the Share Exchange Agreement. If the Share Exchange Agreement is approved by New England Trust shareholders, it is expected that the Share Exchange will be consummated as soon as practicable after the requisite regulatory approvals (see "The Share Exchange--Regulatory Approvals") have been received.

    ACCOUNTING TREATMENT. The parties anticipate accounting for the Share Exchange as a pooling of interests.

    SURRENDER OF STOCK CERTIFICATES. After effectiveness of the Share Exchange, each holder of certificates theretofore representing validly issued and outstanding shares of New England Trust Common Stock will surrender his or her certificates to Norwest Stock Transfer, the exchange agent for such shares, and each holder will be entitled upon surrender to receive a certificate representing the whole number of shares of First of America Common Stock into which his or her shares of New England Trust Common Stock will have been converted and cash (without interest thereon) in lieu of fractional shares of First of America Common Stock. Following effectiveness of the Share Exchange and until surrendered, each outstanding certificate representing New England Trust Common Stock will be deemed for all corporate purposes, other than payment of dividends previously declared and unpaid or uncollected, to evidence ownership of only the right to receive the First of America Common Stock (and cash in lieu of fractional shares) into which shares of New England Trust Common Stock will have been converted in the Share Exchange. Unless and until any such certificate is surrendered, the holder thereof will not have any right to receive First of America Common Stock (and cash in lieu of fractional shares) or any dividends otherwise payable on First of America Common Stock. Following surrender, there will be paid to the record holder of any New England Trust Common Stock the amount of any dividends (without interest thereon) otherwise payable except for failure to surrender.

    RESALE OF THE FIRST OF AMERICA COMMON STOCK. Shares of First of America Common Stock issued to shareholders of New England Trust will be transferable without restriction upon disposition, except shares issued to any person who may be considered an "affiliate" of New England Trust, as defined by the rules and regulations of the Commission under the Securities Act. New England Trust has agreed in the Share Exchange Agreement to furnish at or before the effective date of the Share Exchange an agreement from each such "affiliate" that such person will not make a "distribution" within the meaning of the Commission's Rule 145 of First of America Common Stock received in the Share Exchange and that such stock will be held subject to all applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder. In addition, such agreements will contain prohibitions upon dispositions by affiliates which would prevent the Share Exchange from being accounted for as a pooling of interest. (See "The Share Exchange--Accounting Treatment").

                         DESCRIPTION AND COMPARISON OF
       FIRST OF AMERICA CAPITAL STOCK AND NEW ENGLAND TRUST CAPITAL STOCK

    Each holder of New England Trust Common Stock will, upon consummation of the Share Exchange, become a holder of First of America Common Stock. The rights of holders of First of America Common Stock differ in some respects from the rights of holders of New England Trust Common Stock. These differences are due to differences between the provisions of First of America's Articles of Incorporation and Bylaws and New England Trust's Agreement of Association and Bylaws and differences between the Michigan Act, under which First of America is incorporated, and Titles 19 and 7 of the General Laws of Rhode Island (the "Rhode Island Act"), under which New England Trust is incorporated. The following discussion describes and compares the material differences between the rights of holders of First of America Common Stock and New England Trust Common Stock.

    FIRST OF AMERICA COMMON STOCK. First of America is authorized to issue 100,000,000 shares of First of America Common Stock, par value $10 per share. At September 30, 1994, there were 58,400,656 shares of First of America Common Stock outstanding, held of record by approximately 33,500 persons. As of that date, there were also outstanding options to purchase 946,933 shares of First of America Common Stock, held by officers of First of America and its subsidiaries.

    Subject to the rights of the holders of any First of America Preferred Stock if and when outstanding (as described below), holders of First of America Common Stock are entitled to receive dividends if and when declared by the Board of Directors out of any funds legally available therefor. Subject to the rights of holders of any First of America Preferred Stock if and when outstanding, holders of First of America Common Stock are entitled to receive pro rata upon liquidation, dissolution, or winding up all of the assets of First of America remaining after provision for the payment of creditors. Subject to the rights of holders of any First of America Preferred Stock if and when outstanding to elect additional directors in the case of dividend arrearage, holders of First of America Common Stock are vested with exclusive voting rights, each share being entitled to one vote. Holders of First of America Common Stock have no cumulative voting rights in electing directors. Holders of First of America Common Stock have no preemptive rights to subscribe for any additional shares of capital stock which First of America may issue. First of America Common Stock is neither convertible nor redeemable. All outstanding shares of First of America Common Stock are fully paid and nonassessable and have tandem shareholder rights as described below.

    First of America Common Stock is listed for trading on the NYSE (symbol
FOA). The high, low, and closing sales prices for First of America Common Stock on November __, 1994, were $__.___, $__.___ and $__.___, respectively.
On September 13, 1994, the last full trading day before public announcement of the Share Exchange, the high, low, and closing sales prices were $36.50, $36.25 and $36.375, respectively. The First of America Common Stock issuable upon consummation of the Share Exchange will be listed for trading on the NYSE.

    FIRST OF AMERICA PREFERRED STOCK. First of America is authorized to issue 10,000,000 shares of First of America Preferred Stock, no par value. Shares of First of America Preferred Stock are issuable in series with designation, powers, relative rights and preferences as prescribed by First of America's Board of Directors in the resolution providing for the issuance thereof. There are currently no shares of First of America Preferred Stock outstanding.

    FIRST OF AMERICA SHAREHOLDER RIGHTS PLAN. First of America has reserved 500,000 shares of preferred stock for issuance as Series A Junior Participating Preferred Stock ("Series A Preferred") upon the exercise of certain preferred stock purchase rights (each a "Right") issued to holders of and in tandem with all outstanding shares of the First of America Common Stock. The description and terms of the Rights are set forth in a Rights Agreement ("Rights Agreement"), dated July 18, 1990, between First of America and First of America Bank-Michigan, N.A., as Rights Agent. The Rights Agreement was filed with the Commission as an exhibit to the First of America's Registration Statement dated July 18, 1990 on Form 8-A under the Exchange Act. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is incorporated herein by reference.

    Generally, the Rights Agreement provides as follows. The Rights are not exercisable until a Distribution Date, which occurs ten days after a person or group (an "Acquiring Person") publicly announces acquisition of or commences a tender offer which may result in the acquisition of beneficial ownership of 10 percent or more of the outstanding shares of First of America Common Stock (a "Stock Acquisition Date"). If, following a Stock Acquisition Date, First of America is merged with or engages in a business combination transaction with the Acquiring Person or the Acquiring Person increases its beneficial ownership of First of America Common Stock by more than one percent or engages in self dealing, then holders of Rights, other than the Acquiring Person, will receive upon exercise of each Right, common stock of First of America or of the entity surviving the merger or business combination or other consideration with a value of two times the exercise price of the Right.

    First of America may, at its option, at any time after a Stock Acquisition Date and before an Acquiring Person becomes the beneficial owner of more than 50 percent of the outstanding shares of First of America Common Stock, elect to exchange all outstanding Rights for shares of First of America Common Stock at an exchange ratio of one share of First of America Common Stock per Right, subject to adjustment to prevent dilution. At any time until 20 days following the Stock Acquisition Date, First of America may redeem the Rights in whole, but not in part, at a price of $.01 per Right. Until a Right is exercised, the holder thereof, as such, will have no right as a shareholder of First of America, including, without limitation, the right to vote or to receive dividends. Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by First of America's Board of Directors prior to the Distribution Date.

    Each share of Series A Preferred shall be entitled to 100 votes on all matters submitted to a vote of the shareholders of First of America. Additionally, in the event First of America fails to pay dividends on the Series A Preferred for four full quarters, holders of the Series A Preferred have certain rights to elect additional directors of First of America. Except as described above, holders of the Series A Preferred have no preemptive rights to subscribe for additional securities which First of America may issue. The Series A Preferred will not be redeemable. Each share of Series A Preferred will, subject to the rights of any First of America Preferred Stock ranking senior to the Series A Preferred, if any, be entitled to preferential quarterly dividends equal to the greater of $10.00, or subject to certain adjustments, 100 times the dividend declared per share of First of America Common Stock. Upon liquidation of First of America, holders of Series A Preferred will, subject to the rights of senior securities, be entitled to a preferential liquidation payment equal to $95.00 per share, plus accrued and unpaid dividends. In the event of any merger, consolidation or other transaction in which shares of First of America Common Stock are exchanged, each share of Series A Preferred will, subject to the rights of senior securities, be entitled to receive 100 times the amount received per share of First of America Common Stock. The rights of the Series A Preferred are protected by customary antidilution provisions.

    The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire First of America without conditioning the offer on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by First of America's Board of Directors since the Board of Directors may, at its option, at any time until 20 days following the Stock Acquisition Date, redeem all but not less than all of the then outstanding Rights at the redemption price.

    NEW ENGLAND TRUST COMMON STOCK. New England Trust is authorized to issue 1,000 shares of New England Trust Common Stock, $75.00 par value. At September 30, 1994, there were 684.2 shares of New England Trust Common Stock outstanding, held of record by three holders.

    Holders of New England Trust Common Stock are entitled to receive dividends when, as, and if declared by the New England Trust Board of Directors out of any funds legally available therefor. In the event of liquidation, holders of New England Trust Common Stock are entitled, after payment of the claims of creditors, to receive pro rata the net assets of New England Trust. Holders of New England Trust Common Stock are vested with all voting power of New England Trust and are entitled to one vote for each share held. New England Trust's shareholders do not have cumulative voting rights with respect to the election of directors. Holders of New England Trust Common Stock do not have any preemptive rights to subscribe for additional shares of capital stock of New England Trust. New England Trust Common Stock is neither convertible nor redeemable. All outstanding shares of New England Trust Common Stock are fully paid and nonassessable.

                      COMPARISON OF CERTAIN PROVISIONS OF
          FIRST OF AMERICA'S ARTICLES OF INCORPORATION AND BYLAWS AND
            NEW ENGLAND TRUST'S AGREEMENT OF ASSOCIATION AND BYLAWS

    The following discussion describes provisions of First of America's Articles of Incorporation and Bylaws and New England Trust's Agreement of Association and Bylaws relating to the topics indicated by the captions and then compares the provisions. The discussion is intended to show the similarities and differences in the rights of holders of First of America Common Stock and New England Trust Common Stock and illustrate the effect of the Share Exchange on New England Trust shareholders who become First of America shareholders.

BOARD OF DIRECTORS.

    FIRST OF AMERICA.   The Articles of Incorporation of First of America
("First of America's Articles") provide that directors of First of America are divided into three classes, and at each annual meeting of shareholders, one class is elected for a three year term. Under First of America's Articles, the number of directors is fixed from time to time by resolution adopted by a number of directors constituting not less than 80 percent of First of America's full Board of Directors. Subject to the rights of holders of any particular class or series of equity securities of First of America, any newly-created directorship resulting from an increase in the total number of authorized directors may be filled by an 80 percent vote of the directors then in office, or by a sole remaining director, or by a majority vote of the shareholders. Any vacancy resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by an 80 percent vote of the directors then in office, or by a sole remaining director. Any director elected to fill any newly created directorship or vacancy shall serve for the remainder of the full term of the class to which such director has been elected. First of America's Articles provide that directors may be removed only for cause and only by the affirmative vote of holders of not less than 66-2/3 percent of the outstanding shares of capital stock of First of America entitled to vote generally in the election of directors ("Voting Stock"). First of America's Bylaws provide that nomination of directors by shareholders may be made only in person or by proxy at a meeting at which the nominating shareholder is entitled to vote, and only if written notice of such shareholder's intent to make such nomination has been received by First of America at least 30 days but not more than 90 days before the anniversary date of the record date for determination of shareholders entitled to vote at the immediately preceding annual meeting of shareholders. The notice must contain certain information as specified in First of America's Bylaws. First of America's Bylaws set forth certain qualifications for any nominee to be eligible to be elected or to serve on its Board of Directors. These qualifications include the requirement that the nominee have a history of conducting his or her own personal and business affairs in a safe and sound manner, in a safe and sound condition, and in accordance with applicable laws and regulations, and without substantial conflicts of interest. First of America's Bylaws require that all nominees complete a qualification, eligibility and disclosure questionnaire in the form approved by First of America's Board of Directors. First of America's Bylaws also set forth procedures pursuant to which the Directors Nominating and Management Succession Committee of the Board of Directors shall determine whether nominees are eligible to serve as directors pursuant to the qualifications set forth in the Bylaws.

    NEW ENGLAND TRUST. New England Trust's Bylaws provide that a director may be removed from the Board of Directors with or without cause pursuant to the affirmative vote of the holders of 85 percent of the shares issued and outstanding. New England Trust's Bylaws provide that the Board of Directors shall be composed of such number as initially fixed at the first meeting of incorporation and may, from time to time, be increased or decreased by action of the shareholders except that there shall never be fewer Directors than the number of shareholders. Currently, there are three directors on the New England Trust Board of Directors. New England Trust's Bylaws provide further that a director need not be a resident of the State of Rhode Island or a shareholder of New England Trust.

    COMPARISON. The First of America and New England Trust provisions regarding removal of directors are similiar. The First of America provisions could have the effect of making removal of incumbent management difficult, and, therefore, may discourage accumulation of a substantial block of First of America Common Stock by a shareholder and discourage assumption of control by such a shareholder.

ACTION BY SHAREHOLDERS.

    FIRST OF AMERICA. First of America's Articles do not contain a written consent provision. As a result, First of America shareholders may not act by written consent without a shareholder meeting unless the written consent of all shareholders is obtained. Special meetings called by shareholders may be called only by holders of not less than 66-2/3 percent of the Voting Stock, and such meetings require 30 days prior notice stating all purposes of the meeting. First of America's Bylaws provide that only such business as set forth in a notice of a special meeting of shareholders shall be conducted at the meeting. First of America's Bylaws set forth procedures for shareholders to give notice of matters proposed to be brought before the annual meeting of shareholders. These procedures require that the shareholder's notice be received by First of America's Secretary at least 30 but not more than 90 days before the anniversary of the record date for determination of shareholders entitled to vote at the immediately preceding annual meeting of shareholders. The notice must include information about the business desired to be brought before the annual meeting, and any material interest of the shareholder therein, and the shareholder's beneficial ownership of First of America's securities.

    NEW ENGLAND TRUST. New England Trust's Bylaws contain a shareholder written consent provision which provides that an action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, and without a vote, if all of the shareholders entitled to vote thereon consent thereto in writing. Pursuant to New England Trust's Bylaws, special meetings of the shareholders shall be held when directed by the President, the Secretary, the Board of Directors, or when requested in writing by the holders of not less than 10 percent of all the shares entitled to vote at the meeting.

    COMPARISON. First of America's Articles, by their silence, permit action by shareholders by unanimous written consent without a meeting. New England Trust's Bylaws also permit action by unanimous written consent. First of America's Articles make calling special shareholder meetings more difficult than do New England Trust's Bylaws. Additionally, First of America's Bylaws set forth procedures for shareholders to bring matters before the annual meeting. The First of America provisions may have the effect of assisting incumbent management in retaining their positions and discouraging business combination transactions, such as a merger, which management does not first approve.

SUPERMAJORITY APPROVAL OF CERTAIN TRANSACTIONS.

    FIRST OF AMERICA. Under First of America's Articles, except where a greater vote is required by the Fair Price Act (as defined below, see "Comparison of The Michigan Business Corporation Act and The Rhode Island Financial Institutions and Business Corporation Act--Transactions with Interested Shareholders"), the affirmative vote of 66-2/3 percent of the Voting Stock and a majority of the Voting Stock not held by the beneficial owner of 10 percent or more of the Voting Stock of First of America (an "Interested Shareholder") is required to approve certain business combination transactions with an Interested Shareholder not approved by First of America's Board of Directors, unless the price per share to be received by all shareholders is at least equal to the price paid for shares of Voting Stock purchased by the Interested Shareholder within the preceding two years. The Articles also provide that any merger with another corporation other than a subsidiary, sale or disposition of substantially all assets, or liquidation or dissolution requires the affirmative vote of at least 66-2/3 percent of the Voting Stock, unless it is approved by a majority of the First of America's Directors, other than those affiliated with the other party to the transaction.

    NEW ENGLAND TRUST. Under New England Trust's Agreement of Association, any action to be taken by the shareholders of New England Trust requires the affirmative approval of the holders of 85 percent of the outstanding New England Trust Common Stock.

    COMPARISON. First of America's Articles and New England Trust's Agreement of Association both contain supermajority voting provisions. First of America's Articles discourage business combination transactions, such as a merger, between First of America and a holder of a substantial block of Voting Stock, unless management approves the transaction. Thus, the First of America provisions may have the effect of giving a minority shareholder or group of shareholders, including management, the ability to defeat a transaction which may be desired by or viewed as beneficial to other shareholders.

AMENDMENT OR REPEAL OF CERTAIN PROVISIONS.

    FIRST OF AMERICA. The provisions of First of America's Articles described herein may be amended or repealed only by the affirmative vote of at least 66-2/3 percent of the Voting Stock. The provisions of First of America's Bylaws described above and certain other by-law provisions may be amended or repealed only by the affirmative vote of at least 66-2/3 percent of the Voting Stock or 80 percent of First of America's full Board of Directors.

    NEW ENGLAND TRUST. The provisions of New England Trust's Agreement of Association may be amended or repealed only by the affirmative vote of at least 85 percent of the issued and outstanding capital stock of New England Trust. New England Trust's Bylaws may be added to, amended, or repealed by either the shareholders or the Board of Directors, but any amendment made by the Board of Directors may be changed by the shareholders.

    COMPARISON. New England Trust's Agreement of Association and Bylaws are, with respect to provisions discussed in this section, more difficult to amend than First of America's Articles and Bylaws.

OTHER PROVISIONS.

    FIRST OF AMERICA. First of America's Articles provide that when the Board of Directors is evaluating a tender or exchange offer of another person, an offer to merge, or to purchase all the assets of First of America, it shall consider all relevant factors including the social and economic effects on employees, customers, suppliers, and other constituencies and on the communities in which First of America operates or is located. This provision of First of America's Articles may allow First of America's Board of Directors to use the factors stated as a basis for rejecting an offer that, judged strictly on its financial terms, may be desirable by First of America shareholders.

    NEW ENGLAND TRUST. New England Trust does not have a similar provision in its Agreement of Association or Bylaws.

EFFECTS OF FIRST OF AMERICA PROVISIONS.

    First of America's Articles and Bylaws generally contain provisions that may have the effect of discouraging, delaying, deterring or preventing a change in control of First of America, through a business combination transaction or otherwise. These provisions may also have the effect of making First of America's incumbent management more difficult to remove and may discourage accumulation of significant blocks of First of America Common Stock. However, First of America's intent in implementing the provisions described above was not to discourage proposals involving a change in control of First of America, but to encourage the makers of such proposals to negotiate with First of America's management and Board of Directors so that they can act in the best interest of shareholders.

              COMPARISON OF THE MICHIGAN BUSINESS CORPORATION ACT
                  AND THE RHODE ISLAND FINANCIAL INSTITUTIONS
                          AND BUSINESS CORPORATION ACT

    If the Share Exchange is consummated, New England Trust shareholders will become shareholders of First of America. First of America is a Michigan corporation incorporated under the Michigan Act. New England Trust is a Rhode Island corporation incorporated under the Rhode Island Act. The following discussion summarizes material differences between the Michigan Act and the Rhode Island Act with respect to rights of shareholders.

RIGHTS OF DISSENTING SHAREHOLDERS.

    In both Michigan and Rhode Island, a shareholder who does not vote in favor of certain corporate actions has the right to receive cash in exchange for such shareholder's stock. This right is known as the "right to dissent."

    MICHIGAN ACT. The Michigan Act recognizes rights to dissent in connection with certain amendments to the articles of incorporation, mergers, consolidation and sales or other dispositions of all or substantially all of the assets of a corporation. Under the Michigan Act, rights to dissent from a corporate action are not available as to shares listed on a national securities exchange (such as First of America Common Stock) or held of record by not less than 2,000 persons on the record date fixed to determine the shareholders entitled to vote on the corporate action. Further, rights to dissent are not available in connection with corporate actions pursuant to which shareholders receive cash or shares of stock, which shares of stock to be received are listed on a national securities exchange or are held of record by not less than 2,000 persons on the record date fixed to determine the shareholders entitled to vote on the merger or consolidation.

    RHODE ISLAND ACT. The Rhode Island Act recognizes rights to dissent in connection with mergers, consolidation and sale or exchange of all or substantially all of the assets of a corporation. Dissenters rights are not available in connection with share exchanges. Under the Rhode Island Act, unless the articles of incorporation provide otherwise, the right to dissent from a corporate action is not available as to shares listed on a national securities exchange, shares included as national market securities in the National Association of Securities Dealers Automated Quotations Systems, or shares held of record by not less than 2,000 persons on the record date fixed to determine the shareholders entitled to vote on the corporate action. Under the Rhode Island Act, a shareholder may not dissent as to less than all of the shares registered in his or her name. New England Trust's shareholders do not have dissenters rights with respect to the Share Exchange. See "The Share Exchange--No Rights of Dissenting Shareholders."

SUPERMAJORITY VOTING PROVISIONS.

    MICHIGAN ACT. Under the Michigan Act, supermajority voting provisions (which require a greater-than-majority vote in order to take certain actions) may be included in a corporation's articles of incorporation. Adding a supermajority voting provision to the articles of incorporation requires a majority vote of approval by shareholders. Changing or eliminating a supermajority voting provision, however, requires the same supermajority shareholder approval as contained in the provision being changed or eliminated.

    RHODE ISLAND ACT. Under the Rhode Island Act, supermajority voting provisions (which require a vote greater than that required by statute in order to take certain actions) may be included in a corporation's certificate of
incorporation.   Adding, changing or eliminating a supermajority voting
provision requires the same supermajority shareholder approval as contained in the provision being added, changed or eliminated.

ACTION WITHOUT A MEETING.

    MICHIGAN ACT. Under the Michigan Act, a corporation's articles of incorporation may provide that shareholders may take action without a meeting and without a vote if consent in writing to the action taken is given by holders of at least the minimum number of shares that would be required to vote for approval of such action at a meeting. If a corporation's articles do not contain a provision such as that described above, then unanimous consent by holders of all shares that would be entitled to vote on the action at a meeting is required to take action without a meeting and a vote.

    RHODE ISLAND ACT. The Rhode Island Act contains provisions which are very similar to those contained in the Michigan Act. However, under the Rhode Island Act certain specified transactions (i.e. those involving business combinations) may not be approved without either the unanimous written consent of the shareholders or a meeting of the shareholders entitled to vote thereon.

TRANSACTIONS WITH INTERESTED SHAREHOLDERS.

    MICHIGAN ACT. The Fair Price Act, which is a part of the Michigan Act, provides that a supermajority of 90 percent of the shareholders and no less than two-thirds of the votes of noninterested shareholders must approve a "business combination." The Fair Price Act defines a "business combination" to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of securities involving an "interested shareholder" or certain of its "affiliates." An "interested shareholder" is generally defined as any person who owns 10 percent or more of the outstanding voting shares of the corporation. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with, a specified person.

    The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others, that (1) the purchase price to be paid for the shares of the corporation is at least equal to the highest of either (a) the market value of the shares or (b) the highest per share price paid by the interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; and (2) once becoming an interested shareholder, the person does not become the beneficial owner of any additional shares of the corporation except as part of the transaction which resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

    The requirements of the Fair Price Act do not apply to a business combination with the interested shareholder that the board of directors has approved or exempted from the requirements of the Fair Price Act by resolution at any time prior to the time that the interested shareholder first became an interested shareholder.

    RHODE ISLAND ACT. The Rhode Island Act contains provisions which are similar to those of the Michigan Act with respect to transactions with interested shareholders. These provisions do not currently apply to New England Trust because New England Trust does not have shares registered with the Commission pursuant to Section 12 of the Exchange Act.

CONTROL SHARE ACQUISITIONS.

    MICHIGAN ACT. Under the Shareholder Equity Act, which is a part of the Michigan Act, "Control Shares" of an "issuing public company" purchased by a shareholder or group of shareholders may be voted only to the extent approved
(1) by a majority of the outstanding voting shares and (2) a majority of the outstanding voting shares excluding shares held by the acquiring person or group and shares held by officers and employees/directors of the issuing public company. "Control Shares'' are shares that, when added to other shares owned by the person or group, would entitle such person or group to exercise voting power of an issuing public company in the election of directors within any of the following ranges of voting power: (1) one-fifth or more but less than one-third of all voting power; (2) one-third or more but less than a majority of all voting power; or (3) a majority of all voting power. An "issuing public company" is one that has (1) 100 or more shareholders of record, (2) its principal place of business, its principal office or substantial assets in Michigan and (3) either (a) more than 10 percent of its shareholders of record reside in Michigan, (b) more than 10 percent of its shares owned of record by Michigan residents or (c) 10,000 shareholders of record residing in Michigan.

    The Board of Directors of First of America has amended its Bylaws to provide, as authorized by the Shareholder Equity Act, that Control Shares held by a Control Shares acquiror who has not filed an acquiring person statement with First of America are subject to redemption and that Control Shares which have not been accorded full voting rights after a vote, as provided in the Act, are subject to redemption. The redemption price is the highest price per share which the Control Share acquiror has paid for the Control Shares.

    RHODE ISLAND ACT. The Rhode Island Act does not contain any provisions similar to those contained in the Michigan Act with respect to control share acquisitions other than as discussed above under "Transactions With Interested Shareholders."


                       INFORMATION ABOUT FIRST OF AMERICA

    GENERAL. First of America is a corporation organized under the Michigan Act, a bank holding company registered under the Bank Holding Company Act and a savings and loan holding company registered under HOLA. Its principal activity consists of owning and supervising 20 affiliate financial institutions which operate general commercial banking businesses from 622 offices and facilities located in Michigan, Florida, and Indiana. First of America owns eight banks located in Michigan with combined assets of $13.7 billion at September 30, 1994. First of America owns nine banks located in Illinois with combined assets of $7.7 billion at September 30, 1994. First of America also owns two banks in Indiana with combined assets of $1.5 billion at September 30, 1994.
In Florida, First of America owns one savings and loan association with assets of $528 million at September 30, 1994. First of America also has divisions and non-banking subsidiaries which provide mortgage, trust, data processing, pension consulting, discount securities brokerage, revolving credit and investment advisory services. At September 30, 1994, First of America had consolidated assets of $23.6 billion, deposits of $19.6 billion, and shareholders' equity of $1.5 billion.

    First of America is frequently in the process of examining potential acquisitions or merger candidates. Several potential acquisitions or mergers are often at different stages of development and negotiation at any one time. No assurance can be given that First of America will or will not consummate any such acquisitions or mergers.

    First of America was incorporated in 1971 by its lead bank, First of America Bank-Michigan, N.A., Kalamazoo, Michigan, which was established in 1863. It became a bank holding company in 1972 in a transaction in which First of America Bank-Michigan, N.A. and two other banks became wholly owned affiliates. First of America became a savings and loan holding company on July 31, 1990, through the acquisition of a federally chartered stock savings association which has since been merged with one of First of America's affiliate commercial banks.

    As the parent company, First of America provides certain management functions to its affiliate financial institutions relating to loan policies and procedures, profit planning and accounting, external and internal audit, legal advice and compliance with government regulations, and general coordination of investment, trust, and human resources administration, data processing, and product development activities.

    First of America's affiliate financial institutions offer a broad range of lending, depository, and related financial services to individual, commercial, industrial, financial, and governmental customers, including demand, savings, and time deposits, secured and unsecured loans, lease financing, letters of credit, money transfers, corporate and personal trust services, cash management, and other financial services.

    RECENT DEVELOPMENTS. First of America is pursuing the consolidation of its 20 affiliate financial institutions into four state-wide financial institutions located in Michigan, Illinois, Indiana and Florida by year-end 1994. The consolidation is being undertaken in order to enhance operating efficiencies and to better serve First of America customers.

    On October 1, 1994, First of America acquired First Park Ridge Corporation, a three-bank holding company with $320 million in assets based in Park Ridge, Illinois. The acquisition, accounted for as a purchase, was effected with the issuance of 2,199,733 shares of First of America Common Stock. Subsequently, First Park Ridge Corporation's three banks were merged into First of America Bank - Northeast Illinois, N.A..

    INCORPORATION OF CERTAIN INFORMATION BY REFERENCE. Additional information about First of America, including certain financial information, information about voting securities of First of America and principal holders thereof, and information about directors and executive officers of First of America, is included in the documents filed by First of America with the Commission and the NYSE under the Exchange Act and incorporated herein by reference. See "Incorporation of Certain Documents by Reference."


                      INFORMATION ABOUT NEW ENGLAND TRUST

    GENERAL. New England Trust was incorporated under Rhode Island law in 1975 as a trust company without authority to accept deposits or to make loans. New England Trust's only offices are at 144 Westminster Street, Providence, Rhode Island (401-751-4600).

    New England Trust's principal source of revenues is investment fees based on market values of clients' assets under management. As of December 31, 1993, New England Trust administered approximately $525 million of fiduciary assets in approximately 867 accounts. These fiduciary assets are almost entirely in the form of liquid or publicly traded securities with readily ascertainable market values.

    Ernest R. Famiglietti and Devon Deyhle were among the original officers and directors, and in 1988 became the sole shareholders of New England Trust. Ruth
K. Mullen joined New England Trust in 1981 and became a shareholder in 1990. Messrs. Famiglietti and Deyhle and Ms. Mullen now constitute all of the shareholders, directors and executive officers of New England Trust.

    TRUST ACTIVITIES. New England Trust's business may be categorized into two general areas. In the personal trust area, New England Trust serves as an investment agent, executor, trustee, conservator or custodian. In the employee benefit trust area, New England Trust provides trustee, investment advisory, agency, custody and benefit distribution services to plans covered by ERISA and plans that are not covered by ERISA, primarily individual retirement accounts that have been "rolled over" from other employee benefit plans. The breakdown of New England Trust's business as of December 31, 1993 is shown in the following table:


                                                                Employee Benefit Trust
                                               Personal         -----------------------------
(000's omitted)                 Total           Trust          ERISA          Non-ERISA
                             ------------   ------------    ------------     ------------
Fiduciary Assets                $525,185        119,477         348,984            56,760
1993 Revenues                      3,150            978           2,039               332

    New England Trust's ten largest client relationships accounted for approximately 59 percent of assets under management as of December 31, 1993, and 42 percent of revenues for the year then ended.

    The largest single client relationship, which includes several employee benefit plans, accounted for 16 percent of assets under management and 13 percent of revenues for the year then ended. As of December 31, 1993, approximately 67 percent of the assets under New England Trust's management was for clients in Rhode Island, 8 percent for clients in other New England states, 7 percent for clients in Florida and 16 percent for clients elsewhere in the United States.

    COMPETITION. New England Trust faces intense competition from institutions and organizations in Rhode Island and throughout the United States. New England Trust's services overlap and compete with services offered by banks, investment advisors, mutual funds, brokerage firms and insurance companies.

    PERSONNEL. As of December 31, 1993, New England Trust had 22 full-time employees, including six account managers, and one part-time employee. The employees are not represented by a collective bargaining unit, and New England Trust considers its relationship with its employees to be good.

    LEGAL PROCEEDINGS. New England Trust is not a party to any legal proceedings other than a single case which, in the opinion of management, is not expected to have a material adverse effect on the results of New England Trust operations.

    PROPERTIES. New England Trust's offices in downtown Providence, Rhode Island are leased through December 31, 1995.

    FINANCIAL SUMMARY. The following table summarizes certain financial information concerning the financial condition of New England Trust at December 31, 1993 and 1992 and September 30, 1994 and 1993, and the results of its operations for the years or nine months then ended:

                                                                Year ended December 31,         Nine Months Ended Sept. 30,
                                                               ------------------------        -----------------------------
                          (000's omitted)                        1993           1992                1994             1993
                                                               ----------   -----------        --------------     ----------
                          Net revenues                          $3,061         2,803                2,396            2,170

                          Income(loss) from operations             (50)           (8)                  14             (107)

                          Other income                              97           137                   47               44

                          Net income                                41           102                   43              (63)

                          Total assets                           1,620         1,599                1,616            1,817

                          Dividends                                --            --                   --               --

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS. Revenues of New England Trust increased by 9 percent from 1992 to 1993 and by 10 percent for the nine months ended September 30, 1994 over the same period in 1993. These increases were the result primarily of new employee benefit plan accounts and additions to existing accounts.

    New England Trust's revenues are comprised primarily of investment fees based on the market value of assets under management. Accordingly, downward fluctuations in market values generally will have a direct adverse effect on New England Trust's revenues. Revenues may also be adversely affected by individual clients' removing their accounts by reason of dissatisfaction with investment performance. Management attributes New England Trust's historically low customer attrition in large part to consistent investment management performance.

    Net Income declined from $102,000 in 1992 to $41,000 in 1993. This decrease is the result of increased Losses from Operations and decreased Other Income.

    Losses from Operations increased to $50,000 in 1993 from $7,600 in 1992. These losses reflect increased costs of operations, principally in the form of performance-related compensation to executive officers. These costs of operation are projected to be decreased following the Share Exchange.

    Other Income, which reflects New England Trust's investment returns and losses on its own assets, decreased to $97,000 in 1993 from $137,000 in 1992.

    Although New England Trust experienced a net loss of $63,000 for the nine months ended September 30, 1993, that loss was primarily attributable to performance-related executive compensation. The net income of $43,000 for the first nine months of 1994 resulted from a revenue increase of $204,000 over the same period in 1993, while operating costs increased by only $103,000 and Other Income increased by $3,000.

    New England Trust has always financed its operations from its own revenues and has not used long or short-term borrowing. Its total assets of approximately $1.6 million are comprised of liquid and marketable securities, and management does not foresee any requirement for increased liquidity or capital.

    Aside from general uncertainties relating to the securities markets generally, New England Trust's operations are directly challenged on a daily basis by increased competition from several quarters, including banks, mutual funds, investment managers and, to a lesser extent, insurance companies, all of which are vying to manage personal and employee benefit plan investment accounts. Aside from imposing continuing performance standards, this competition requires the participant in this market to offer a greater variety of investment products and approaches and to implement newer technologies than New England Trust has been able, by reason of its relatively small size, to offer or implement in the past. Management has determined that New England Trust's continued growth would best be facilitated by the support and resources that First of America would bring following the Share Exchange.


              REGULATION OF FIRST OF AMERICA AND NEW ENGLAND TRUST

    Various federal and state banking laws and regulations affect the businesses of First of America and its affiliate financial institutions and New England Trust. First of America and its affiliate financial institutions are subject to supervision, regulation and periodic examination by various federal and state financial institution regulatory agencies, including the FRB, the OCC, the FDIC, the OTS, the Michigan FIB, the Indiana Department of Financial Institutions (the "Indiana DFI") and the Commissioner of Banks and Trust Companies of the State of Illinois (the "Illinois Commissioner"). New England Trust is subject to supervision, regulation, and periodic examination by the Banking Division of the Rhode Island Department of Business Regulation ("RIDBR") and by the Rhode Island Banking Board.

    The following is a summary of certain statutes and regulations affecting First of America, its affiliate financial institutions, and New England Trust. This summary is qualified in its entirety by such statutes and regulations, which are subject to change based on pending and future legislation and action by regulatory agencies.

    BANK HOLDING COMPANIES. First of America is a bank holding company under the Bank Holding Company Act and as such is subject to regulation by the FRB. A bank holding company is required to file with the FRB annual reports and other information regarding its business operations and those of its subsidiaries. A bank holding company and its subsidiary banks are also subject to examination by the FRB. The non-banking activities of a bank holding company and its subsidiaries are limited to certain activities specified in the Bank Holding Company Act and such other activities as the FRB, by regulation or order, determines to be closely related, and a proper incident, to the business of banking. The FRB has determined that owning, controlling or operating a savings association is a permissible activity for bank holding companies if the savings association engages only in activities that are permissible for bank holding companies. Prior FRB approval may be required for a bank holding company to acquire new subsidiaries, including savings associations, or commence new lines of business.

    The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the FRB before acquiring substantially all the assets of any bank or bank holding company or ownership or control of any voting shares of any bank or bank holding company, if, after such acquisition, it would own or control, directly or indirectly, more than five percent of the voting shares of such bank or bank holding company. Bank holding companies are also prohibited from acquiring shares of any bank located outside the state in which the operations of the bank holding company's banking subsidiaries are principally conducted unless such an acquisition is specifically authorized by statute of the state of the bank whose shares are to be acquired.

    Under a Michigan statute applicable to First of America, a Michigan bank holding company may acquire a bank located in any state in the United States if the laws of the other state permit ownership of banks located in that state by a Michigan bank holding company. Under the same Michigan statute, a Michigan bank or bank holding company may be acquired by a bank holding company located in any state in the United States subject to approval of the Michigan FIB and the existence of a reciprocal law in such other state.

    SAVINGS AND LOAN HOLDING COMPANIES. First of America is a savings and loan holding company and is subject to the jurisdiction of the OTS with regard to certain matters. Among other things, a savings and loan holding company is required to: (1) file and cause all of its subsidiaries which are not savings associations to file such periodic reports as may be required by the OTS; (2) maintain books and records as prescribed by the OTS; and (3) be subject to
examination by the OTS.    Multiple savings and loan holding companies, which
own or control more
than one savings association, generally are subject to extensive limitations on the types of business activities in which they can engage. The HOLA limits the activities of multiple savings and loan holding companies primarily to activities permissible for bank holding companies under the BHC Act and activities authorized by OTS regulations. In addition, a savings and loan holding company that is also a bank holding company (such as First of America) may engage only in those activities that are permissible for a bank holding company, and may, in certain circumstances, be required to obtain approval from the OTS, as well as the FRB, prior to acquiring new subsidiaries or commencing new business activities.

    Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), the OTS is granted broad power to impose restrictions on savings and loan holding company activities if the OTS Director determines there is reasonable cause to believe that the continuation by the holding company of any activity constitutes a serious risk to the financial safety, soundness or stability of a subsidiary savings association. The restrictions, issued in the form of a directive, may limit: (1) the payment of dividends by the savings association to the holding company; (2) transactions between the savings association, the holding company, and the subsidiaries or affiliates of either; and (3) any activities of the savings association that might create a serious risk that the liabilities of the holding company or its other affiliates may be imposed on the savings association.

    Finally, a savings and loan holding company must obtain prior written approval from the OTS before acquiring substantially all the assets of any savings association or savings and loan holding company or any ownership or control of any voting shares of any savings association or savings and loan holding company if, after such acquisition, it would own or control, directly or indirectly, more than five percent of the voting shares of such savings association or savings and loan holding company. Savings and loan holding companies also are prohibited from controlling savings associations in more than one state unless such acquisition is specifically authorized by federal law as an emergency acquisition or by statute of the state of the savings association whose shares are to be acquired.

        BANKS. Fourteen of First of America's affiliate banks are national banking associations and as such are subject to regulation and supervision and regular examination by the OCC. Four of First of America's affiliate banks are Michigan state banks and are subject to regulation and supervision and regular examination by the Michigan FIB. One of First of America's affiliate banks is an Indiana state bank and is subject to regulation and regular examination by the Indiana DFI. Five of First of America's affiliate state banks are members of the Federal Reserve System, and as such are subject to the applicable provisions of the Federal Reserve Act and regulations thereunder and to supervision, regulation and regular examination by the FRB. One of First of America's affiliate state banks is not a member of the Federal Reserve System and is subject to regulation, supervision and regular examination by the FDIC. Deposits held by affiliate banks of First of America are insured, to the extent permitted by law, by the Bank Insurance Fund ("BIF") administered by the FDIC or by the Savings Association Insurance Fund ("SAIF") administered by the FDIC.

    Federal law and the laws of Michigan, Indiana, and Illinois govern, among other things, the scope of a bank's business, the investments a bank may make, the loans a bank may make, transactions with affiliates, and a bank's activities with respect to mergers and establishing branches.

    SAVINGS ASSOCIATIONS. One of First of America's affiliate financial institutions, First of America-Florida, is a federally chartered stock savings associations subject to extensive regulation, supervision and regular examination by the OTS and to the provisions of the HOLA as amended by FIRREA, and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), and other federal laws including the Federal Deposit Insurance Act. Federal law governs, among other things, the scope of the savings association's reserves, the investments a savings association may make, the loans a savings association may make, and transactions with affiliates. Deposits held by First of America - Florida are insured, to the extent permitted by law, by the SAIF.

    REGULATION OF NEW ENGLAND TRUST. Because New England Trust may not accept deposits or make loans, New England Trust is not considered to be a "bank" under the Bank Holding Company Act and is not subject to regulation or supervision by the OCC or the FDIC.

    However, New England Trust can act as a corporate trustee or fiduciary under Rhode Island law and is subject to regulation, supervision and periodic examination as a trust company by the RIDBR. Rhode Island law requires New England Trust to maintain fidelity bonds for the corporate institution itself and for its directors, officers and employees, to prepare and file semi-annual reports with the RIDBR, to publish an annual statement of condition and to be periodically audited by an independent certified accountant.

    New England Trust was incorporated under Rhode Island law in 1975 with an initial capitalization of $75,000. While the Rhode Island law does not impose any requirement to maintain any specified amount of risk capital, the law does require the RIDBR to make annual examinations of New England Trust and authorizes the RIDBR to order cessation of any violation of the Rhode Island banking laws or of any "unsound or unsafe banking practice," to order the restoration of capital to the extent that capital has been impaired, to suspend or remove any officer, director or employee who violates such an order or who is "reckless or grossly incompetent in the conduct of the financial institution's business," and in like circumstances to petition for the appointment of a receiver.

    The Rhode Island Banking Board also has specified authority over Rhode Island financial institutions. Changes in the agreement of association, as well as mergers and consolidations, establishment or relocation of offices or branches, and changes in ownership of New England Trust, are all subject to the approval of the Rhode Island Banking Board. The proposed Share Exchange is subject to the approval of the Rhode Island Banking Board.

    TRANSACTIONS WITH AFFILIATES. Each of First of America's subsidiary banks is subject to Sections 23A and 23B of the Federal Reserve Act, which impose certain restrictions on loans and extensions of credit by a bank to its affiliates, on investments by a bank in the stock or securities of its affiliates, on acceptance of such stock or securities as collateral for loans by the bank to any borrower and on leases and service and other contracts between a bank and its affiliates. For purposes of Sections 23A and 23B of the Federal Reserve Act, the affiliates of a bank include its holding company and all other companies (including other banks) controlled by the holding company. Transactions between banks that are at least 80 percent owned by the same holding company (such as First of America's subsidiary banks) are exempt from certain of the restrictions of Sections 23A and 23B of the Federal Reserve Act under the so-called "sister bank" exemption.

    Sections 23A and 23B of the Federal Reserve Act generally apply to savings associations in the same manner and to the same extent as they apply to banks but with several differences. First, savings association may not make any loan or extension of credit to any affiliate unless the affiliate is engaged only in permissible bank holding company activities. Next, a savings association is barred from investing in the securities of an affiliate other than a subsidiary of the savings association. Finally, the "sister bank" exemption from the quantitative limitations of Section 23A, which is available to 80 percent commonly-controlled banks, generally is not available to "sister thrifts" until January 1, 1995. However, the exemption is available on a limited basis for banks and savings associations that are 80 percent owned by the same holding company, provided that every bank and savings association owned by the holding company complies with all applicable capital requirements on a fully phased-in basis without reliance on goodwill.

    Banks and savings associations are also subject to Section 22(h) of the Federal Reserve Act, which places limitations on loans to insiders. Under
Section 22(h), a bank or savings association may extend credit to its or its affiliates' executive officers, directors and principal shareholders or their related interests only if the loan is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-insiders and if credit underwriting standards are followed that are no less stringent than those applicable to comparable transactions with non-insiders. Also, loans to insiders must not involve more than the normal risk of repayment or present other unfavorable features and must, in certain circumstances, be approved in advance by a majority of the entire board of directors of the lending institution. The aggregate amount that can be lent to all insiders is limited to the institution's unimpaired capital and surplus. No insider shall knowingly receive any extension of credit not authorized under Section 22(h). Banks and savings associations also are subject to Section 22(g) of the Federal Reserve Act which imposes additional restrictions on loans to executive officers.

    CAPITAL REQUIREMENTS. The FRB has adopted risk based capital requirements applicable to bank holding companies. Under these requirements, bank holding companies must have a minimum ratio of total capital to total risk-weighted assets of eight percent. In addition, bank holding companies must maintain a minimum ratio of Tier I capital to total risk-weighted assets equal to four percent. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0 percent to 100 percent. Tier I capital includes common shareholders' equity, qualifying perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries less goodwill.

    Based on calculations as of September 30, 1994, First of America's Tier I capital and total capital as a percentage of total risk-weighted assets were in excess of the required ratios.

    As a supplement to risk based capital requirements, the FRB also adopted a leverage measure which requires bank holding companies to maintain a minimum of Tier I capital equal to 3 percent of total assets. All bank holding companies except those that are most highly-rated must maintain an additional cushion of Tier I capital of at least 100 to 200 basis points, which is a leverage ratio of 4 to 5 percent. As of September 30, 1994, First of America's Tier I leverage ratio, computed using period end total assets, was 5.67 percent.

    All of First of America's subsidiary banks are subject to risk-weighted capital standards which are similar, but in some cases not identical, to the requirements for bank holding companies. The FRB, OCC and FDIC have proposed amendments to their risk-based capital standards for banks to take interest rate risk into account as required by FDICIA. The proposed regulations include two alternative methods for assessing a bank's capital adequacy for interest rate risk. Under one method, the dollar amount of capital required for interest rate risk would be incorporated into risk-based capital requirements by increasing a bank's risk-weighted assets, which would lower the risk-based capital ratios. Under the second method, capital required for interest rate risk would not be incorporated into a bank's risk-based capital ratios.
Rather, examiners would consider interest rate risk exposure along with other factors in evaluating a bank's capital adequacy and a bank would be expected to hold additional capital commensurate with the risks being taken. Since final regulations have not been adopted, First of America cannot assess the impact, if any, that such standards may have on its affiliated banks.

    The OTS has not adopted capital requirements for savings and loan holding companies. The OTS requires savings associations to maintain a minimum ratio of total capital to risk-weighted assets of eight percent. The risk weighting requirements are similar to those discussed above. Savings associations also must maintain a three percent leverage ratio, which is the ratio of core capital to adjusted total assets. Core capital includes common shareholder's equity, qualifying perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain qualifying supervisory intangible assets and certain purchased mortgage servicing rights. In addition, savings associations must maintain a 1.5 percent ratio of tangible capital to adjusted total assets. OTS regulations require that, in meeting required capital standards, savings associations must deduct investments and loans to subsidiaries engaged in activities not permissible for a national bank.

    The OTS adopted a final rule effective January 1, 1994 pursuant to which savings associations with above normal interest rate risk exposure will be subject to a deduction from total capital for the purpose of calculating the risk-based capital ratio.

         PROMPT CORRECTIVE ACTION. In addition to the existing capital requirements discussed above, FDICIA created a new approach to supervision of insured banks and savings associations that requires, or in some cases permits, federal regulatory agencies to take certain actions based on an institution's capital level. This "prompt corrective action" framework addresses capital deficiencies and supervisory concerns of institutions with the intent of resolving problems of institutions at the least possible long-term costs to BIF and SAIF. FDICIA and prompt corrective action regulations adopted by the federal regulatory agencies create five capital categories. Each insured depository institution will be categorized based on its level of capital as measured by specified ratios. An institution's capital category determines what regulatory restrictions and supervisory actions, if any, must, or in some cases may, be taken by federal regulators. These provisions became effective December 19, 1992.

         The five capital categories are well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. The specified capital ratios for determining the capital category of all but critically undercapitalized institutions are: (1) the ratio of total capital to risk-weighted assets (total risk based ratio); (2) the ratio of Tier 1 or core capital to risk-weighted assets (Tier 1 risk based ratio); and (3) the ratio of Tier 1 or core capital to total average assets (Tier 1 leverage ratio). The sole capital measure for defining critically undercapitalized institutions is the ratio of tangible equity to total assets. The required ratios for each of the five capital categories are summarized in the following table:

                                                  TIER 1           TIER 1
                            TOTAL RISK          RISK BASED        LEVERAGE
 CATEGORY                   BASED RATIO           RATIO            RATIO             OTHER
 --------                   -----------         ----------        --------           -----
 Well-capitalized           10% or                 6% or             5% or           Not subject to a
                            above                  above             above           directive to meet a
                                                                                     specific level for any
                                                                                     capital measure

 Adequately                 8% or above            4% or             4% or           Does not meet
 capitalized                                       above            above(1)         definition of well-
                                                                                     capitalized
 Undercapitalized           Under 8%             Under 4%            Under
                                                                     4%(2)

 Significantly              Under 6%             Under 3%           Under 3%
 undercapitalized

 Critically                                                                          Ratio of tangible
 undercapitalized                                                                    equity to total assets
                                                                                     of 2% or under.
- -------------------------

(1) 3% or above for institutions rated CAMEL 1 or MACRO 1 in most recent examination by federal regulators.
(2) Under 3% for institutions rated CAMEL 1 or MACR0 1 in most recent examination by federal regulators.

         FDICIA also provides that a well-capitalized institution may be reclassified as adequately capitalized and that an adequately capitalized or undercapitalized institution may be required to comply with restrictions and be subjected to supervisory actions as if it were in the next lower capital category, if the appropriate federal regulatory agency determines, after notice and opportunity for an informal hearing, that the institution is in an unsafe or unsound condition or is deemed to be engaging in an unsafe or unsound practice. An institution may be deemed to be engaged in an unsafe or unsound practice if it received a less-than-satisfactory rating in its most recent examination. Although no restrictions apply automatically and regulatory agencies are not required to take other supervisory action as a result of reclassification, such a reclassification permits an institution's regulatory agency to impose various restrictions and to take supervisory action to deal with the institution's deficiencies.

         All of First of America's affiliate financial institutions are well capitalized. First of America currently has no reason to believe or otherwise anticipate that any of First of America's affiliate financial institutions will be reclassified to a lower capital category. New England Trust does not take deposits, is not insured under and is not subject to FDICIA.

         FDICIA and the prompt corrective action regulations specifically impose certain restrictions on, and require regulators to take certain supervisory actions with respect to, less than adequately capitalized institutions. The imposition of other restrictions and supervisory actions are left to the regulatory agencies' discretion. Certain of the more significant provisions are generally described below. Among the mandatory provisions are the following. Under FDICIA all institutions are prohibited from making a capital distribution or paying a management fee to a controlling person that would leave the institution undercapitalized. All institutions which are undercapitalized or worse are subject to increased monitoring and capital restoration requirements. Significant additional restrictions apply to significantly and critically undercapitalized institutions. In addition to these mandatory supervisory actions, if an institution is undercapitalized or worse, the institution's federal regulatory agency has the authority to, among other things, restrict the institution's activities, growth and affiliate relationships.

         STANDARDS FOR SAFETY AND SOUNDNESS. FDICIA requires each federal banking agency to prescribe for all insured depository institutions and their holding companies standards relating to internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, and compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. In addition, the federal banking regulatory agencies are required to prescribe by regulation standards specifying: (1) a maximum ratio of classified assets to capital; (2) minimum earnings sufficient to absorb losses without impairing capital; (3) to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository institutions or the depository institution holding companies; and (4) such other standards relating to asset quality, earnings and valuation as the agency deems appropriate. Finally, each federal banking agency is required to prescribe standards for employment contracts and other compensation arrangements of executive officers, employees, directors and principal stockholders of insured depository institutions that would prohibit compensation and benefits and arrangements that are excessive or that could lead to a material financial loss for the institution. If an insured depository institution or its holding company fails to meet any of the standards described above, it will be required to submit to the appropriate federal banking agency a plan specifying the steps that will be taken to cure the deficiency. If an institution fails to submit an acceptable plan or fails to implement the plan, the appropriate federal banking agency will require the institution or holding company to correct the deficiency and, until corrected, may impose restrictions on the institution or company, including any of the restrictions applicable under the prompt corrective action provisions of FDICIA. The federal regulatory agencies issued a proposed rule regarding implementation of these standards but final regulations have not been released. Since final regulations have not yet been prescribed, First of America cannot assess the significance of the impact, if any, such standards may have on First of America and its affiliated banks.

         OTHER LIMITATIONS BASED ON CAPITAL. FDICIA and implementing regulations place certain limitations, based on an institution's capital categorization, on the acceptance of brokered deposits, interest rates on deposits, and deposit insurance coverage. Only well-capitalized institutions may accept brokered deposits without limitation. Adequately capitalized institutions may accept brokered deposits only upon obtaining a waiver from the FDIC. Further, an adequately capitalized institution may not offer rates of interest on deposits that are significantly more than relevant local or national rates. Undercapitalized institutions may not accept brokered deposits.

         Effective December 19, 1992, "pass through" deposit insurance on employee benefit plan deposits is available only on deposits at institutions that can accept brokered deposits. This includes well-capitalized institutions and adequately capitalized institutions accepting brokered deposits pursuant to an FDIC waiver.

         AUDIT AND REPORTING REQUIREMENTS. FDICIA added a new section to the Federal Deposit Insurance Act, the purpose of which is to facilitate early identification of problems in financial institutions' management through annual independent audits, more stringent reporting requirements, and the establishment and maintenance of internal control structures and procedures. Under FDICIA and implementing regulations of the FDIC, the new requirements apply to institutions with assets of $500 million or more, with certain exceptions for subsidiaries of holding companies, and are effective for fiscal years beginning after December 31, 1992.

         The new audit and reporting requirements under FDICIA generally required are as follows. Each insured depository institution (or its holding company, as discussed below) must submit to its primary regulatory agency and make publicly available an annual report including the following: (1) financial statements audited by an independent public accounting firm; (2) a report by the institution's management, which acknowledges responsibility for the financial statements and compliance with safety and soundness laws and regulations and assesses the institution's internal controls; and (3) an attestation and report by the independent public accountant on management's assertions on internal control structure and procedures for financial reporting. In addition, a nonpublic issued statement by the independent public accountant related to the findings on compliance with laws and regulations relating to insider loans and dividends should be filed. Additionally, each institution (or its holding company, as discussed below) must have an independent audit committee comprised entirely of outside directors and subject to duties specified by FDICIA and FDIC regulations. For large institutions, such as First of America, the committee must include two members with banking or financial management experience, may not include large customers or individuals associated with large customers of the institution, and must have access to outside legal counsel.

         New England Trust is subject to the audit and reporting requirements of Title 19 of the General Laws of Rhode Island and has been audited by an independent public accounting firm every year since its inception. All of First of America's affiliate depository institutions are subject to requirements described above. It is currently anticipated that the independent audit requirement will be satisfied by the audit at the holding company level.

         RESERVE REQUIREMENTS. FRB regulations require banks and savings institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and demand accounts). The FRB regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $51.9 million or less (subject to adjustment by the FRB) the reserve requirement is three percent or approximately $1.6 million. Net transaction accounts in excess of $51.9 million currently are subject to a ten percent reserve requirement which is subject to adjustment by the FRB between eight percent and fourteen percent. The first $4.0 million of otherwise reservable balances (subject to adjustments by the FRB) are exempted from the reserve requirements.

         DEPOSIT INSURANCE. Both banks and savings associations are insured by the FDIC. However, under FIRREA, separate funds have been established, with BIF (the Bank Insurance Fund) generally covering banks and SAIF (the Savings Association Insurance Fund) generally covering savings associations. A minimum designated reserve ratio, i.e., the ratio of the insurance fund's reserves to total estimated insured deposits of 1.25 percent of insured deposits has been established for both BIF and SAIF. However, the FDIC may set a higher designated reserve ratio for either fund if circumstances raise a significant risk of substantial future losses to the fund. Assessment rates will be established sufficient to maintain reserves at the designated reserve ratio or, if the reserve ratio is less than the designated reserve ratio, to increase the reserve ratio to the designated reserve ratio within a reasonable period of time. In order to recapitalize the BIF, the FDICIA permits the FDIC to either set assessment rates for BIF members such that the required 1.25 percent reserve ratio is achieved within one year or specify a series of target reserve ratios culminating in a reserve ratio of 1.25 percent within a maximum of 15 years. The FDIC also is authorized to impose special assessments as it deems necessary. The rates on regular assessments may be changed by the FDIC semi-annually for each fund independent of the other. All insured financial institutions are assessed on a semi-annual basis.

         Under FDICIA, the FDIC has established a system of risk based deposit insurance premiums effective January 1, 1994. Under a risk based assessment system each institution's semi-annual assessment will be based on the probability that the insurance fund will incur a loss related to that institution, the likely amount of the loss and the revenue needs of the deposit insurance fund. If the BIF reserve ratio is less than 1.25 percent, under the risk based system the FDIC must collect total premiums at least equal to the amount that would be collected if all BIF members were paying $0.23 per $100 of deposits. For SAIF members, if the SAIF reserve ratio is less than 1.25 percent, the minimum aggregate assessment rate per $100 of deposits is $0.23 through December 31, 1993, $0.18 from January 1, 1994 through December 31, 1997 and $0.23 thereafter.

         The FDIC adopted a final risk based premium system which became effective January 1, 1994, under which higher-risk banks and thrifts pay more into the insurance funds than other institutions. Under the final rules, a financial institution will pay an assessment of between 23 cents and 31 cents per $100 of insured deposits based on its risk classification. To arrive at a risk based assessment for each insured institution for each semi-annual period, the FDIC places it in one of nine assessment risk classifications using a two-step analysis based first on capital ratios and then on supervisory risk factors.

         Three capital categories are used, well-capitalized, adequately capitalized and undercapitalized, which are identical to those adopted for prompt corrective action purposes, except the deposit insurance premium rule excludes references to supervisory evaluations and directives included under the prompt corrective action rule (see "Regulation of First of America and New England Trust - Prompt Corrective Action"). Each institution also is assigned to one of three supervisory risk subgroups based on consideration of supervisory evaluations by the institution's primary regulatory agency and other information relevant to the institution's financial condition and the risk of loss to the insurance fund posed by the institution. Subgroup A is for financially sound institutions with only a few minor weaknesses. Subgroup B is for institutions that demonstrate weakness that, if not corrected, could result in significant deterioration. Subgroup C is for institutions that pose a substantial probability of loss to the insurance fund unless effective corrective action is taken. These supervisory subgroups will modify premium rates within each of the three capital categories.

         The FDIC notifies institutions of their assessment risk classification for each semi-annual period by the first day of the month preceding each semi-annual period (June 1 for the period beginning July 1 and December 1 for the period beginning January 1). An institution may submit a written request for review of its assessment risk classification.

        Nine of First of America's depository institutions are covered by BIF and are subject to assessments at the BIF rates. First of America's one subsidiary savings association is covered by SAIF and is subject to assessments at the SAIF rates. Eleven of First of America's subsidiary banks have a portion of their deposits insured by BIF and subject to assessment at the BIF rates with the remaining portion of their deposits insured by SAIF and subject to assessment at the SAIF rates.

         DIVIDEND REGULATION. A bank holding company which controls an institution that is classified as undercapitalized or worse for prompt corrective action purposes (see "Regulation of First of America and New England Trust - Prompt Corrective Action") may be prohibited from making any dividend payment without prior approval of the FRB. In addition, the ability of a bank or savings and loan holding company to obtain funds for the payment of dividends to its shareholders and for other cash requirements is largely dependent on the amount of dividends which may be declared by its subsidiary banks and savings associations. Federal and state statutes and regulations restrict the payment of dividends by banks, savings associations and trust companies. Certain of these statutes and regulations applicable to First of America's affiliate financial institutions are discussed below.

         Under FDICIA, no insured depository institution may declare any dividend if, following the payment of such dividend, the institution would be undercapitalized (see "Regulation of First of America and New England Trust - Prompt Corrective Action").

         A national bank may not pay a dividend on its common stock if the dividend would exceed the net undivided profits then on hand after deducting losses and bad debts. Additionally, the prior approval of the OCC is required for any dividend to a bank holding company by any affiliated national bank if the total of all dividends, including any proposed dividend, declared by such bank in any calendar year exceeds the total of its net profits for that year to date combined with its retained net profits for the preceding two years, less any required transfers to surplus.

         Under the Federal Reserve Act, a state bank which is a member of the Federal Reserve System cannot pay a dividend in an amount greater than its net profits then on hand after deducting losses and bad debts. Further, the approval of the FRB will be required if dividends declared by any subsidiary state bank which is a member of the Federal Reserve System in any year exceeds the total of net profits for that year to date combined with the retained net profits for the preceding two years, less any required transfers to surplus.

         Under the Michigan Banking Code, no dividend may be declared by a Michigan State bank in an amount greater than net profits then on hand after deducting losses and bad debts. In addition, if the surplus of the bank is less than the amount of its capital stock, before a dividend may be declared, the bank must transfer to surplus not less than ten percent of the net profits of such bank for the preceding half-year in the case of quarterly or semi-annual dividends or not less than ten percent of its net profits for the preceding two consecutive half-year periods in the case of annual dividends.

         Under the Indiana Financial Institutions Act, an Indiana state bank may not declare or pay any dividend unless its capital is unimpaired and a surplus fund equal to 25 percent of such capital stock has been set apart and retained unimpaired. Dividends may be declared and paid thereafter not more frequently than quarterly and at a rate not greater than six percent per annum on the book value of the stock, until the bank's unimpaired surplus fund is equal to the amount of the capital stock, and such capital shall have remained unimpaired. This limitation does not apply if the bank's common capital is unimpaired, its unimpaired surplus is equal to 25 percent of its common capital, and its sound capital is in excess of 20 percent of the average daily deposit liability computed on an annual basis. Sound capital includes paid-in and unimpaired capital, unimpaired surplus and unimpaired proceeds of notes and debentures. First surplus and then capital is impaired to the extent a bank has negative retained earnings.

         Under OTS regulations, a savings association that exceeds all fully phased-in capital requirements before and after a proposed dividend and has not been advised by the OTS that is in need of more than normal supervision, could after thirty days prior notice, make capital distributions during a calendar year equal to the greater of: (1) 100 percent of its net income to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year; or (2) 75 percent of its net income for the previous four quarters. Any additional capital distributions would require prior regulatory approval. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulations, if the OTS determines that such distribution would constitute an unsafe or unsound practice.

         Under federal and state banking laws and regulations, the term "net profits" means the remainder of all earnings from current operations plus actual recoveries on loans and investments and other assets, after deducting from the total thereof all current operating expenses, actual losses, accrued dividends on preferred stock, if any, and all federal and state taxes.

         Dividends paid to First of America by its banking subsidiaries amounted to $200.7 million in 1993 and $93.0 million during the first nine months of 1994. Unless prior regulatory approval is obtained, banking regulations limit the dividends First of America's banking subsidiaries can declare during 1994 to the amount of 1994 net profits, as defined in the Federal Reserve Act, plus retained net profits for 1993 and 1992, which amounted to $157.3 million.

         MONETARY POLICY AND ECONOMIC CONDITIONS. The business of commercial banks and savings associations is affected by the monetary and fiscal policies of various regulatory agencies, including the FRB. Among the regulatory techniques available to the FRB are open market operations in United States government securities, changing the discount rate for member bank borrowings, and imposing and changing the reserve requirements applicable to bank and savings association deposits and to certain borrowings by banks, savings associations and their affiliates (including parent companies). These policies influence to a significant extent the overall growth and distribution of bank loans, investments, and deposits, and the interest rates charged on loans, as well as the interest rates paid on savings and time deposits.

         The monetary policies of the FRB have had a significant effect on the operating results of commercial banks and savings associations in the past and are expected to continue to do so in the future. In view of constantly changing conditions in the national economy and the money market, as well as the effect of acts by monetary and fiscal authorities, including the FRB, no definitive predictions can be made by First of America as to future changes in interest rates, credit availability, or deposit levels or the effect of any such changes on First of America's operations and financial condition.


                                 OTHER MATTERS

         FEES AND EXPENSES. New England Trust and First of America will each pay its own fees and expenses incident to the negotiation and performance of the Share Exchange Agreement including the fees and expenses of counsel, accountants, and other experts, whether or not the Share Exchange is consummated.

         SOURCES OF INFORMATION. All information about New England Trust included in this Prospectus/Proxy Statement has been prepared from information furnished by New England Trust for inclusion herein, and all information about First of America has been furnished by First of America.


                                 LEGAL MATTERS

         Legal matters in connection with the Share Exchange, including issuance of First of America Common Stock, will be passed upon for First of America by Howard & Howard Attorneys, P.C., Kalamazoo, Michigan. J. Michael Kemp, managing partner of Howard & Howard, is a director of First of America. As of October 31, 1994, Mr. Kemp owned _____________ shares of First of America Common Stock jointly with his spouse, __________ shares individually, and _______ shares in a retirement trust. Other attorneys with Howard & Howard and members of their families own shares of First of America Common Stock. Additionally, certain of Howard

& Howard's attorneys and members of their families are indebted to and have other banking and trust relationships with certain of First of America's affiliate banks.

         Legal matters in connection with the Share Exchange will be passed upon for New England Trust by Goldenberg & Muri, Providence, Rhode Island.


                                    EXPERTS

         The financial statements of New England Trust as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993 included in this Prospectus/Proxy Statement have been audited by Piccerelli, Gilstein & Company, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of First of America as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, incorporated by reference herein and elsewhere in the Registration Statement have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. With respect to the unaudited interim financial information for the nine months ended September 30, 1994 and 1993, included herein and in the Registration Statement, Piccerelli, Gilstein & Company have reported that they have applied limited procedures in accordance with professional standards for a compilation of such information. Piccerelli, Gilstein & Company are not subject to liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by Piccerelli, Gilstein & Company within the meaning of Sections 7 and 11 of the Securities Act.

                        INDEX TO FINANCIAL STATEMENTS OF
                           NEW ENGLAND TRUST COMPANY


                                                                                                          Page
                                                                                                     -------------
Financial Statements for the Nine Months Ended September 30, 1994 and 1993
- --------------------------------------------------------------------------

Accountant's Compilation Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2

Balance Sheets at September 30, 1994 and 1993 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . .  F-3

Statements of Income and Retained Earnings for the
         Nine Months Ended September 30, 1994 and 1993 (unaudited)  . . . . . . . . . . . . . . . . . . .  F-5

Statements of Cash Flows for the Nine Months Ended September 30, 1994 and 1993 (unaudited)  . . . . . . .  F-6

Notes to Financial Statements for the Nine Months Ended September 30, 1994 and 1993 . . . . . . . . . . .  F-7


Financial Statements for the Years Ended December 31, 1993 and 1992
- -------------------------------------------------------------------

Independent Auditor's Report dated February 8, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-11

Balance Sheets at December 31, 1993 and 1992  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-12

Statements of Income and Retained Earnings for the Years Ended December 31, 1993 and 1992 . . . . . . . .  F-14

Statements of Cash Flows for the Years Ended December 31, 1993 and 1992 . . . . . . . . . . . . . . . . .  F-15

Notes to Financial Statements for the Years Ended December 31, 1993 and 1992  . . . . . . . . . . . . . .  F-16


Financial Statements for the Years Ended December 31, 1992 and 1991
- -------------------------------------------------------------------

Independent Auditor's Report dated February 3, 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-21

Balance Sheets at December 31, 1992 and 1991  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-22

Statements of Income and Retained Earnings for the Years Ended December 31, 1992 and 1991 . . . . . . . .  F-23

Statements of Cash Flows for the Years Ended December 31, 1992 and 1991 . . . . . . . . . . . . . . . . .  F-24

Notes to Financial Statements for the Years Ended December 31, 1992 and 1991  . . . . . . . . . . . . . .  F-25

                 [Letterhead of Piccerelli, Gilstein & Company]
                          Certified Public Accountants





                             144 Westminster Street
                           Providence, RI 02903-2282
                               TEL. 401-831-0200
                                FAX 401-331-8562


ACCOUNTANTS' COMPILATION REPORT



New England Trust Company:


We have compiled the accompanying balance sheets of New England Trust Company as of September 30, 1994 and 1993, the related statements of income and retained earnings and cash flows for the nine months then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements and supplemental schedules information that is the representation of management. We have not audited or reviewed the accompanying financial statements and supplemental schedules and, accordingly, do not express an opinion or any other form of assurance on them. However, we did become aware of a departure from generally accepted accounting principles that is described in the following paragraph.

Investments have not been accounted for in accordance with Statements of Financial Accounting Standards Board Number 115 at September 30, 1994. The effects of this departure from generally accepted accounting principles has not been determined.



                                         /s/ PICCERELLI, GILSTEIN & COMPANY

Providence, Rhode Island
October 28, 1994





William J. Piccerelli       Alan M. Gilstein       Richard J. Sullivan
John M. Mathias       Patricia A. Thompson       Michael M.  Tikoian

NEW ENGLAND TRUST COMPANY

BALANCE SHEETS
SEPTEMBER 30, 1994 AND 1993


                 ASSETS                                                                            1994               1993
                 ------                                                                            ----               ----
                 CURRENT ASSETS:
                 Cash and cash equivalents (Note 1)                                              $   61,077          $ 188,762
                 Accrued fees                                                                       373,281            141,685
                 Prepaid expenses                                                                    76,843             63,565
                 Deposit                                                                              1,000
                                                                                                ------------      --------------
                 Total current assets                                                               512,201            394,012
                                                                                                 -----------        -----------

                 PROPERTY AND EQUIPMENT (Notes 1 and 2)                                             571,352            613,463
                 Less accumulated depreciation                                                     (396,419)          (516,101)
                                                                                                 -----------         -----------
                 Property and equipment, net                                                        174,933             97,362
                                                                                                 -----------       -------------

                 OTHER ASSETS:
                 Investments, at cost (market value of $969,469 in 1994
                     and $1,452,255 in 1993) (Notes 1 and 8)                                        928,583          1,325,822
                                                                                                 -----------        -----------

                 TOTAL ASSETS                                                                    $1,615,717         $1,817,196
                                                                                                 ==========         ==========




                                                                                                                     (Continued)





See notes to financial statements and Accountants' Compilation Report.

NEW ENGLAND TRUST COMPANY

SEPTEMBER 30, 1994 AND 1993


                 LIABILITIES AND STOCKHOLDERS' EQUITY                                              1994               1993
                 ------------------------------------                                              ----               ----
                 CURRENT LIABILITIES:
                 Accounts payable                                                                 $   26,124         $   32,096
                 Accrued expenses                                                                    133,527            473,882
                 Income taxes payable (Note 4)                                                        26,088             27,966
                                                                                                 -----------        ------------
                 Total current liabilities                                                           185,739            533,944
                                                                                                  ----------         -----------

                 STOCKHOLDERS' EQUITY:
                 Common stock, $75 par value; 1,000 shares authorized and
                     684 shares issued and outstanding                                                51,315             51,315
                 Paid-in capital                                                                      71,146             71,146
                 Retained earnings                                                                 1,307,517          1,160,791
                                                                                                  ----------         -----------
                 Total stockholders' equity                                                        1,429,978          1,283,252
                                                                                                  ----------         -----------

                 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $1,615,717         $1,817,196
                                                                                                  ==========         ==========





                                                                                                                    (Concluded)





See notes to financial statements and Accountants' Compilation Report.

NEW ENGLAND TRUST COMPANY

STATEMENTS OF INCOME AND RETAINED EARNINGS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993


                                                                                                   1994               1993
                                                                                                   ----               ----
                 REVENUE:
                 Investment fees (Note 1)                                                        $2,455,473         $2,251,713
                 Less custodian and service bureau fees                                              59,064             80,844
                                                                                                ------------       ------------
                 Revenue, net                                                                     2,396,409          2,170,869

                 OPERATING EXPENSES                                                               2,382,000          2,278,785
                                                                                                ------------       ------------
                 INCOME (LOSS) FROM OPERATIONS                                                       14,409           (107,916)
                                                                                                ------------       ------------
                 OTHER INCOME (EXPENSES):
                 Loss on disposal of assets                                                          (4,152)
                 Interest income                                                                     32,941             37,640
                 Dividend income                                                                      6,822              7,832
                 Miscellaneous income                                                                    95              2,547
                 Gain (loss) on sale of investments (Note 8)                                         11,048             (2,867)
                 Interest expense                                                                                         (409)
                                                                                                ------------       ------------
                 Other income, net                                                                   46,754             44,743
                                                                                                ------------       ------------
                 INCOME (LOSS) BEFORE INCOME TAXES                                                   61,163            (63,173)

                 PROVISION FOR INCOME TAXES (Note 4)                                                 18,400
                                                                                                ------------       ------------
                 NET INCOME (LOSS)                                                                   42,763            (63,173)

                 Retained earnings, beginning of the year                                         1,264,754          1,223,964
                                                                                                ------------       ------------
                 RETAINED EARNINGS, END OF THE PERIOD                                            $1,307,517         $1,160,791
                                                                                                ============       ============






See notes to financial statements and Accountants' Compilation Report.

NEW ENGLAND TRUST COMPANY

STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993

                                                                                                    1994               1993
                                                                                                    ----               ----
                 CASH FLOWS FROM OPERATING ACTIVITIES:
                 Net income (loss)                                                                $  42,763          $ (63,173)
                                                                                                  ----------         -----------
                 Adjustments to reconcile net income (loss) to net cash
                     provided by (used for) operations:
                     Depreciation                                                                    12,165             14,421
                     Loss (gain) on sale of marketable securities                                   (11,048)             2,867
                     Loss on disposal of assets                                                       4,152
                     Increase (decrease) in cash from changes in assets and
                          liabilities:
                          Accrued fees                                                              (41,254)           158,054
                          Prepaid expenses                                                          (37,805)           (21,957)
                          Accounts payable                                                          (77,423)            (2,174)
                          Accrued expenses                                                           38,676            291,606
                          Income taxes payable                                                       (8,477)            (8,334)
                                                                                                  ----------         -----------
                 Total adjustments                                                                 (121,014)           434,483
                                                                                                  ----------         -----------

                 Net cash provided by (used for) operating activities                               (78,251)           371,310
                                                                                                  ----------         -----------

                 CASH FLOWS FROM INVESTING ACTIVITIES:
                 Proceeds from sale of property and equipment                                         8,322
                 Payments for purchases of property and equipment                                   (35,627)            (3,336)
                 Net change in investments                                                          (32,166)          (291,958)
                                                                                                  ----------         -----------

                 Net cash used for investing activities                                             (59,471)          (295,294)
                                                                                                  ----------         -----------

                 Increase (decrease) in cash and cash equivalents during the period                (137,722)            76,016
                 Cash and cash equivalents, beginning of the year                                   198,799            112,746
                                                                                                  ----------         -----------

                 CASH AND CASH EQUIVALENTS, END OF THE PERIOD                                     $  61,077          $ 188,762
                                                                                                  ==========         ===========





See notes to financial statements and Accountants' Compilation Report.

NEW ENGLAND TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS END SEPTEMBER 30, 1994 AND 1993

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         General- New England Trust Company, (the Company) was established in 1975 to provide investment management and advisory services to individuals, retirement funds, etc., primarily in the New England area. The Company is registered with the Rhode Island Banking Division. Investment fee revenues are based on market values of client portfolios as appraised. These market values are subject to the fluctuations in the stock market and other economic factors.

         Cash and cash equivalents - The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

         The Company maintains cash balances in business operating accounts at one commercial bank and in investment accounts in the trust department of another commercial bank. Accounts at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. At September 30, 1994, the total cash balance in the commercial bank accounts exceeded the insured limit by $17,267.

         Investments- Investments are recorded at the lower of cost or market.

         Property and equipment - Property and equipment are recorded at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets.

2.       PROPERTY AND EQUIPMENT

         At September 30, 1994 and 1993, property and equipment consist of:

                                                                           1994               1993
                                                                           ----               ----
         Transportation equipment                                        $163,723           $120,186
         Furniture and fixtures                                           105,134            123,755
         Computer equipment                                               100,278            173,834
         Leasehold improvements                                           155,853            145,519
         Office equipment                                                  46,364             50,169
                                                                        ---------          ---------
         Total                                                           $571,352           $613,463
                                                                        =========          =========

3.       LEASE

         Operating lease - The Company leases an office under an operating lease expiring in December 1995. The terms of the lease agreement require base annual rent not to exceed $100,000, payable in monthly installments, plus an allocated share of real estate taxes in excess of $10,856. The agreement contains a ten year renewal option at the market rental value.

         The facility is rented from a related party (Note 6).

         Total rental expense for the above lease was $69,792 and $74,564 for the nine months ended September 30, 1994 and 1993, respectively.

         Aggregate minimum lease payments - The minimum lease payments required under the noncancelable operating lease is as follows:

         Interim Period                                                    Amount
         --------------                                                    ------
         9/30/95                                                         $ 82,656
         9/30/96                                                           20,664
                                                                         --------
         Total                                                           $103,320
                                                                         ========

4.       INCOME TAXES

         The provision for income taxes consists of:

                                                                           1994
                                                                           ----
         Federal                                                          $13,000
         State                                                              5,400
                                                                          -------
         Total                                                            $18,400
                                                                          =======

         Cash payments for income taxes were $30,395 in 1994 and $8,335 in 1993.

         The provision for income taxes in 1994 and 1993 differs from the statutory rate because some investment income is not taxable and some expenses, principally officers' life insurance, meals and entertainment, are not deductible or are limited for tax purposes.

         The Company does not anticipate that a net operating loss will occur at December 31, 1993. As a result no deferred tax asset has been recorded to reflect the future benefit of any net operating loss carryforward at the interim period of September 30, 1993.

5.       RETIREMENT PLANS

         401(k) - The Company maintains a qualified profit sharing plan for all eligible employees. The eligibility requirement is that the employee has completed at least six months of service. The Company's contribution to the Plan is determined as follows:

         1) a matching contribution of 25% of each employee's elective contribution up to a maximum of 4% of each employee's total annual compensation, plus

         2) a discretionary contribution determined on an annual basis by the board of directors of the Company.

         The Company expensed $-0- and in 1994 and $4,442 in 1993, respectively, for this plan.

         The balance of each employee's elective contributions is fully vested at all times and not subject to forfeiture for any reason. Vesting in the employer matching and discretionary contributions occurs according to the following schedule:

         Years of Service             Vested Percentage
         ----------------             -----------------
                2                            20%
                3                            40%
                4                            60%
                5                            80%
                6                           100%

         Defined contribution - During 1993, the Company restated the target benefit pension plan into a money purchase pension plan covering all eligible employees. Eligibility requirements and the vesting schedule for employer contributions are the same as those for the 401(k) plan. Contributions are mandatory, and they are based on integrated contribution formulas as follows:

         1)      3% of eligible compensation, plus

         2)      51% of eligible compensation in excess of $100,000.

         Contributions to the Plan totalled $74,700 in 1994 and $69,400 in 1993.

6.       RELATED PARTY TRANSACTIONS

         The Company leases office facilities under an operating lease (Note 3) from a partnership in which the Company's two major stockholders, among others, are partners.

         The Company entered into a consulting service agreement with a corporation affiliated through common ownership. Consulting fees of $523,909 were paid to the affiliate during 1994.

7.       LETTER OF CREDIT AND INTEREST PAYMENTS

         Under a consulting agreement with former stockholders, the Company was required to maintain an irrevocable, standby letter of credit of $400,000 at an annual charge of 1% until March 30, 1993. The standby letter of credit did expire on March 30, 1993 and the former stockholders agreed not to require a renewal.

         Cash payments for interest totalled $409 in 1993.

8.       UNREALIZED GAINS AND LOSSES

         At September 30, 1994 and 1993, gross unrealized gains on marketable equity securities are as follows:

                                                                           1994               1993
                                                                           ----               ----
         Noncurrent securities                                            $40,886           $126,433
                                                                          =======           ========

         Sales of current and noncurrent marketable equity securities resulted in a net realized gain of $11,048 in 1994, and a net realized loss of $2,867 in 1993. The cost of the securities sold was determined on the basis of specific identification.

                 [Letterhead of Piccerelli, Gilstein & Company]
                          Certified Public Accountants




                             144 Westminster Street
                           Providence, RI 02903-2282
                               TEL. 401-831-0200
                                FAX 401-331-8562

INDEPENDENT AUDITORS' REPORT


New England Trust Company:


We have audited the accompanying balance sheets of New England Trust Company as of December 31, 1993 and 1992, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New England Trust Company at December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                             /s/ PICCERELLI, GILSTEIN & COMPANY
Providence, Rhode Island
February 8, 1994


William J. Piccerelli      Alan M. Gilstein           Richard J. Sullivan
John M. Mathias            Patricia A. Thompson       Michael M.  Tikoian

NEW ENGLAND TRUST COMPANY

BALANCE SHEETS
DECEMBER 31, 1993 AND 1992


 ASSETS                                                                             1993               1992
                                                                                    ----               ----
                                                                                                  (As restated)
                                                                                                    (Note 10)
 CURRENT ASSETS:
 Cash and cash equivalents (Note 1)                                               $  198,799         $  112,746
 Marketable securities, at cost (market value of $15,177 in 1993
     and $73,410 in 1992) (Notes 1 and 9)                                             15,000             70,915
 Accrued fees (Note 1)                                                               332,027            299,739
 Prepaid expenses                                                                     39,038             41,608
 Deposit                                                                               1,000
                                                                                  ----------         ----------
 Total current assets                                                                585,864            525,008
                                                                                  ----------         ----------

 PROPERTY AND EQUIPMENT (Notes 1 and 2)                                              558,497            610,127
 Less accumulated depreciation                                                       394,552            501,680
                                                                                  ----------         ----------
 Property and equipment, net                                                         163,945            108,447
                                                                                  ----------         ----------

 OTHER ASSETS:
 Marketable securities, at cost (market value of $952,475 in 1993
     and $1,046,332 in 1992) (Notes 1 and 9)                                         870,369            965,816
                                                                                  ----------         ----------
 TOTAL ASSETS                                                                     $1,620,178         $1,599,271
                                                                                  ==========         ==========





                                                                     (Continued)




See notes to financial statements.

NEW ENGLAND TRUST COMPANY

DECEMBER 31, 1993 AND 1992


                                                                                                   1993               1992
                                                                                                   ----               ----
                 LIABILITIES AND STOCKHOLDERS' EQUITY                                                             (As restated)
                                                                                                                    (Note 10)
                 CURRENT LIABILITIES:
                 Accounts payable                                                                $   103,547         $    34,270
                 Accrued expenses                                                                     94,851             182,276
                 Income taxes payable                                                                 34,565              36,300
                                                                                                ------------       -------------
                 Total current liabilities                                                           232,963             252,846
                                                                                                 -----------         -----------

                 STOCKHOLDERS' EQUITY:
                 Common stock, $75 par value; 1,000 shares authorized and
                     684 shares issued (Note 8)                                                       51,315             51,315
                 Paid-in capital (Note 8)                                                             71,146             71,146
                 Retained earnings                                                                 1,264,754          1,223,964
                                                                                                  ----------         -----------
                 Total stockholders' equity                                                        1,387,215          1,346,425
                                                                                                  ----------         -----------

                 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $1,620,178         $1,599,271
                                                                                                  ==========         ===========





                                                                                                                   (Concluded)





See notes to financial statements.

NEW ENGLAND TRUST COMPANY

STATEMENTS OF INCOME AND RETAINED EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992

                                                                                                   1993               1992
                                                                                                   ----               ----
                                                                                                                  (As restated)
                                                                                                                    (Note 10)
                 REVENUE:
                 Investment fees (Note 1)                                                        $3,150,397         $2,867,079
                 Less custodian and service bureau fees                                              89,695             64,548
                                                                                                -----------         ----------
                 Revenue, net                                                                     3,060,702          2,802,531

                 OPERATING EXPENSES                                                               3,110,586          2,810,214
                                                                                                -----------         ----------

                 LOSS FROM OPERATIONS                                                               (49,884)            (7,683)
                                                                                                -----------         ----------

                 OTHER INCOME (EXPENSES):
                 Loss on disposal of assets                                                          (3,052)
                 Interest income                                                                     61,889             79,681
                 Dividend income                                                                     10,497              7,851
                 Miscellaneous income                                                                 3,712             49,393
                 Gain on sale of marketable securities (Note 9)                                      24,636              4,532
                 Interest expense                                                                      (408)            (4,552)
                                                                                                -----------       -------------
                 Other income, net                                                                   97,274            136,905
                                                                                                -----------         -----------

                 INCOME BEFORE PROVISION FOR INCOME TAXES                                            47,390            129,222

                 PROVISION FOR INCOME TAXES (Note 4)                                                  6,600             26,966
                                                                                                -----------        -----------

                 NET INCOME                                                                          40,790            102,256
                                                                                                                    ----------

                 Retained earnings, beginning of the year, as previously reported                                      897,045

                 Prior period adjustment (Note 10)                                                                     224,663
                                                                                                                    ----------

                 Retained earnings, beginning of the year, as restated                            1,223,964          1,121,708
                                                                                                 ----------         ----------

                 RETAINED EARNINGS, END OF THE YEAR                                              $1,264,754         $1,223,964
                                                                                                 ==========         ==========


See notes to financial statements.

NEW ENGLAND TRUST COMPANY

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992

                                                                                                   1993               1992
                                                                                                   ----               ----
                                                                                                                  (As restated)
                                                                                                                    (Note 10)
                 CASH FLOWS FROM OPERATING ACTIVITIES:
                 Net income                                                                     $    40,790         $   102,256
                                                                                                -----------         -----------
                 Adjustments to reconcile net income to net cash
                     provided by (used for) operations:
                     Depreciation                                                                    39,318              24,170
                     Gain on sale of marketable securities                                          (24,636)             (4,532)
                     Loss on disposal of assets                                                       3,052
                     Increase (decrease) in cash from changes in
                          assets and liabilities:
                          Accrued fees                                                              (32,288)            (56,276)
                          Prepaid expenses                                                            2,570              (7,521)
                          Deposit                                                                    (1,000)
                          Accounts payable                                                           69,277             (32,160)
                          Accrued expenses                                                          (87,425)           (212,192)
                          Income taxes payable                                                       (1,735)             31,021
                                                                                                -----------         -----------
                 Total adjustments                                                                  (32,867)           (257,490)
                                                                                                -----------         -----------

                 Net cash provided by (used for) operating activities                                 7,923            (155,234)
                                                                                                -----------         -----------

                 CASH FLOWS FROM INVESTING ACTIVITIES:
                 Decrease in receivable - officer                                                                        33,255
                 Payments for purchases of property and equipment                                   (97,868)            (24,245)
                 Proceeds from sale of marketable securities                                        758,461           5,831,084
                 Purchases of marketable securities                                                (582,463)         (5,762,172)
                                                                                                -----------         -----------

                 Net cash provided by investing activities                                           78,130              77,922
                                                                                                -----------         -----------

                 CASH FLOWS FROM FINANCING ACTIVITIES:
                 Decrease in note payable - officer                                                                    (150,400)
                 Proceeds from sale of common stock                                                                      10,729
                                                                                                                    -----------

                 Net cash used for financing activities                                                                (139,671)
                                                                                                                    -----------

                 Increase (decrease) in cash and cash equivalents during the year                    86,053            (216,983)
                 Cash and cash equivalents, beginning of the year                                   112,746             329,729
                                                                                                -----------         -----------

                 CASH AND CASH EQUIVALENTS, END OF THE YEAR                                     $   198,799         $   112,746
                                                                                                ===========         ===========





See notes to financial statements.

NEW ENGLAND TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         General- New England Trust Company, (the Company) was established in 1975 to provide investment management and advisory services to individuals, retirement funds, etc., primarily in the New England area. The Company is registered with the Rhode Island Banking Division. Investment fee revenues are based on market values of client portfolios as appraised. These market values are subject to the fluctuations in the stock market and other economic factors.

         Cash and cash equivalents - The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

         The Company maintains cash balances in business operating accounts at one commercial bank and in investment accounts in the trust department of another commercial bank. Accounts at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1993, the total cash balance in the investment accounts exceeded the insured limit by $46,837.

         Marketable securities - Marketable securities are recorded at the lower of cost or market.

         Property and equipment - Property and equipment are recorded at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets.

2.       PROPERTY AND EQUIPMENT

         At December 31, 1993 and 1992, property and equipment consist of:

                                                                          1993                1992
                                                                          ----                ----
        Transportation equipment                                         $154,548           $120,186
        Furniture and fixtures                                            103,856            122,217
        Computer equipment                                                100,278            173,307
        Leasehold improvements                                            154,366            144,619
        Office equipment                                                   45,449             49,798
                                                                         --------           --------
        Total                                                            $558,497           $610,127
                                                                         ========           ========


3.      LEASES

        Operating lease - The Company leases an office under an operating lease expiring in December 1995. The terms of the lease agreement require base annual rent not to exceed $100,000, payable in monthly installments, plus an allocated share of real estate taxes in excess of $10,856. The agreement contains a ten year renewal option at the market rental value.

        The facility is rented from a related party (Note 6).

        Total rental expense for the above lease was $87,256 and $83,424 for the years ended December 31, 1993 and 1992, respectively.

        Aggregate minimum lease payments - The minimum lease payments required under the noncancelable operating lease is as follows:

        Fiscal Year                                                      Amount
        ------------                                                   ----------
        1994                                                             $ 82,656
        1995                                                               82,656
                                                                         --------
        Total                                                            $165,312
                                                                         ========

4.      INCOME TAXES

        The provision for income taxes consists of:

                                                                           1993               1992
                                                                           ----               ----
        Federal                                                            $4,800            $19,800
        State                                                               1,800              7,166
                                                                           ------            -------
        Total                                                              $6,600            $26,966
                                                                           ======            =======

        Cash payments for income taxes were $8,335 in 1993 and $566 in 1992.

        The provision for income taxes in 1993 and 1992 differs from the statutory rate because some investment income is not taxable and some expenses, principally officers' life insurance, meals and entertainment, are not deductible or are limited for tax purposes.

5.      RETIREMENT PLANS

        401(K) - The Company maintains a qualified profit sharing plan for all eligible employees. The eligibility requirement is that the employee has completed at least six months of service. The Company's contribution to the Plan is determined as follows:

        1) a matching contribution of 25% of each employee's elective contribution up to a maximum of 4% of each employee's total annual compensation, plus

        2) a discretionary contribution determined on an annual basis by the board of directors of the Company.

        The Company expensed $9,221 and $4,420 in 1993 and 1992, respectively, for this plan.

        The balance of each employee's elective contributions is fully vested at all times and not subject to forfeiture for any reason. Vesting in the employer matching and discretionary contributions occurs according to the following schedule:

         Years of Service             Vested Percentage
         ----------------             -----------------
                2                            20%
                3                            40%
                4                            60%
                5                            80%
                6                           100%

         Defined contribution - During 1993, the Company restated the target benefit pension plan into a money purchase pension plan covering all eligible employees. Eligibility requirements and the vesting schedule for employer contributions are the same as those for the 401(K) plan. Contributions are mandatory, and they are based on integrated contribution formulas as follows:

         1)      3% of eligible compensation, plus

         2)      51% of eligible compensation in excess of $100,000.

         Contributions to the Plan totaled $100,348 in 1993.

                                                                     (Continued)

         Target benefit - During 1992, the Company maintained a noncontributory retirement plan covering all eligible employees. Eligibility requirements and the vesting schedule for employer contributions are the same as those for the 401(K) plan.

         Contributions to the Plan were determined as follows:

         1)      .5% of compensation per year of service, plus

         2) .5% of compensation per year of service in excess of Social Security Table I.

         Contributions to the Plan were $92,555 in 1992.

         The target benefit pension plan was converted to a money purchase pension plan on January 1, 1993.

6.       RELATED PARTY TRANSACTIONS

         The Company leases office facilities under an operating lease (Note 3) from a partnership in which the Company's two major stockholders, among others, are partners.

         The Company entered into a consulting service agreement with a corporation affiliated through common ownership. Consulting fees of $87,001 were paid to the affiliate during 1993.

7.       LETTER OF CREDIT AND INTEREST PAYMENTS

         Under a consulting agreement with former stockholders, the Company was required to maintain an irrevocable, standby letter of credit of $400,000 at an annual charge of 1% until March 30, 1993. The standby letter of credit did expire on March 30, 1993 and the former shareholders agreed not to require a renewal.

         Cash payments for interest were $408 in 1993 and $3,052 in 1992.

8.       STOCK OPTIONS

         On May 31, 1990, the Company adopted a stock option agreement for one officer of the Company. Under the terms of this agreement, options to purchase up to 5% of the shares of the Company's common stock were granted at a price equal to the greater of the par value of the common stock or the book value per share of the common stock.

         During 1992, the officer exercised the right to purchase 1% of the Company's common stock (approximately 7 shares) at a price of $1,490.07 per share in 1992. At December 31, 1992, there are no options remaining open under this agreement.

9.       UNREALIZED GAINS AND LOSSES

         At December 31, 1993, gross unrealized gain (loss) on marketable equity securities are as follows:

                                                                          Gains              Losses
                                                                          -----              ------
        Current securities                                              $   -0-             $    -0-
                                                                        =======             ========

        Noncurrent securities                                           $41,355             $  2,783
                                                                        =======             ========

        Sales of current and noncurrent marketable equity securities resulted in a net realized gain of $7,841 in 1993, and a net realized loss of $10,548 in 1992. The cost of the securities sold was determined on the basis of specific identification.

10.     PRIOR-PERIOD ADJUSTMENT AND RESTATEMENT

        Prior-period adjustment - Retained earnings at January 1, 1992 have been restated. In prior years investment fee revenues earned but not collected had been recorded in the year collected, not earned. The cumulative effect of the adjustment was to increase retained earnings at January 1, 1992 by $224,663, net of income taxes of $16,000.

        Restatement - The accompanying financial statements for 1992 have been restated. Investment fee revenues earned in 1992 but collected in 1993 were not previously recorded for 1992. The effect of the restatement was to increase net income for 1992 by $37,576, net of income taxes of $17,200.

11.     RECLASSIFICATIONS

        Certain reclassifications have been made to the Company's 1992 financial statements to conform to the 1993 presentation.

                 [Letterhead of Piccerelli, Gilstein & Company]
                          Certified Public Accountants




                             144 Westminster Street
                           Providence, RI 02903-2282
                               TEL. 401-831-0200
                                FAX 401-331-8562

INDEPENDENT AUDITORS' REPORT


New England Trust Company:


We have audited the accompanying balance sheets of New England Trust Company as of December 31, 1992 and 1991 and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New England Trust Company at December 31, 1992 and 1991, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                         /s/ PICCERELLI, GILSTEIN & COMPANY

February 3, 1993


William J. Piccerelli       Alan M. Gilstein       Richard J. Sullivan
John M. Mathias       Patricia A. Thompson       Michael M.  Tikoian

NEW ENGLAND TRUST COMPANY

BALANCE SHEETS
DECEMBER 31, 1992 AND 1991

ASSETS                                                                               1992            1991
                                                                                     ----            ----
CURRENT ASSETS:
Cash and cash equivalents (Note 1)  . . . . . . . . . . . . . . . . . . . .      $  112,746         $  329,729
Marketable securities, at cost (market value:
    1992 - $73,410 and 1991 - $332,743) (Notes 1, 6
    and 8)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          70,915            320,379
Prepaid expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          38,759             33,022
Prepaid corporate income taxes  . . . . . . . . . . . . . . . . . . . . . .                             10,721
Receivable - officer  . . . . . . . . . . . . . . . . . . . . . . . . . . .                             33,255
Receivable - other  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3,210
                                                                                -----------      -------------
Total current assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .         225,630            727,106
                                                                                 ----------         ----------

PROPERTY AND EQUIPMENT (Notes 1 and 2)  . . . . . . . . . . . . . . . . . .         610,127            597,758
Less accumulated depreciation . . . . . . . . . . . . . . . . . . . . . . .         501,680            489,386
                                                                                 ----------         ----------
Property and equipment, net . . . . . . . . . . . . . . . . . . . . . . . .         108,447            108,372
                                                                                 ----------         -----------

OTHER ASSETS:
Cash surrender value of life insurance  . . . . . . . . . . . . . . . . . .           2,849              1,065
Marketable securities, at cost (market value:
    1992 - $1,046,332 and 1991 - $864,452) (Notes 1,
    6 and 8)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         965,816            780,732
                                                                                 ----------         ----------
Total other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         968,665            781,797
                                                                                 ----------         ----------

TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $1,302,742         $1,617,275
                                                                                 ==========         ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------

CURRENT LIABILITIES:
Accounts payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   34,270         $   66,430
9% demand note payable - officer  . . . . . . . . . . . . . . . . . . . . .                            150,400
Accrued expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         181,186            391,668
Corporate income taxes payable  . . . . . . . . . . . . . . . . . . . . . .           3,100
                                                                                -----------      -------------
Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . .         218,556            608,498
                                                                                 ----------         ----------

STOCKHOLDERS' EQUITY:
Common stock - $75 par value, 1,000 shares author-
    ized; issued and outstanding 684 shares in
    1992 and 677 shares in 1991 (Note 7)  . . . . . . . . . . . . . . . . .          51,315             50,775
Paid-in capital (Note 7)  . . . . . . . . . . . . . . . . . . . . . . . . .          71,146             60,957
Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         961,725            897,045
                                                                                 ----------         ----------
Stockholders' equity  . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,084,186          1,008,777
                                                                                 ----------         ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  . . . . . . . . . . . . . . . .      $1,302,742         $1,617,275
                                                                                 ==========         ==========





See notes to financial statements.

NEW ENGLAND TRUST COMPANY

STATEMENTS OF INCOME AND RETAINED EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1991

                                                                                     1992                1991
                                                                                     ----                ----
REVENUE:
Investment fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $2,810,803         $2,546,243
Less custodian and service bureau fees  . . . . . . . . . . . . . . . .             64,548             75,438
                                                                                -----------        -----------
Revenue, net  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2,746,255          2,470,805

OPERATING EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . .          2,810,214          2,547,995
                                                                                -----------        -----------

LOSS FROM OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . .            (63,959)           (77,190)
                                                                                -----------        -----------

OTHER INCOME (EXPENSE):
Interest income . . . . . . . . . . . . . . . . . . . . . . . . . . . .             79,681             95,288
Dividend income . . . . . . . . . . . . . . . . . . . . . . . . . . . .              7,851              6,365
Miscellaneous income  . . . . . . . . . . . . . . . . . . . . . . . . .             49,393             16,583
Gain on sale of marketable securities . . . . . . . . . . . . . . . . .              4,532              7,708
Interest expense  . . . . . . . . . . . . . . . . . . . . . . . . . . .             (3,052)            (4,750)
                                                                               ------------        ------------
Other income, net . . . . . . . . . . . . . . . . . . . . . . . . . . .            138,405            121,194
                                                                                -----------        -----------

INCOME BEFORE PROVISION FOR INCOME TAXES  . . . . . . . . . . . . . . .             74,446             44,004

PROVISION FOR INCOME TAXES (Note 3) . . . . . . . . . . . . . . . . . .              9,766              5,700
                                                                               ------------       ------------

NET INCOME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             64,680             38,304

RETAINED EARNINGS, BEGINNING OF THE YEAR  . . . . . . . . . . . . . . .            897,045            858,741
                                                                                -----------        -----------

RETAINED EARNINGS, END OF THE YEAR  . . . . . . . . . . . . . . . . . .         $  961,725         $  897,045
                                                                                ==========         ==========





See notes to financial statements.

NEW ENGLAND TRUST COMPANY

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1991

                                                                                     1992                1991
                                                                                     ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $     64,680       $     38,304
                                                                              -------------      -------------
Adjustments to reconcile net income to net cash
    provided by (used for) operations:
    Depreciation  . . . . . . . . . . . . . . . . . . . . . . . . . . .             24,170             23,218
    Gain on sale of investments marketable securities   . . . . . . . .             (4,532)            (7,708)
    Increase (decrease) in cash from changes in
         assets and liabilities:
         Prepaid expenses . . . . . . . . . . . . . . . . . . . . . . .             (5,737)             1,712
         Receivable - other . . . . . . . . . . . . . . . . . . . . . .             (3,210)             1,800
         Accounts payable . . . . . . . . . . . . . . . . . . . . . . .            (32,160)           (42,039)
         Accrued expenses . . . . . . . . . . . . . . . . . . . . . . .           (210,482)            27,028
         Corporate income taxes . . . . . . . . . . . . . . . . . . . .             13,821             (4,844)
                                                                              -------------      -------------
Total adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . .           (218,130)              (833)
                                                                               ------------      --------------

NET CASH PROVIDED BY (USED FOR) OPERATING
    ACTIVITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (153,450)            37,471
                                                                               ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) decrease in receivable - officer . . . . . . . . . . . . . .             33,255            (25,000)
Payments for purchases of property and equipment  . . . . . . . . . . .            (24,245)           (20,602)
(Increase) decrease in cash surrender value of
    life insurance  . . . . . . . . . . . . . . . . . . . . . . . . . .             (1,784)                56
Proceeds from sale of marketable securities . . . . . . . . . . . . . .          5,831,084          5,552,143
Purchases of marketable securities  . . . . . . . . . . . . . . . . . .         (5,762,172)        (5,557,854)
                                                                               ------------        ------------

NET CASH PROVIDED BY (USED FOR) INVESTING
    ACTIVITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             76,138            (51,257)
                                                                               ------------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in note payable - officer . . . . . . . . . . . . .           (150,400)             2,900
Proceeds from sale of common stock  . . . . . . . . . . . . . . . . . .             10,729              9,891
                                                                              -------------     --------------

NET CASH USED FOR FINANCING ACTIVITIES  . . . . . . . . . . . . . . . .           (139,671)            12,791
                                                                               ------------      -------------

DECREASE IN CASH AND CASH EQUIVALENTS DURING THE
    YEAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (216,983)              (995)
CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR  . . . . . . . . . . .            329,729            330,724
                                                                               ------------       ------------
CASH AND CASH EQUIVALENTS, END OF THE YEAR  . . . . . . . . . . . . . .        $   112,746        $   329,729
                                                                               ============       ============





See notes to financial statements.

NEW ENGLAND TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1991


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Cash equivalents - New England Trust Company (Company) considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash on deposit with one bank exceeds the FDIC limit.

         Marketable securities - Current and noncurrent marketable securities are stated at the lower of aggregate cost or market.

         Property and equipment - Property and equipment are recorded at cost. Depreciation is computed on the straight-line and accelerated methods over the estimated useful lives of the respective assets.

2.       PROPERTY AND EQUIPMENT

         At December 31, 1992 and 1991, property and equipment consist of:

                                                                                     1992                1991
                                                                                     ----                ----
         Transportation equipment . . . . . . . . . . . . . . . . . . .            $120,186           $112,879
         Furniture and fixtures . . . . . . . . . . . . . . . . . . . .             122,217            120,134
         Computer equipment . . . . . . . . . . . . . . . . . . . . . .             173,307            170,328
         Leasehold improvements . . . . . . . . . . . . . . . . . . . .             144,619            144,619
         Office equipment . . . . . . . . . . . . . . . . . . . . . . .              49,798             49,798
                                                                                  ---------          ---------
         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $610,127           $597,758
                                                                                   ========           ========

3.       INCOME TAXES

         The provision for income taxes consists of:

                                                                                     1992                1991
                                                                                     ----                ----
         Federal  . . . . . . . . . . . . . . . . . . . . . . . . . . .            $  7,000           $  5,500
         State  . . . . . . . . . . . . . . . . . . . . . . . . . . . .               2,766                200
                                                                                  ---------         ----------
         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $   9,766          $   5,700
                                                                                  =========          =========

         The provision for income taxes in 1992 and 1991 differs from the statutory rate because certain expenses, principally officers' life insurance, are not deductible for tax purposes. Also certain income, principally municipal bond interest, is not taxable.

         Cash payments for income taxes were $566 in 1992 and $21,265 in 1991.

4.       RETIREMENT PLANS

         401(K) - The Company maintains a qualified profit sharing plan for all eligible employees. The eligibility requirement is that the employee has completed at least six months of service. The Company's contribution to the Plan is determined as follows:

         1) a matching contribution of 25% of each employee's elective contribution up to a maximum of 4% of each employee's total annual compensation, plus

         2) a discretionary contribution determined on an annual basis by the board of directors of the Company.

         The Company declared contributions of $4,420 and $4,693 which were charged to operations in 1992 and 1991, respectively.

         The balance of each employee's elective contributions is fully vested at all times and not subject to forfeiture for any reason. Vesting in the employer matching and discretionary contributions occurs according to the following schedule:

         Years of Service             Vested Percentage
         ----------------             -----------------
                2                            20%
                3                            40%
                4                            60%
                5                            80%
                6                           100%

         Target benefit - The Company also maintains a noncontributory retirement plan covering all eligible employees. Eligibility requirements and the vesting schedule for employer contributions are the same as those for the 401(K) plan.

         Contributions to the Plan are determined as follows:

         1)      .5% of compensation per year of service, plus

         2) .5% of compensation per year of service in excess of Social Security Table I.

         Contributions to the Plan totalled $92,555 in 1992 and $82,493 in 1991.

5.       LEASE COMMITMENT AND RELATED PARTY TRANSACTIONS

         The Company leases office facilities under an operating lease from a partnership in which the Company's stockholders, among others, are partners. The lease terms are renegotiated and renewable annually through 1995. The annual base rent during this period is subject to a $100,000 maximum. The lease was renewed for 1993 with minimum rental payments of $82,656.

         Rent expense charged to operations for office facilities was $83,424 and $82,656 in 1992 and 1991, respectively.

6.       LETTER OF CREDIT AND INTEREST PAYMENTS

         The Company entered into a consulting agreement with former stockholders on July 8, 1988. The agreement requires the Company to maintain an irrevocable standby letter of credit of $400,000 at an annual charge of 1%. The letter of credit has been extended to March 30, 1993 and is collateralized by various securities of equivalent amount.

         Cash payments for interest were $3,052 in 1992 and $4,750 in 1991.

7.       STOCK OPTIONS

         On May 31, 1990, the Company adopted a stock option agreement for one officer of the Company. Under the terms of this agreement, options to purchase up to 5% of the shares of the Company's common stock are granted at a price equal to the greater of the par value of the common stock or the book value per share of the common stock.

         During 1992 and 1991, the officer exercised the right to purchase 1% of the Company's common stock (approximately 7 shares) at a price of $1,490.07 per share in 1992 and $1,433.39 per share in 1991. At
         December 31, 1992, there are no options remaining open under this agreement.

8.       UNREALIZED GAINS

         At December 31, 1992 and 1991, gross unrealized gains on marketable securities were as follows:

                                                                                     1992                1991
                                                                                     ----                ----
         Current securities . . . . . . . . . . . . . . . . . . . . . .             $ 2,495             $12,364
                                                                                    =======             =======

         Noncurrent securities  . . . . . . . . . . . . . . . . . . . .             $80,516             $83,720
                                                                                    =======             =======

9.       RECLASSIFICATIONS

         Certain reclassifications have been made to the Company's 1991 financial statements to conform to the 1992 presentation.

                                                                       EXHIBIT A





                      AGREEMENT AND PLAN OF SHARE EXCHANGE


                                     AMONG


                       FIRST OF AMERICA BANK CORPORATION,


                           NEW ENGLAND TRUST COMPANY,


                                DEVON W. DEYHLE,


                             ERNEST R. FAMIGLIETTI,


                                      AND


                                 RUTH K. MULLEN


                         DATED AS OF SEPTEMBER 14, 1994

                               TABLE OF CONTENTS


ARTICLE ONE
THE SHARE EXCHANGE

  1.01  Effect of Share Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
  1.02  Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-2

ARTICLE TWO
REPRESENTATIONS AND WARRANTIES OF FIRST OF AMERICA

  2.01  Organization; Qualification; Good Standing; Corporate Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-3
  2.02  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-3
  2.03  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-3
  2.04  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-4
  2.05  Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-4
  2.06  No Violation, Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-5
  2.07  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-5
  2.08  Taxes, Returns and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-5
  2.09  Brokerage Commissions, Fees, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-5
  2.10  Regulatory Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-5
  2.11  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-6
  2.12  Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-6
  2.13  Advice of Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-6
  2.14  Shares to be Issued . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-6
  2.15  Orders, Injunctions, Decrees, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-6
  2.16  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-6

ARTICLE THREE
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

  3.01  Organization; Qualification; Good Standing; Corporate Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-7
  3.02  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-7
  3.03  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-7
  3.04  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-7
  3.05  Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-8
  3.06  No Violation, Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-8
  3.07  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-9
  3.08  Taxes, Returns and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-9
  3.09  Corporate Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-9
  3.10  Obligations to Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-10
  3.11  Brokerage Commissions, Fees, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-10
  3.12  Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-10
  3.13  Articles of Incorporation, Bylaws, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-11
  3.14  Orders, Injunctions, Decrees, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-11
  3.15  Shareholders of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-11
  3.16  Regulatory Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-11
  3.17  Conduct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-11
  3.18  Fiduciary Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-12
  3.19  Compliance With Environmental and Safety Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-12
  3.20  Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-12
  3.21  Insider Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-12
  3.22  No Sensitive Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-12

  3.23  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-12
  3.24  Advice of Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-13

ARTICLE FOUR
COVENANTS OF FIRST OF AMERICA

  4.01  Conduct Of Business; Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-13
  4.02  SEC Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-13
  4.03  Authorization, Reservation, and Stock Exchange Listing of Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . A-13
  4.04  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-13
  4.05  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-14
  4.06  Required Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-14
  4.07  Retirement Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-14
  4.08  Current Public Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-14
  4.09  Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-14

ARTICLE FIVE
COVENANTS OF THE COMPANY

  5.01  Shareholders' Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-15
  5.02  Conduct Of Business; Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-15
  5.03  Affiliate Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-16
  5.04  Information, Access Thereto . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-17
  5.05  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-17
  5.06  Litigation Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-17
  5.07  Company Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-17

ARTICLE SIX
CONDITIONS TO OBLIGATIONS OF EACH OF THE PARTIES

  6.01  Approval by Affirmative Vote of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-17
  6.02  Approval by Federal Reserve . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-17
  6.03  Approval by Banking Department  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-18
  6.04  Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-18
  6.05  Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-18
  6.06  Blue Sky  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-18
  6.07  Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-18
  6.08  Orders, Decrees and Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-18
  6.09  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-18

ARTICLE SEVEN
FURTHER CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

  7.01  Compliance by First of America  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-18
  7.02  Accuracy of Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-18
  7.03  Sufficiency of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-19
  7.04  Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-19
  7.05  Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-20
  7.06  Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-20
  7.07  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-20
  7.08  Listing of First of America Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-20

ARTICLE EIGHT
FURTHER CONDITIONS TO THE OBLIGATIONS OF FIRST OF AMERICA

  8.01  Compliance by the Company and the Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-20
  8.02  Accuracy of Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-21
  8.03  Sufficiency of Documents, Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-21
  8.04  Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-21
  8.05  Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-22
  8.06  Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-22
  8.07  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-22
  8.08  Pooling of Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-22

ARTICLE NINE
ABANDONMENT; AMENDMENT AND WAIVER

  9.01  Abandonment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-22
  9.02  Effect of Abandonment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-23

ARTICLE TEN
MODIFICATIONS, AMENDMENTS AND WAIVER

  10.01  Modifications, Amendments and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-23

ARTICLE ELEVEN
MISCELLANEOUS

  11.01  Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-24
  11.02  Procurement of Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-24
  11.03  Further Acts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-24
  11.04  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-24
  11.05  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-25
  11.06  Discussions With Other Banks, Bank Holding Companies and Bank-Related Businesses . . . . . . . . . . . . . . . . . . . A-25
  11.07  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-25
  11.08  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-26
  11.09  Binding Effect and Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-26
  11.10  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-26
  11.11  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-26
  11.12  Public Announcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-26
  11.13  Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-26
  11.14  Severability Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-26
  11.15  Identification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-26


EXHIBIT A

EXHIBIT B

EXHIBIT C

EXHIBIT D

                      AGREEMENT AND PLAN OF SHARE EXCHANGE


  THIS AGREEMENT AND PLAN OF SHARE EXCHANGE ("Agreement") by and among FIRST OF AMERICA BANK CORPORATION, a Michigan corporation ("FIRST OF AMERICA"), NEW ENGLAND TRUST COMPANY, a trust company which is incorporated under the laws of the State of Rhode Island (the "COMPANY"), DEVON W. DEYHLE ("DEYHLE"), ERNEST
R. FAMIGLIETTI, ("FAMIGLIETTI") and RUTH K. MULLEN ("MULLEN") (DEYHLE, FAMIGLIETTI and MULLEN are hereinafter collectively referred to as the "SHAREHOLDERS").


                              W I T N E S S E T H:

  WHEREAS, the SHAREHOLDERS are the owners of all of the issued and outstanding capital stock of the COMPANY (the "COMPANY Shares") and FIRST OF AMERICA and the SHAREHOLDERS desire that the COMPANY Shares be exchanged (the "Share Exchange") for shares of common stock of FIRST OF AMERICA ("FIRST OF AMERICA Common Stock") as hereinafter provided in a transaction which meets the requirements of a "B Reorganization" under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

  NOW, THEREFORE, in consideration of the benefits of the Share Exchange to be derived by the SHAREHOLDERS and the benefits to be derived by the COMPANY in becoming affiliated with a larger more diversified financial services organization such as FIRST OF AMERICA and in consideration of the premises and the mutual and dependent promises hereinafter contained, the parties do represent, warrant, covenant and agree as follows:


                                  ARTICLE ONE

                              THE SHARE EXCHANGE

  1.01 Effect of Share Exchange.  Upon the Share Exchange becoming effective:

   (a) The name of the corporation whose shares will be acquired in the Share Exchange is "New England Trust Company" and its separate existence shall continue unaffected by the Share Exchange and it shall then be a wholly-owned subsidiary of FIRST OF AMERICA.

   (b) The name of the corporation which will acquire the shares in the Share Exchange is "First of America Bank Corporation" and each share of its stock which is issued and outstanding immediately prior to the Share Exchange shall remain as identical shares after the Share Exchange.

   (c) Each of the COMPANY Shares (including fractional shares) shall be exchanged for and represent the right to receive such number of shares (rounded to the nearest ten thousandth of a share) of FIRST OF AMERICA Common Stock as shall be equal to (i) Eight Thousand Seven Hundred Sixty-Nine and 37/100 Dollars ($8,769.37) divided by (ii) the average of the closing trade prices ("Average Price") of FIRST OF AMERICA Common Stock on the New York Stock Exchange ("NYSE") during the last fifteen trading days on which reportable sales of FIRST OF AMERICA Common Stock took place (the "Valuation Period") immediately prior to, but not including, the third calendar day prior to the Effective Date (the "Exchange Ratio"). The Exchange Ratio will increase proportionately if the Average Price decreases and the Exchange Ratio will decrease proportionately if the Average Price increases; provided, however, the Exchange Ratio will not be decreased below 228.5178 or be increased above 270.8686.

   (d) In the event of any extraordinary cash dividend distribution to the holders of FIRST OF AMERICA Common Stock or in the event of any increase or reduction in the number of shares of FIRST OF AMERICA Common Stock issued and outstanding caused by split-up, reverse split, reclassification, distribution of stock dividends or change of par or stated value, the parties agree to amend the Agreement to cause a proportionate adjustment to be made to the Exchange Ratio.

   (e) The FIRST OF AMERICA Common Stock has a $10.00 par value. Holders of FIRST OF AMERICA Common Stock are entitled to receive such dividends as are declared by the Board of Directors of FIRST OF AMERICA. Each share of FIRST OF AMERICA Common Stock is entitled to one vote. Holders of FIRST OF AMERICA Common Stock have no cumulative voting rights in the election of directors. In the event of liquidation, holders of FIRST OF AMERICA Common Stock are entitled to receive on a pro rata basis any assets distributed to common shareholders.

   (f) No certificate evidencing fractional shares of FIRST OF AMERICA Common Stock shall be issued and no right to vote or receive any dividends or other rights as a shareholder shall attach to any fractions of a share of the FIRST OF AMERICA Common Stock resulting from the conversion as herein provided. In lieu thereof, the SHAREHOLDERS who otherwise are entitled to receive a fraction of a share of FIRST OF AMERICA Common Stock, will be paid cash at a rate equal to the Average Price, subject to the limits set forth in Section 1.01(c) above.

   (g) After the Effective Date, as hereinafter defined, each of the SHAREHOLDERS shall surrender their certificates for the COMPANY Shares to NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, the exchange agent for such shares, or another exchange agent selected by FIRST OF AMERICA (the "Exchange Agent"), and shall receive in exchange therefor the applicable number of whole shares of FIRST OF AMERICA Common Stock, and the cash for fractional shares (without interest thereon), if any, as provided in this Agreement.

   The SHAREHOLDERS shall have no rights, after the Effective Date with respect to the COMPANY Shares except to surrender their certificates in exchange for the applicable number of whole shares of FIRST OF AMERICA Common Stock, and the cash for fractional shares, if any. The Exchange Agent shall mark all certificates delivered pursuant to this Section 1.01(g) as canceled and shall promptly thereafter deliver the same to FIRST OF AMERICA for disposal.

   FIRST OF AMERICA dividends or other distributions otherwise payable subsequent to the Effective Date on any whole shares of FIRST OF AMERICA Common Stock for which a COMPANY certificate or certificates have not been surrendered for exchange pursuant to this Agreement shall be withheld until such COMPANY outstanding certificate or certificates shall be surrendered for exchange. Upon such surrender, there shall be paid to the record holder of the new certificate or certificates of FIRST OF AMERICA Common Stock the amount of all dividends, without interest thereon, withheld with respect to such shares as above provided.

   If a certificate for COMPANY Shares is lost, stolen or destroyed, the registered owner thereof shall be entitled to receive the applicable number of whole shares of FIRST OF AMERICA Common Stock, and the cash for fractional shares, if any, to which he or she would be otherwise entitled on surrender of such certificate, by notifying FIRST OF AMERICA in writing of such lost, stolen or destroyed certificate and giving FIRST OF AMERICA evidence of loss and, at FIRST OF AMERICA'S option, a bond adequate in the reasonable opinion of FIRST OF AMERICA to indemnify it and the Exchange Agent against any claim that may be made against it on account of the alleged lost, stolen and destroyed certificate and the issuance of the applicable number of whole shares of FIRST OF AMERICA Common Stock, and the cash for fractional shares, if any.

   Promptly after the Effective Date, FIRST OF AMERICA shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which as of the Effective Date represented outstanding COMPANY Shares (the "Certificates") (i) a form letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates and (ii) instructions for use in effecting the surrender of the Certificates in exchange for FIRST OF AMERICA Common Stock.

  1.02 Effective Date. The Effective Date of the Share Exchange shall be the close of business on the Closing Date, as hereinafter defined, unless some other date is agreed upon by the parties hereto.

                                  ARTICLE TWO

               REPRESENTATIONS AND WARRANTIES OF FIRST OF AMERICA

  FIRST OF AMERICA represents and warrants to the COMPANY and the SHAREHOLDERS as follows:

  2.01 Organization; Qualification; Good Standing; Corporate Power.

   (a) FIRST OF AMERICA is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on FIRST OF AMERICA'S consolidated financial condition, business or operations. FIRST OF AMERICA is a registered bank holding company under the Bank Holding Company Act of 1956 and a registered savings association holding company under the Home Owners Loan Act. FIRST OF AMERICA has the corporate power and authority to carry on its business as it is now conducted, to own, lease and operate its properties, to execute and deliver this Agreement and the power to consummate the transactions contemplated hereby.

   (b) FIRST OF AMERICA and its subsidiaries hold all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their businesses where failure to do so would have a material adverse effect on the consolidated financial condition, business or operations of FIRST OF AMERICA.

  2.02 Authorization. The execution, delivery and performance of this Agreement by FIRST OF AMERICA have been duly authorized and approved by all necessary corporate action, and this Agreement is legally binding on and enforceable against FIRST OF AMERICA in accordance with its terms, subject to the receipt of all required regulatory or other governmental approvals and except as enforceability may be limited by bankruptcy laws, insolvency laws or other laws affecting creditors' rights generally. The execution and delivery of this Agreement does not, and the consummation of the Share Exchange will not, violate the provisions of FIRST OF AMERICA'S Articles of Incorporation, as amended, or Bylaws, as amended.

  2.03 Capitalization. As of July 31, 1994, the authorized capitalization of FIRST OF AMERICA consisted of 100,000,000 shares of Common Stock, par value $10.00 per share ("FIRST OF AMERICA Common Stock"), of which 58,612,956 shares were outstanding; 10,000,000 shares of Preferred Stock, without par value ("FIRST OF AMERICA Preferred Stock") which have been divided into and issued in series as follows: 500,000 shares have been designated as Series A Junior Participating Preferred Stock of which no shares are outstanding. Except incident to FIRST OF AMERICA'S Shareholders' Investment Plan, Employee Service/Retirement Award Program, the RESTATED FIRST OF AMERICA BANK Corporation 1987 Stock Option Plan, the FIRST OF AMERICA BANK Corporation Reserve Plus Savings Plan, the rights to acquire shares pursuant to the Rights Agreement dated July 18, 1990, between FIRST OF AMERICA and First of America Bank-Michigan, N.A., as Rights Agent (the "Rights Agreement"), the possible offering, pursuant to a "shelf" registration statement on Form S-3 filed by FIRST OF AMERICA under the Securities Act of 1993, as amended (the "Securities Act"), of shares of FIRST OF AMERICA Preferred Stock, and any conversion rights applicable thereto, and conversion rights incident to the FIRST OF AMERICA Preferred Stock, and except pursuant to the terms of an Agreement and Plan of Merger dated as of April 15, 1994, between FIRST OF AMERICA and FIRST PARK RIDGE CORPORATION, and except pursuant to the terms of the Agreement and Plan of Reorganization dated as of June 14, 1994, between FIRST OF AMERICA and F&C BANCSHARES, INC., and except pursuant to an Agreement and Plan of Reorganization dated as of June 28, 1994, between FIRST OF AMERICA and PRESIDENTIAL HOLDING CORPORATION, there are, as of the date hereof, no outstanding warrants, options, rights, calls or other commitments of any nature relating to the authorized but unissued shares of FIRST OF AMERICA Common Stock or FIRST OF AMERICA Preferred Stock or concerning the authorization, issuance, repurchase or sale of any other class of equity securities of FIRST OF AMERICA. The number of shares set forth above is subject to change before the Effective Date by affiliation with other banks, bank holding companies or bank-related businesses or by purchase, sale, issuance, redemption, conversion, distribution or other transaction. A vote of the shares set forth above is not required to approve this Agreement. All of the outstanding shares set forth above are validly issued, fully paid, and nonassessable.

   2.04   Financial Statements.

   (a) FIRST OF AMERICA has furnished to the COMPANY true, correct and complete copies of: (i) the audited Consolidated Balance Sheets of FIRST OF AMERICA as of December 31, 1992, and December 31, 1993, and the related Consolidated Statements of Income, Consolidated Statements of Changes in Shareholders' Equity and the Consolidated Statements of Cash Flows for each of the two years ended December 31, 1993, including the respective notes thereto, together with the reports of KPMG Peat Marwick relating thereto; and
  (ii) the unaudited Consolidated Balance Sheet as of June 30, 1994, and the related unaudited Consolidated Statement of Income for the period then ended (the "Financial Statements"). Subject to such changes which may result from an audit which includes the period of the unaudited Financial Statements as of and for the six months ended June 30, 1994, (which changes, in the aggregate, will not be material), such Financial Statements fairly present in all material respects the consolidated financial position of FIRST OF AMERICA as of and for the periods ended on their respective dates and the consolidated operating results and changes in financial position of FIRST OF AMERICA for the indicated periods in conformity with generally accepted accounting principles applied on a consistent basis. Since June 30, 1994, there have not been any changes in FIRST OF AMERICA'S consolidated financial condition, assets, liabilities or business, other than changes in the ordinary course of business which in the aggregate have not been materially adverse.

   (b) FIRST OF AMERICA will furnish the COMPANY with copies of its audited and unaudited Consolidated Balance Sheets, and related reports, for each annual and quarterly period subsequent to June 30, 1994, until the Effective Date ("Subsequent Financial Statements") as such Subsequent Financial Statements are released to shareholders of FIRST OF AMERICA.

   (c) Subject to such changes which may result from an audit of the June 30, 1994, Financial Statements or of any Subsequent Financial Statements (which changes, in the aggregate, will not be material), all of the aforesaid Financial Statements have been, and, with respect to the Subsequent Financial Statements, will be, prepared in accordance with generally accepted accounting principles, utilizing accounting practices consistent with prior years except as otherwise disclosed. None of the aforesaid Financial Statements contain, and none of the Subsequent Financial Statements will contain, any material undisclosed extraordinary or prior period items or fail to disclose any material items that should be disclosed. All of the aforesaid Financial Statements present fairly in all material respects, and all of the Subsequent Financial Statements will present fairly in all material respects, the consolidated financial position of FIRST OF AMERICA and the results of its operations and changes in its financial position as of and for the periods ending on their respective dates. Subject to such changes which may result from an audit of the June 30, 1994, Financial Statements or of any Subsequent Financial Statements (which changes, in the aggregate, will not be material), the allowance for loan losses in such Financial Statements is, and with respect to the Subsequent Financial Statements will be, adequate under the standards applied by the Board of Governors of the Federal Reserve System ("Federal Reserve") and based on past loan loss experiences and potential losses in current portfolios to cover all known or anticipated loan losses. There are, and with respect to the Subsequent Financial Statements will be, no agreements, contracts or other instruments to which FIRST OF AMERICA is a party or by which it or (to the knowledge of FIRST OF AMERICA) any of the officers, directors, employees or shareholders of FIRST OF AMERICA have rights which would have a materially adverse effect on the consolidated financial condition, business or operations of FIRST OF AMERICA which are not reflected in the Financial Statements and the Subsequent Financial Statements.

  2.05 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Financial Statements or the Subsequent Financial Statements, neither FIRST OF AMERICA nor any of its subsidiaries have, and with respect to the Subsequent Financial Statements will not have, any liabilities or obligations, of any nature, secured or unsecured, (whether accrued, absolute, contingent or otherwise) including, without limitation, any tax liabilities due or to become due, which would have a material adverse effect on the consolidated financial position of FIRST OF AMERICA. FIRST OF AMERICA further represents and warrants that it does not know or have any reason to believe that there is or will be any basis for assertion against it or any of its subsidiaries as of June 30, 1994, or as of the date of any Subsequent Financial Statements, of any liability or obligation of any nature or any amount not fully reflected or reserved against in the Consolidated Balance Sheets as of said dates or as of such subsequent dates and for such subsequent periods or in the footnotes thereto, which would have a materially adverse effect on the consolidated financial position of FIRST OF AMERICA.

  2.06 No Violation, Consents. Neither the execution and delivery of this Agreement by FIRST OF AMERICA nor the consummation of the transactions contemplated hereby and thereby by FIRST OF AMERICA, with or without the giving of notice or the lapse of time, or both, will: (i) violate, conflict with, result in the breach or termination of, constitute a default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of FIRST OF AMERICA or its subsidiaries, taken as a whole, pursuant to any indenture, mortgage, deed of trust or other agreement (including borrowing agreements) or instrument to which FIRST OF AMERICA or any of its subsidiaries is a party or by which it or any of its properties or assets may be bound; or (ii) violate any statute, rule, regulation, order or judgment applicable to FIRST OF AMERICA or any of its subsidiaries which would have a material adverse effect on FIRST OF AMERICA'S consolidated financial condition, assets, liabilities or business.
No consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, or of any lender or purchaser under any borrowing agreement, other than as specifically contemplated by this Agreement, is required for the consummation by FIRST OF AMERICA of the transactions contemplated by this Agreement.

  2.07 Litigation. As of the date of this Agreement, there are no legal, quasi-judicial, administrative, or other actions, suits, proceedings or investigations of any kind or nature pending or, to the knowledge of FIRST OF AMERICA, threatened against FIRST OF AMERICA or any of its subsidiaries that challenge the validity or propriety of the transactions contemplated by this Agreement or which would have a material adverse effect on FIRST OF AMERICA'S consolidated financial condition, assets, liabilities or business. Neither FIRST OF AMERICA nor any of its subsidiaries is subject to, or in default with respect to, nor are any of their assets subject to, any outstanding judgment, order or decree of any court or of any governmental agency or instrumentality which would have a material adverse effect on FIRST OF AMERICA'S consolidated financial condition, business or operations.

  2.08 Taxes, Returns and Reports. FIRST OF AMERICA has duly filed all material tax returns required to be filed. The reserve for taxes in FIRST OF AMERICA'S June 30, 1994, Consolidated Balance Sheet is adequate to cover all of its tax liabilities (including, without limitation, income taxes and franchise fees) that may become payable in future years in respect to any transactions consummated prior to June 30, 1994. FIRST OF AMERICA has not had and, to the best of FIRST OF AMERICA'S knowledge, will not have any liability for taxes of any nature for or in respect of the operation of its business or ownership of its assets from June 30, 1994, up to and including the Effective Date, except to the extent reflected in FIRST OF AMERICA'S June 30, 1994, Consolidated Balance Sheet, or on its Subsequent Financial Statements or otherwise reflected in the books and records of FIRST OF AMERICA for the period following its then most recent Subsequent Financial Statements.

  2.09 Brokerage Commissions, Fees, Etc. All negotiations relating to this Agreement and the transactions contemplated herein and therein have been and will be carried on by FIRST OF AMERICA directly with the COMPANY, its counsel, accountants and other representatives in such a manner as not to give rise to any claim against the COMPANY or the SHAREHOLDERS for any brokerage commission, finder's fee, investment advisor's fee or other like payment except as specified in Section 3.11.

  2.10 Regulatory Filings. FIRST OF AMERICA has filed and will continue to file in a timely manner all required filings with (i) the Securities and Exchange Commission ("SEC"), including all reports on Form 10-K, Form 10-Q, Form 8-K and proxy statements; (ii) the Federal Reserve; and (iii) the Office of Thrift Supervision (the "OTS"); and, to the best knowledge of FIRST OF AMERICA, all such filings were complete and accurate in all material respects as of the dates of the filings, and no such SEC filing made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by the Internal Revenue Service or various banking regulatory authorities in the regular course of the business of FIRST OF AMERICA and its subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best of the knowledge and belief of the FIRST OF AMERICA, investigation into the business or operations of the FIRST OF AMERICA and its subsidiaries within the past five years which would have a material adverse effect on the consolidated financial condition of FIRST OF AMERICA. To FIRST OF AMERICA'S knowledge, there is no unresolved violation, criticism or exception of a material nature by the SEC or any banking regulatory authority or other agency, commission or entity with respect to any report or statement referred to herein. Since the date of any such filings there has been no material change in FIRST OF AMERICA'S condition, financial or otherwise, such that had such change occurred prior to any such filing, such change would have been required to be disclosed or described therein.

  2.11 Compliance with ERISA. All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) established or maintained by FIRST OF AMERICA or to which FIRST OF AMERICA contributes ("FIRST OF AMERICA Employee Plans") are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and nondiscrimination requirements in effect as of the Effective
Date) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such FIRST OF AMERICA Employee Plans. No FIRST OF AMERICA Employee Plan has, or as of the Effective Date will have, any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which FIRST OF AMERICA would be liable to any person under Title IV of ERISA if the FIRST OF AMERICA Employee Plans were terminated as of the Effective Date, which amounts would be material to FIRST OF AMERICA. The FIRST OF AMERICA Employee Plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations which would be material to FIRST OF AMERICA under Title IV of ERISA relating to any Employee Plan that is a multi-employer plan if any such plan were terminated or if FIRST OF AMERICA or any of its subsidiaries withdrew from any such plan as of the Effective Date.

  2.12 Other Information. No representation or warranty by FIRST OF AMERICA contained in this Agreement, no certificate or other instrument or document furnished or to be furnished by or on behalf of FIRST OF AMERICA pursuant to this Agreement and no information furnished or to be furnished by FIRST OF AMERICA for use in the Prospectus/Proxy Statement (as hereinafter defined) or the Registration Statement (as hereinafter defined) or the regulatory filings described in Section 4.06 hereof contains or will contain any untrue statement of material fact or omits or will omit to state any material fact required to be stated herein or therein which is necessary to make the statements contained herein or therein, in light of the circumstances in which they are or were made, not misleading in any material respect.

  2.13 Advice of Changes. Between the date hereof and the Effective Date, FIRST OF AMERICA shall promptly advise the COMPANY and the SHAREHOLDERS in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known at the date hereof, would have made any of the representations contained herein untrue.

  2.14 Shares to be Issued. The FIRST OF AMERICA Common Stock which the SHAREHOLDERS will be entitled to receive upon consummation of the transactions contemplated hereby will, at the Effective Date, be duly authorized and will, when issued pursuant hereto, be validly issued, fully paid and nonassessable and will have been registered under the Securities Act. No shareholder of FIRST OF AMERICA has any preemptive rights with respect to any shares of FIRST OF AMERICA Common Stock to be issued in the Share Exchange.

  2.15 Orders, Injunctions, Decrees, Etc. FIRST OF AMERICA is not subject to any order, injunction, or decree of any governmental body or court, or in violation of any order, injunction, or decree, or any other requirement of any governmental body or court, which would have a material adverse effect on the condition, business, properties, assets, operations, or liabilities of FIRST OF AMERICA on a consolidated basis.

  2.16 Approvals. FIRST OF AMERICA knows of no reason why all regulatory approvals necessary to permit it to consummate the transactions contemplated hereby in the manner provided herein should not be obtained or why the opinion letter referred to in Section 8.08 hereof cannot be obtained.

                                 ARTICLE THREE

       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

  The COMPANY and the SHAREHOLDERS represent and warrant to FIRST OF AMERICA as follows: (For purposes of this Article Three a "COMPANY Schedule" is defined as a schedule prepared and executed by an Officer of the COMPANY and delivered to FIRST OF AMERICA and dated not later than the date of the execution of this Agreement).

  3.01 Organization; Qualification; Good Standing; Corporate Power.

   (a) The COMPANY is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island and is duly qualified to do business and is in good standing in Rhode Island and in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary except where failure to be so qualified would not have a material adverse effect on the Company's financial condition, business or operations. The COMPANY is a trust company under the laws of the State of Rhode Island. The COMPANY has the corporate power and authority to carry on its business as it is now conducted, to own, lease and operate its properties, to execute and deliver this Agreement and the power to consummate the transactions contemplated hereby and thereby.

   (b) The COMPANY holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of the COMPANY'S business. The COMPANY has conducted its business so as to comply in all material respects with all applicable federal, state and local statutes, ordinances, regulations or rules.

  3.02 Authorization. The execution, delivery and performance of this Agreement by the COMPANY have been duly authorized and approved by all necessary corporate action, and this Agreement is legally binding on and enforceable against the COMPANY and the SHAREHOLDERS in accordance with its terms, subject to the receipt of all required regulatory and other government approvals and except as enforceability may be limited by bankruptcy laws, insolvency laws or other laws affecting creditors' rights generally. The execution and delivery of this Agreement and the consummation of the Share Exchange will not, violate the COMPANY'S Articles of Incorporation, as amended, or Bylaws, as amended.

  3.03 Capitalization.

   (a) As of the date of this Agreement, the authorized capitalization of the COMPANY consists of (i) 1,000 shares of Common Stock, ("COMPANY Common Stock"), $75.00 par value per share, of which 684.2 shares are issued and outstanding, which includes no treasury shares; and (ii) no shares of Preferred Stock. All shares of COMPANY Common Stock which are issued and outstanding are owned by the SHAREHOLDERS and are owned free and clear of all liens, charges and encumbrances. The COMPANY has no other class of stock. Neither the COMPANY nor the SHAREHOLDERS have granted any outstanding warrants, options, rights, calls, agreements, understandings or other commitments of any nature relating to the authorization, issuance, sale or repurchase of any equity securities of the COMPANY. The number of shares set forth above is not subject to change before the Effective Date. Upon consummation of the Share Exchange, FIRST OF AMERICA will acquire good and valid title to all of the COMPANY Shares free and clear of all liens, charges or encumbrances and any other claims or whatever nature and FIRST OF AMERICA will thereupon become the sole shareholder of the COMPANY.

   (b) All of the COMPANY Shares are validly issued, fully paid and nonassessable.

  3.04 Financial Statements.

   (a) The COMPANY has furnished to FIRST OF AMERICA true, correct and complete copies of: (i) the audited Balance Sheets of the COMPANY as of December 31, 1992 and 1993, and the related Statements of Income and Retained Earnings and Statements of Cash Flows for each of the fiscal years then ended including the respective notes thereto, together with the reports of Piccerelli, Gilstein & Company relating thereto; and (ii) the unaudited Balance Sheet of the COMPANY as of June 30, 1994, and the related unaudited Statement of Operations for the period then ended ("COMPANY Financial Statements"). Subject to such changes which may result from an audit which includes the period of the unaudited COMPANY Financial Statements as of and for the six (6) months ended June 30, 1994, (which changes in the aggregate would not be material), such COMPANY Financial Statements fairly present in all material respects the financial position of the COMPANY as of and for the periods ended on their respective dates and the operating results of the COMPANY for the indicated periods in conformity with generally accepted accounting principles applied on a consistent basis. Since June 30, 1994, there have not been any changes in the COMPANY'S financial condition, assets, liabilities or business, other than changes in the ordinary course of business which in the aggregate have not been materially adverse.

   (b) The Company will furnish First of America with copies of its audited and unaudited Consolidated Balance Sheets, and related reports, for each annual and quarterly period, and each financial report by it filed with the Department of Business Regulation, Division of Banking of the State of Rhode Island (the "Banking Department"), subsequent to June 30, 1994, until the Effective Date ("Subsequent COMPANY Financial Statements").

   (c) Subject to such changes which may result from an audit which includes the June 30, 1994, COMPANY Financial Statements and of any Subsequent COMPANY Financial Statements (which changes in the aggregate will not be material), all of the aforesaid COMPANY Financial Statements have been, and, with respect to the Subsequent COMPANY Financial Statements, will be, prepared in accordance with generally accepted accounting principles (except with respect to reports filed with the Banking Department which have, in each case, been prepared in accordance with Banking Department requirements), utilizing accounting practices consistent with prior years except as otherwise disclosed. None of the aforesaid COMPANY Financial Statements contain, and none of the Subsequent COMPANY Financial Statements will contain, any material undisclosed extraordinary or prior period items or fail to disclose any material items that should be disclosed. All of the aforesaid COMPANY Financial Statements present fairly in all material respects, and all of the Subsequent COMPANY Financial Statements will present fairly in all material respects, the financial position of the COMPANY and the results of its operations and changes in its financial position as of and for the periods ending on their respective dates. There are, and with respect to the Subsequent COMPANY Financial Statements will be, no agreements, contracts or other instruments to which the COMPANY is a party or by which it, any of the SHAREHOLDERS or other directors, employees of the COMPANY have rights which would have a material adverse effect on the financial condition, business or operations of the COMPANY which are not disclosed herein or reflected in the COMPANY Financial Statements and the Subsequent COMPANY Financial Statements.

  3.05 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the COMPANY Financial Statements or the Subsequent COMPANY Financial Statements, the COMPANY did not have, and with respect to the Subsequent COMPANY Financial Statements will not have, any liabilities or obligations, of any nature, secured or unsecured, (whether accrued, absolute, contingent or otherwise) including, without limitation, any tax liabilities due or to become due, which would have a materially adverse effect on the financial position of the COMPANY. Except as set forth in
Schedule 3.05, the COMPANY and the SHAREHOLDERS further represent and warrant that they do not know or have reason to believe that there is or will be any basis for assertion against the COMPANY as of June 30, 1994, or as of the date of any Subsequent COMPANY Financial Statements, of any liability or obligation of any nature or any amount not fully reflected or reserved against in the COMPANY Financial Statements as of said dates and for subsequent periods or in the footnotes thereto, which would have a material adverse effect on the financial position of the COMPANY.

  3.06 No Violation, Consents. Neither the execution and delivery of this Agreement by the COMPANY or the SHAREHOLDERS nor, subject to the approval of this Agreement by the Rhode Island Board of Bank Incorporation (the "Rhode Island Board"), the consummation of the transactions contemplated hereby by the COMPANY and the SHAREHOLDERS, with or without the giving of notice or the lapse of time, or both, will: (i) violate, conflict with, result in the breach or termination of, constitute a default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of the COMPANY or the SHAREHOLDERS pursuant to any indenture, mortgage, deed of trust, or other material agreement (including borrowing agreements) or instrument to which the COMPANY or the SHAREHOLDERS are a party or by which the COMPANY or the SHAREHOLDERS or any of their properties or assets may be bound; or (ii) violate any statute, rule, regulation, order or judgment applicable to the COMPANY or the SHAREHOLDERS which would have a material adverse effect on the financial condition, assets, liabilities or business of the COMPANY or the SHAREHOLDERS. Other than as specifically contemplated by this Agreement, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, or of any lender or purchaser under any borrowing agreement, is required for the consummation by the COMPANY and the SHAREHOLDERS of the transactions contemplated by this Agreement.

  3.07 Litigation. As of the date of this Agreement, there are no legal, quasi-judicial, administrative, or other actions, suits, proceedings, or investigations of any kind or nature pending or threatened against the COMPANY or the SHAREHOLDERS that challenge the validity or legality of the transactions contemplated by this Agreement or which would have a material adverse effect on the financial condition, assets, liabilities or business of the COMPANY. COMPANY Schedule 3.07 accurately describes all litigation which is pending or, to the knowledge of the COMPANY, threatened against the COMPANY. Neither the COMPANY nor the SHAREHOLDERS is subject to or in default with respect to, nor are any of its or their assets subject to, any outstanding judgment, order or decree of any court or of any governmental agency or instrumentality which would have a material adverse effect on the financial condition, business or operations of the COMPANY.

  3.08 Taxes, Returns and Reports. The COMPANY has duly filed all tax returns required to be filed. The reserve for taxes in the June 30, 1994 Balance Sheet of the COMPANY is adequate to cover all tax liabilities of the COMPANY (including, without limitation, income taxes and franchise fees) that may become payable in future years in respect to any transactions consummated prior to June 30, 1994. The COMPANY has no, and to the best of the COMPANY'S and SHAREHOLDER'S knowledge, will have no liability for taxes of any nature for or in respect of the operation of the COMPANY'S business or ownership of its assets from June 30, 1994, up to and including the Effective Date, except to the extent reflected in the COMPANY Balance Sheet as of June 30, 1994, or the Subsequent COMPANY Financial Statements, or otherwise reflected in the books and records of the COMPANY for the period following the then most recent COMPANY Subsequent Financial Statements.

  3.09 Corporate Properties.

   (a) COMPANY Schedule 3.09 accurately identifies: (i) all real property owned or leased by the COMPANY, including a brief description of any buildings located thereon; and (ii) all known copyrights, patents, trademarks, trade names, franchises, and related applications and all other similar intangible assets owned by the COMPANY. Except as set forth in said COMPANY Schedule, all of the COMPANY'S properties, leasehold improvements, and equipment are in reasonable operating condition, free from any known defects, except defects which in the aggregate do not materially and adversely affect the COMPANY'S condition, financial or otherwise, and all known copyrights, patents, trademarks, trade names, franchises, and related applications are valid and in full force and effect in accordance with their terms. No complaints have been received by the COMPANY and none are threatened that the COMPANY is in violation of applicable building, zoning, environmental, safety, or similar laws, ordinances, or regulations in respect of their buildings or equipment, or the operation thereof, and the COMPANY is not in material violation of any such law, ordinance, or regulation, except as disclosed in said COMPANY Schedule. No proceedings to take all or any part of the properties of the COMPANY (whether leased or owned) by condemnation or right of eminent domain are pending or threatened.

   (b) Except as set forth in said COMPANY Schedule 3.09, the COMPANY has good and marketable title to all of its real and personal property, free, clear, and discharged of, and from, any and all liens, charges, encumbrances, security interests, and/or equities.

  3.10 Obligations to Employees. Except as set forth in COMPANY Schedule 3.10, all material accrued obligations of the COMPANY, whether arising by operation of law or by contract, for payments to trusts or other funds or to any governmental agency or to any individual director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit sharing, pension or retirement benefits or social security benefits have been paid, or adequate actuarial accruals for such payments have been and are being made, by the COMPANY. All material obligations of the COMPANY, whether arising by operation of law or by contract, for bonuses and other forms of compensation which are or may become payable to their directors, officers, employees or agents have been paid, or adequate accruals for payment therefor have been and are being made to the extent required in accordance with generally accepted accounting principles, all of which accruals are reflected in the books and records of the COMPANY. COMPANY Schedule 3.10 includes a list of all of the COMPANY'S pension, profit sharing, health, accident, welfare, life insurance, employee stock ownership and other employee benefit plans within the meaning of Section 3(3) of ERISA ("COMPANY Employee Plans"). All such COMPANY Employee Plans established or maintained by the COMPANY or to which the COMPANY contributes are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and nondiscrimination requirements in effect as of the Effective
Date) of the Code, for obtaining the tax benefits the Code thereupon permits with respect to such COMPANY Employee Plans. No COMPANY Employee Plan has any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which the COMPANY would be liable to any person under Title IV of ERISA if the COMPANY Employee Plans were terminated as of the Effective Date. The Employee Plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations which would be material to the COMPANY under Title IV of ERISA relating to any COMPANY Employee Plan that is a multi-employer plan if any such plan were terminated or if the COMPANY withdrew from any such plan as of the Effective Date.

  3.11 Brokerage Commissions, Fees, Etc. All negotiations relating to this Agreement and the transactions contemplated herein have been and will be carried on by the COMPANY directly with FIRST OF AMERICA, its counsel, accountants and other representatives in such a manner as not to give rise to any claim against FIRST OF AMERICA or the COMPANY for any brokerage commission, finder's fee, investment advisor's fee or other like payment, except that the COMPANY has agreed to make payment to Smith Barney Shearson Incorporated ("Smith Barney") for services rendered as financial advisor in connection with the transactions contemplated hereby pursuant to that certain letter agreement dated October 28, 1993 between the COMPANY and Smith Barney.

  The COMPANY has fee arrangements with all outside attorneys, accountants, and other independent experts and advisors it has used or plans to use in connection with the transactions contemplated in this Agreement, which provide that such attorneys, accountants, and other independent experts and advisors will be compensated only at their normal hourly or per diem rates plus reasonable out-of-pocket expenses.

  3.12 Certain Agreements. COMPANY Schedule 3.12 accurately identifies all of the following agreements, contracts, or other instruments written or oral, to which the COMPANY is a party or by which it is bound or affected or by which any of the stock, properties, or assets of the COMPANY are bound or affected, or under which any of the SHAREHOLDERS or other directors or employees have rights against the Company: (a) all material leases of real property under which the COMPANY is either lessor, sublessor, lessee, or sublessee; (b) all insurance policies held by the COMPANY relating to its properties or operations, including but not limited to those covering their leasehold improvements, properties, equipment, furniture, fixtures, lives of, or performance of their duties by their directors, officers, and employees (all such policies of insurance are in force and, until the Effective Date, the COMPANY will cause all such policies to continue in force or to obtain substitute policies reasonably acceptable to FIRST OF AMERICA with comparable coverage in amounts deemed by FIRST OF AMERICA to be sufficient); (c) to the extent not disclosed in COMPANY Schedule 3.10, all employment contracts, pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consultant, incentive, bonus, noncompetition, or collective bargaining agreements, group insurance contracts, or other incentive, benefit, or welfare plans or arrangements of the COMPANY, including any trust or comparable agreement or instrument relating thereto, and including for each plan the latest actuary's report on the condition of the plan and any determination letters issued by the Internal Revenue Service (except as otherwise disclosed in said COMPANY Schedule, all such contracts, plans, practices, or arrangements are terminable at the will of the employer without liability on not more than 60 days' notice to any affected employee); and (d) any material agreement, instrument, or understanding of the COMPANY whether or not made in the ordinary and regular course of business involving an aggregate liability in excess of $20,000.00 per annum. Attached to such COMPANY Schedule 3.12 are true, complete, and correct copies of all of the written agreements, contracts, or other instruments, and written descriptions of the material details of any oral agreements or instruments identified in said COMPANY Schedule. Except as otherwise specifically disclosed in said COMPANY Schedule 3.12, all such agreements, contracts, or other instruments are in full force and effect and the COMPANY is not in material default under any such agreement, contract, or other instrument to which they are a party or by which they may be bound.

  3.13 Articles of Incorporation, Bylaws, Etc. COMPANY Schedule 3.13 includes complete and correct copies of the following: (a) the Articles of Incorporation, and all amendments thereto, of the COMPANY; (b) the Bylaws of the COMPANY, as amended to date; and (c) a specimen certificate for each type of outstanding security of the COMPANY.

  3.14 Orders, Injunctions, Decrees, Etc. Neither the COMPANY nor the SHAREHOLDERS are subject to any order, injunction or decree of any governmental body or court, or are in violation of any order, injunction, or decree, or any other requirement of any governmental body or court, which would have a material adverse effect on the condition (financial or otherwise), business, properties, assets, operations or liabilities of the COMPANY.

  3.15 Shareholders of the COMPANY. COMPANY Schedule 3.15 accurately identifies the name and addresses of the SHAREHOLDERS and the number of shares of COMPANY Common Stock held by each. No other persons have been shareholders of the COMPANY since January 1, 1992.

  3.16 Regulatory Filings. The COMPANY has filed and will continue to file in a timely manner all required filings with the Banking Department and all such filings were true, complete and accurate in all material respects as of the dates of the filings. Except for normal examinations conducted by the Internal Revenue Service or the Banking Department in the regular course of the business of the COMPANY, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or investigation into the business or operations of the COMPANY within the past five years. There is no unresolved violation, criticism or exception of a material nature by the Banking Department or other agency, commission or entity with respect to any report or statement referred to herein. Since the date of any such filings there has been no material change in the COMPANY'S condition, financial or otherwise, such that, had such change occurred prior to any such filing, such change would have been required to be disclosed or described therein.

  3.17 Conduct. Except as set forth in COMPANY Schedule 3.17, between June 30, 1994, and the date hereof, the COMPANY has not: (i) conducted its business or entered into any transaction other than in the ordinary course, or incurred or become subject to any liabilities or obligations except liabilities incurred in the ordinary course of business; (ii) suffered any labor trouble, or any event or condition of any character materially adversely affecting its or their business or prospects; (iii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability other than those presented in the COMPANY Financial Statements or incurred after the date thereof in the ordinary course of business; (iv) mortgaged, pledged, or subjected to lien, charge or other encumbrance any material part of its assets, or sold or transferred any such assets, except in the ordinary course of business; (v) made or permitted an amendment or termination of any material contract to which it is a party except in the ordinary course of business; (vi) issued or sold, or agreed to issue or sell, any of its capital stock or corporate debt obligations (whether authorized and unissued or held in the treasury); (vii) granted any options, warrants or other rights for the purchase of its capital stock; (viii) declared, agreed to declare, set aside or paid any dividend or other distribution in respect of its or their capital stock or, directly or indirectly purchased, redeemed, or otherwise acquired or agreed to purchase or redeem or otherwise acquire any shares of such stock; (ix) entered into any employment contract with any officer or salaried employee, made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any of its or their present officers or employees, increased the rate of compensation payable or to become payable by them to any of its or their officers or employees, or instituted or made any material increase in any employee welfare, retirement or similar plan or arrangement, in each case other than in the ordinary course of business; or
(x) entered into any other material transaction other than in the ordinary course of business.

  3.18 Fiduciary Responsibilities. The COMPANY has performed all of its duties in its capacities as trustees, executors, administrators, registrars, guardians, custodians, escrow agents, receivers or any other fiduciary capacity in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments and common law standards.

  3.19 Compliance With Environmental and Safety Laws.

   (a) The operations of the COMPANY comply and have complied in all material respects with all applicable federal, state, and local environmental statutes and regulations.

   (b) All real estate owned, beneficially or otherwise, or controlled by the COMPANY, whether owned outright, leased as a joint venture, or owned or controlled in a fiduciary capacity, or otherwise (the "Real Estate"), is in compliance in all material respects with all applicable federal, state, and local environmental statutes and regulations.

   (c)   The representations regarding the "operations" referenced in this
  Section 3.19 do not extend to customers of the COMPANY unless the COMPANY influenced the customer's use, storage, or disposal of hazardous or toxic waste. The COMPANY has not been involved in the management or control of real estate of customers and has not influenced any customer's use, storage, or disposal of hazardous or toxic waste.

   (d) For the purposes of this Section 3.19, any reference to "hazardous" or "toxic" waste encompasses any waste, substance, or constituent regulated by, or subject to, the provisions and regulations of either the Comprehensive Environmental Response, Compensation, and Liability Act, 42 USC Section 6901 et seq., the Toxic Substances Control Act, 15 USC Section 2601 et seq., or any state statutes pertaining to the protection of human health and the environment.

  3.20 Other Information. No representation or warranty by the COMPANY or the SHAREHOLDERS contained in this Agreement, or disclosure in any COMPANY Schedule, certificate or other instrument or document furnished or to be furnished by or on behalf of the COMPANY pursuant to this Agreement and no information furnished or to be furnished by the COMPANY for use in the Prospectus/Proxy Statement (as hereinafter defined) or the Registration Statement (as hereinafter defined) or the regulatory filings described in
Section 4.06 hereof contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading in any material respect.

  3.21 Insider Interests. Except as set forth in COMPANY Schedule 3.21, contractual arrangements between the COMPANY and the SHAREHOLDERS or any other director or employee of the COMPANY conform to applicable rules and regulations and requirements of all applicable regulatory agencies. Except as disclosed in COMPANY Schedule 3.21, no shareholder or other director or employee of the COMPANY has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the COMPANY.

  3.22 No Sensitive Transactions. Within the past five (5) years, neither the COMPANY nor the SHAREHOLDERS nor any other director or employee or agent of the COMPANY has directly or indirectly used funds or other assets of the COMPANY for (a) illegal contributions, gifts, entertainment, or other expenses related to political activities; (b) payments to or for the benefit of any governmental official or employee, other than payments required or permitted by law; (c) illegal payments to or for the benefit of any person, firm, corporation, or other entity, or any officer, employee, agent, or representative thereof; or
(d) the establishment or maintenance of a secret or unrecorded fund.

  3.23 Approvals. The COMPANY and the SHAREHOLDERS know of no reason why all regulatory approvals necessary to permit FIRST OF AMERICA to consummate the transactions contemplated hereby in the manner provided herein should not be obtained.

  3.24 Advice of Changes. Between the date hereof and the Effective Date, the COMPANY shall promptly advise FIRST OF AMERICA in writing of any fact which, if existing or known as of the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known as of the date hereof, would have made any of the representations contained herein untrue.


                                  ARTICLE FOUR

                         COVENANTS OF FIRST OF AMERICA

  FIRST OF AMERICA hereby covenants and agrees with the COMPANY as follows:

  4.01 Conduct Of Business; Certain Covenants. From and after the execution and delivery of this Agreement and until the Effective Date, FIRST OF AMERICA will:

   (a) conduct its business and operate only in the usual ordinary course of business and maintain its properties, books, contracts, business, operations, commitments, records, loans, investments and any trust operations in accordance with generally accepted accounting principles to the extent applicable; and

   (b) remain in good standing with all applicable banking regulatory authorities.

  4.02 SEC Registration. FIRST OF AMERICA shall file with the SEC as soon as practicable after the execution of this Agreement, a registration statement on an appropriate form under the Securities Act covering the FIRST OF AMERICA Common Stock to be issued pursuant hereto and shall use its best efforts to cause the same to become effective and thereafter, until the Effective Date or termination of this Agreement, to keep the same effective and, if necessary, amend and supplement the same. Such registration statement and any amendments and supplements thereto are referred to herein as the "Registration Statement." The Registration Statement shall include a prospectus and a proxy or information statement thereto ("the Prospectus/Proxy Statement"), prepared in accordance with the rules and regulations of the SEC. FIRST OF AMERICA shall, as soon as practicable after the execution of this Agreement, make all filings required to obtain all material Blue Sky permits, authorizations, consents or approvals required for the issuance of the FIRST OF AMERICA Common Stock.
FIRST OF AMERICA will provide the COMPANY with copies of all correspondence, comment letters or notices to or from the SEC concerning or relating to the Registration Statement or the Prospectus/Proxy Statement, and FIRST OF AMERICA will advise the COMPANY promptly after it receives notice of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order with respect to the effectiveness thereof, of the suspension of the qualification of the FIRST OF AMERICA Common Stock to be issued in connection with this Agreement for offering or sale in any jurisdiction, of the initiation or threat of any proceedings for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or the filing or submission of additional information.

  4.03 Authorization, Reservation, and Stock Exchange Listing of Common Stock. By appropriate Resolution, a certified copy of which shall be provided to the COMPANY, the Board of Directors of FIRST OF AMERICA shall, prior to the Effective Date, authorize the issuance and reserve the required number of shares of FIRST OF AMERICA Common Stock to be issued pursuant hereto. FIRST OF AMERICA shall also file a listing application and use its best efforts to cause the shares of FIRST OF AMERICA Common Stock to be issued pursuant hereto to be approved for listing on the NYSE, subject in each case to official notice of issuance, prior to the Effective Date.

  4.04 Confidentiality. FIRST OF AMERICA will cause all internal, nonpublic financial and business information obtained by it from the COMPANY to be treated confidentially (exercising the same degree of care as it uses to preserve and safeguard its own confidential information); provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent or restrict FIRST OF AMERICA from making such disclosure thereof as may be required by law in connection with purchases or sales of securities or as may be required in the performance of this Agreement. If the Share Exchange shall not take place, all nonpublic financial statements, documents and materials and all copies thereof shall be returned to the COMPANY by FIRST OF AMERICA, and shall not be used by FIRST OF AMERICA in any way detrimental to the COMPANY.

  4.05 Indemnification. FIRST OF AMERICA agrees that it will honor all rights to indemnification, including rights to payments of advances for indemnification obligations, existing in favor of the employees, agents, directors, and officers of the COMPANY as provided in the COMPANY'S Articles of Incorporation, Bylaws, or otherwise in effect on the date of this Agreement and that all such rights shall survive the Effective Date and shall continue in full force and effect with respect to matters occurring prior to the Effective Date.

  4.06 Required Approvals. As soon as practicable after the execution of this Agreement, FIRST OF AMERICA will submit: (a) an application with the Federal Reserve, or the appropriate Federal Reserve Bank under delegated authority, for the acquisition by FIRST OF AMERICA of the COMPANY; and (b) an application with the Rhode Island Board to permit the acquisition by FIRST OF AMERICA of the COMPANY. FIRST OF AMERICA will provide copies of all such applications to the COMPANY and its counsel for review prior to submission or filing with the appropriate regulatory agencies. The COMPANY and its counsel agree to promptly review and provide any comments on such applications to FIRST OF AMERICA.
FIRST OF AMERICA will use its best efforts to cause such applications to be approved and will provide the COMPANY with copies of all correspondence and notices to or from such agencies concerning such applications.

  4.07 Retirement Plans. For purposes of crediting periods of service for eligibility and vesting, but not for benefit accrual purposes, under the FIRST OF AMERICA Bank Corporation Employees' Retirement Plan (the "First of America Retirement Plan") and the FIRST OF AMERICA Bank Corporation Reserve Plus Savings Plan (the "FIRST OF AMERICA 401k Plan"), and for purposes of crediting periods of service for eligibility for other employee benefits provided to employees of FIRST OF AMERICA and its affiliates, employees of the COMPANY who otherwise would be eligible to participate in such plans and benefit programs after the Effective Date shall be given credit for service with the COMPANY prior to the Effective Date. At such time on or after the Effective Date as FIRST OF AMERICA shall in its sole discretion determine, but not later than January 1, 1996, FIRST OF AMERICA will cause the assets and liabilities of the New England Trust Company Employee's 401(k) Plan (the "COMPANY 401k Plan") to be merged with the FIRST OF AMERICA 401(k) Plan. At least thirty days prior to the date of such merger, FIRST OF AMERICA shall provide the opportunity for participants in the COMPANY 401k Plan to elect to receive a distribution of their voluntary after-tax contribution accounts and a distribution of their accounts consisting of rollover contributions from other qualified retirement plans. Furthermore, at such time on or after the Effective Date as FIRST OF AMERICA shall in its sole discretion determine, but not later than January 1, 1996, FIRST OF AMERICA will terminate the New England Trust Company Money Purchase Plan (the "Money Purchase Plan"). Upon such termination, each participant in the Money Purchase Plan shall become vested in his or her account balance in the Money Purchase Plan. After the Effective Date, FIRST OF AMERICA shall seek a determination by the Internal Revenue Service that the Money Purchase Plan, and the trust maintained pursuant to the Money Purchase Plan, are qualified under the relevant provisions of the Code. Within a reasonable period of time after such determination, FIRST OF AMERICA shall distribute the accounts of the Money Purchase Plan to participants in accordance with the terms and conditions of the Money Purchase Plan. Provided that the distribution constitutes an "eligible rollover distribution," as defined in Section 402(c)(4) of the Code, participants in the Money Purchase Plan who are then eligible to participate in the First of America 401K Plan may elect to transfer or rollover such distribution to the FIRST OF AMERICA 401(k) Plan.

  4.08 Current Public Information. FIRST OF AMERICA shall continue to satisfy the current public information requirements of Rules 144 and 145 of the SEC with respect to the FIRST OF AMERICA Common Stock.

  4.09 Employment Agreements. FIRST OF AMERICA acknowledges and agrees that effective on the Effective Date, the COMPANY shall enter into employment agreements with DEYHLE, FAMIGLIETTI and MULLEN, with the form of the agreement being as set forth in Exhibits A, B and C, hereto, respectively (the "Employment Agreements"). FIRST OF AMERICA agrees that after the Effective Date, it will cause the COMPANY to honor the Employment Agreements.

                                  ARTICLE FIVE

                            COVENANTS OF THE COMPANY

  The COMPANY hereby covenants and agrees with FIRST OF AMERICA as follows:

  5.01 Shareholders' Meeting. The COMPANY shall cause a meeting of the SHAREHOLDERS to be held at the earliest practicable date after the execution of this Agreement and availability of the Prospectus/Proxy Statement for the purpose of acting upon this Agreement and to approve the Share Exchange, and in connection therewith shall distribute the Prospectus/Proxy Statement and any amendments or supplements thereto. Subject to satisfaction of the conditions to their obligations contained herein, the SHAREHOLDERS agree to vote the shares owned by each in favor of this Agreement and the Share Exchange.

  5.02 Conduct Of Business; Certain Covenants.

   (a) From and after the execution and delivery of this Agreement and until the Effective Date, the COMPANY and, to the extent applicable, the SHAREHOLDERS will:

     (i) conduct its business and operate only in the usual ordinary course of business and maintain its and their properties, books, contracts, business, operations, commitments, records, investments and trust operations in accordance with generally accepted accounting principles to the extent applicable;

     (ii) remain in good standing with all applicable regulatory authorities and preserve its existing location;

     (iii) use its best efforts to retain the services of such of its present officers and employees that its goodwill and business relationships with customers and others are not materially and adversely affected;

     (iv) maintain any existing insurance covering the performance of its duties by its directors, officers and employees;

     (v) terminate on or before the Closing Date the agreement between the COMPANY and the Famdehl Group, Inc. dated November 1, 1993, without obligation or further liability on the part of the COMPANY; and

     (vi) consult with FIRST OF AMERICA prior to acquiring any interest in real property.

   (b) From and after the execution and delivery of this Agreement and until the Effective Date, the COMPANY and, to the extent applicable, the SHAREHOLDERS will not, without the prior written consent of FIRST OF AMERICA:

     (i)  amend its Articles of Incorporation or Bylaws;

     (ii) issue any shares of the COMPANY'S capital stock or sell any of the COMPANY Shares or issue or grant any stock options, warrants, rights, calls or commitments of any character calling for or permitting the issue or sale of the COMPANY'S capital stock or the COMPANY Shares (or securities convertible into or exchangeable, with or without additional consideration, for shares of such capital stock);

     (iii) pay or declare any cash dividend or other dividend or distribution with respect to the COMPANY'S capital stock;

     (iv) increase or reduce the number of shares of the COMPANY'S capital stock by split-up, reverse split, reclassification, distribution of stock dividends, or change of par or stated value;

     (v) purchase, permit the conversion of or otherwise acquire or transfer for any consideration any of the COMPANY Shares;

     (vi) except as contemplated by Section 4.09 and as required by Section
   5.07 of this Agreement, amend or otherwise modify any COMPANY bonus, pension, profit sharing, retirement, stock or other compensation plan or enter into any contract of employment with any director, officer, employee or agent which is not terminable at will without cost or other liability (other than benefits accrued as of the date of such termination), except as herein provided and except as may be required by applicable law or regulation, including revenue laws or regulations;

     (vii) mortgage, pledge or subject to any material lien, charge, security interest, or any of the COMPANY Shares or any of the COMPANY'S assets or property;

     (viii) transfer or lease any of the COMPANY'S assets or property except in the ordinary course of business;

     (ix) transfer or grant any rights of the COMPANY, under any leases, licenses or agreements, other than in the ordinary course of business;


     (x) make or grant any general or individual wage or salary increases for directors, officers, employees or agents of the COMPANY except for general salary and wage adjustments now in progress, or as part of the conduct of a normal salary administration program consistent with past practices;

     (xi) make or enter into any COMPANY contract or agreement or incur any other COMPANY commitment in excess of $20,000.00;

     (xii) cancel or compromise any COMPANY debt or claim other than in the ordinary course of business in an aggregate amount which is not materially adverse;

     (xiii) enter into any transaction, contract or agreement which would permit the sale of investment or similar products by third parties on COMPANY premises;

     (xiv) invite or initiate or engage in discussions or negotiations for the acquisition of the COMPANY or the sale of the COMPANY Shares by or to any person other than FIRST OF AMERICA or its affiliates;

     (xv) incur any obligations or liabilities except in the ordinary course of business; and

     (xvi) take any action which constitutes a breach or default of its or their obligations under this Agreement or which is reasonably likely to delay or jeopardize the receipt of any of the regulatory approvals required hereby or is reasonably likely to preclude the transactions contemplated hereby from qualifying for "pooling of interests" accounting treatment or cause any of the other conditions set forth in Articles Six, Seven, or Eight hereof to fail.

  5.03 Affiliate Agreements. At or prior to the Effective Date, the COMPANY shall furnish to FIRST OF AMERICA an agreement in the form set forth in Exhibit D hereto, executed by the SHAREHOLDERS of the COMPANY.

  5.04 Information, Access Thereto. FIRST OF AMERICA, its representatives and agents shall, at all times during normal business hours prior to the Effective Date, have full and continuing access to the employees, facilities, operations, records and properties of the COMPANY. FIRST OF AMERICA, its representatives and agents may, prior to the Effective Date, make or cause to be made such investigation of the operations, records and properties of the COMPANY, and of its and their financial and legal condition as FIRST OF AMERICA shall deem necessary or advisable to familiarize itself with such records, properties and other matters. Upon request, the COMPANY will furnish FIRST OF AMERICA or its representatives or agents, its and their attorneys' responses to auditors requests for information and such financial and operating data and other information requested by FIRST OF AMERICA developed by the COMPANY, its auditors, accountants or attorneys, and will permit FIRST OF AMERICA, its representatives or agents to discuss such information directly with any individual or firm performing legal, auditing or accounting functions for the COMPANY or the SUBSIDIARIES, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed
to FIRST OF AMERICA or its representatives or agents.   FIRST OF AMERICA and
FIRST OF AMERICA'S agents, contractors and environmental consultants shall also have the right to undertake such environmental investigation and testing as FIRST OF AMERICA deems necessary or appropriate. FIRST OF AMERICA and FIRST OF AMERICA'S agents, contractors and environmental consultants shall also have the right of access to the COMPANY'S records or employees for the purpose of carrying out necessary investigation and testing. No investigation by FIRST OF AMERICA shall affect the representations and warranties made by the COMPANY and the SHAREHOLDERS herein. No investigation or access provided hereunder shall interfere with the normal operations of the COMPANY.

  5.05 Confidentiality. The COMPANY will cause all materials and other internal, nonpublic financial and business information obtained by it from FIRST OF AMERICA or any of its affiliates to be treated confidentially (exercising the same degree of care as it uses to preserve and safeguard its own confidential information); provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent or restrict the COMPANY from making such disclosure thereof as may be required by law in connection with purchases or sales of securities or as may be required in the performance of this Agreement. If the transactions contemplated hereby shall not be consummated, all nonpublic financial statements, documents and material and all copies thereof shall be returned to FIRST OF AMERICA, or destroyed by the COMPANY, and shall not be used by the COMPANY or the SHAREHOLDERS in any way detrimental to FIRST OF AMERICA or any of its affiliates.

  5.06 Litigation Matters. The COMPANY will consult with FIRST OF AMERICA about any proposed settlement or lack thereof of, or any disposition of, any material litigation matter in which it is or becomes involved.

  5.07 COMPANY Plans. Prior to the Effective Date, the Company shall take all actions that are reasonably requested by First of America to permit First of America to accomplish its obligations described in Section 4.06, including, not by way of limitation, a notification to all Money Purchase Plan participants of the termination of the Money Purchase Plan in advance of the termination date selected by First of America, as required by ERISA.

                                  ARTICLE SIX

                CONDITIONS TO OBLIGATIONS OF EACH OF THE PARTIES

  The obligation of each of the parties hereto to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions at or prior to the Effective Date:

  6.01 Approval by Affirmative Vote of Shareholders. This Agreement and the Share Exchange shall have been duly approved, confirmed and ratified by the affirmative vote of the SHAREHOLDERS.

  6.02 Approval by Federal Reserve. Prior approval shall have been received from the Federal Reserve for the acquisition by FIRST OF AMERICA of the COMPANY as set forth herein without any conditions which in the reasonable opinion of FIRST OF AMERICA are materially adverse and such approval shall not have been withdrawn or stayed.

  6.03 Approval by Banking Department. Prior approval shall have been received from the Rhode Island Board of the acquisition by FIRST OF AMERICA of the COMPANY without any conditions which in the reasonable opinion of FIRST OF AMERICA are materially adverse and such approval shall not have been withdrawn or stayed.

  6.04 Tax Opinion. An opinion shall have been delivered by Howard & Howard Attorneys, P.C. in form and substance reasonably satisfactory to FIRST OF AMERICA and the COMPANY and to its counsel, that the transactions contemplated by the Agreement and the Share Exchange will qualify as a tax-free reorganization under the Code and, except with regard to cash received in exchange for fractional shares, that no gain or loss will be recognized by the SHAREHOLDERS upon receipt of shares of FIRST OF AMERICA Common Stock in exchange for the COMPANY Shares.

  6.05 Registration Statement. The Registration Statement filed by FIRST OF AMERICA with the SEC with respect to the FIRST OF AMERICA Common Stock to be issued pursuant to this Agreement shall have become effective and no stop order proceedings with respect thereto shall be pending or threatened.

  6.06 Blue Sky. FIRST OF AMERICA shall have obtained any and all material Blue Sky permits, authorizations, consents or approvals required for the issuance of the FIRST OF AMERICA Common Stock.

  6.07 Other Approvals. All actions, consents or approvals, governmental or otherwise, which are, or in the opinion of counsel for FIRST OF AMERICA may be, necessary to permit or enable it to acquire the COMPANY Shares and to permit the COMPANY, after the Effective Date, to conduct all or any part of the business and activity of the COMPANY in the manner in which such activity and business are now conducted shall have been obtained without any conditions which in the reasonable opinion of FIRST OF AMERICA are materially adverse, and shall not have been withdrawn or stayed.

  6.08 Orders, Decrees and Judgments. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

  6.09 Consents and Approvals. Any material consents or approvals required to be secured by either party by the terms of this Agreement or otherwise reasonably necessary in the opinion of FIRST OF AMERICA to consummate the transactions contemplated by this Agreement shall have been obtained and shall be satisfactory to FIRST OF AMERICA.

                                 ARTICLE SEVEN

              FURTHER CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

  The obligations of the COMPANY and the SHAREHOLDERS to consummate the transactions contemplated by this Agreement is further subject to the satisfaction of the following conditions:

  7.01 Compliance by FIRST OF AMERICA. (a) All the terms, covenants and conditions of this Agreement required to be complied with and satisfied by FIRST OF AMERICA at or prior to the Effective Date shall have been duly complied with and satisfied in all material respects, and (b) the representations and warranties made by FIRST OF AMERICA shall be true and correct in all material respects at and as of the Effective Date, except for those specifically relating to a time or times other than the Effective Date (which shall be true and correct in all material respects at such time or times) and except for changes permitted by this Agreement with the same force and effect as if made at and as of the Effective Date.

  7.02 Accuracy of Financial Statements. The Financial Statements and the Subsequent Financial Statements heretofore or hereafter furnished by FIRST OF AMERICA to the COMPANY shall not be inaccurate in any material respect.

  7.03 Sufficiency of Documents. All documents and proceedings of FIRST OF AMERICA in connection with the Registration Statement, the Prospectus/Proxy Statement, regulatory filings and the Closing contemplated by this Agreement shall be reasonably satisfactory to counsel to the COMPANY.

  7.04 Opinion of Counsel. There shall have been delivered and addressed to the COMPANY an opinion of Howard & Howard Attorneys, P.C., legal counsel to FIRST OF AMERICA, in form and substance reasonably satisfactory to counsel to the COMPANY, dated as of the Effective Date, as hereinafter defined, to the effect that:

   (a) FIRST OF AMERICA is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan;

   (b) FIRST OF AMERICA has the corporate power and authority to carry on its business as now conducted, to own, lease and operate its properties and to consummate the transactions contemplated by this Agreement;

   (c) this Agreement has been duly authorized, executed and delivered by FIRST OF AMERICA and constitutes the valid and binding obligation of FIRST OF AMERICA;

   (d) as of the close of business on July 31, 1994, the capitalization of FIRST OF AMERICA was as set forth in Section 2.03 hereof;

   (e) all corporate acts and other proceedings required to be taken by or on the part of FIRST OF AMERICA to consummate the transactions contemplated by this Agreement have been properly taken; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, and with or without the giving of notice or the lapse of time, or both, will (x) violate any provision of the Articles of Incorporation or Bylaws of FIRST OF AMERICA, or (y) to the knowledge of such counsel, violate, conflict with, result in the breach or termination of, constitute a default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of FIRST OF AMERICA pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, or violate any statute, rule or regulation applicable to FIRST OF AMERICA which would have a material adverse effect on FIRST OF AMERICA'S consolidated financial condition, assets, liabilities or business; to the knowledge of such counsel, all such consents, approvals, authorizations, orders, registrations or qualifications of or with any court, regulatory authority or other governmental body required for the consummation by FIRST OF AMERICA of the transactions contemplated by this Agreement have been obtained;

   (f) the FIRST OF AMERICA Common Stock to be issued in exchange for the COMPANY Shares has been duly authorized and, when such FIRST OF AMERICA Common Stock is issued and delivered as contemplated by this Agreement, all such FIRST OF AMERICA Common Stock will have been validly issued, fully paid and nonassessable;

   (g) the Registration Statement has been declared effective by the SEC or has become effective and, to the knowledge of such counsel, no stop order proceedings are pending or threatened with respect thereto by the SEC or state securities authorities;

   (h) except as disclosed in such opinion, to the knowledge of such counsel there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or propriety of the transactions contemplated by this Agreement or which seek or threaten to restrain, enjoin or prohibit or to obtain substantial damages in connection with the consummation of such transactions; and

   (i) the Prospectus/Proxy Statement as of the date thereof and as amended or supplemented prior to the date of the meeting of the SHAREHOLDERS referred to in Section 5.01 (except as to financial statements and other financial data contained therein, upon which such counsel need express no opinion) complies as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; such counsel has participated in the preparation of the Prospectus/Proxy Statement, and although such counsel has not independently verified the information contained therein, nothing has come to the attention of such counsel to lead such counsel to believe that the Prospectus/Proxy Statement, as of the date thereof and as amended and supplemented prior to the date of the meeting of the SHAREHOLDERS referred to in Section 5.01, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion with respect to financial statements and other financial data contained therein or with respect to matters relating to the COMPANY or its business, properties, management, or securities), and such counsel does not know of any contracts or other documents relating to FIRST OF AMERICA of a character required to be filed with the Prospectus/Proxy Statement as of such dates, or of any documents, other contracts, statutes or legal or governmental proceedings relating to FIRST OF AMERICA required to be described therein which are not filed or described as required.

  7.05 Officers' Certificate. FIRST OF AMERICA shall deliver to the COMPANY and the SHAREHOLDERS a certificate signed by its Chairman and Chief Executive Officer or President and Chief Operating Officer or by any Executive Vice President or by its Senior Vice President-Corporate Development and attested to by its Secretary or Assistant Secretary, dated as of the Effective Date, certifying to his respective best knowledge and belief, that FIRST OF AMERICA has met and fully complied with all conditions necessary to make this Agreement effective as to it. FIRST OF AMERICA shall have delivered all such other certificates and documents with respect to FIRST OF AMERICA as may reasonably have been requested by the COMPANY.

  7.06 Absence of Certain Changes or Events. From the date hereof to the Effective Date, there shall be and have been no material adverse change in the consolidated capitalization, business, properties or financial condition of FIRST OF AMERICA.

  7.07 Consents and Approvals. Any consents or approvals required to be secured by either party by the terms of this Agreement or otherwise reasonably necessary in the opinion of the COMPANY to consummate the transactions contemplated by this Agreement shall have been obtained and shall be satisfactory to the COMPANY.

  7.08 Listing of FIRST OF AMERICA Common Stock. All action reasonably capable of completion at or before the Effective Date to permit the shares of FIRST OF AMERICA Common Stock to be issued in the Share Exchange to, immediately following the Effective Date, be approved for listing on the NYSE as contemplated by Section 4.03 hereof shall have been completed and nothing shall have come to the attention of FIRST OF AMERICA, the COMPANY or the SHAREHOLDERS to cause any of them to reasonably believe that such listing will not occur.

                                 ARTICLE EIGHT

           FURTHER CONDITIONS TO THE OBLIGATIONS OF FIRST OF AMERICA

  The obligations of FIRST OF AMERICA to consummate the transactions contemplated by this Agreement is further subject to satisfaction of the following conditions:

  8.01 Compliance by the COMPANY and the SHAREHOLDERS. (a) All the terms, covenants and conditions of this Agreement required to be complied with and satisfied by the COMPANY and the SHAREHOLDERS at or prior to the Effective Date shall have been duly complied with and satisfied in all material respects, and
(b) the representations and warranties made by the COMPANY and the SHAREHOLDERS shall be true and correct in all material respects at and as of the Effective Date, except for those specifically relating to a time or times other than the Effective Date (which shall be true and correct in all material respects at such time or times) and except for changes permitted by this Agreement with the same force and effect as if made at and as of the Effective Date.

  8.02 Accuracy of Financial Statements. The COMPANY Financial Statements, COMPANY Schedules and Subsequent COMPANY Financial Statements heretofore or hereafter furnished to FIRST OF AMERICA shall not be inaccurate in any material respect.

  8.03 Sufficiency of Documents, Proceedings. All documents delivered by and proceedings of the COMPANY in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to Howard & Howard, Attorneys, P.C.

  8.04 Opinion of Counsel. There shall have been delivered to FIRST OF AMERICA an opinion of Goldenberg & Muri, legal counsel to the COMPANY and the SHAREHOLDERS, in form and substance reasonably satisfactory to Howard & Howard Attorneys, P.C., dated as of the Effective Date, to the effect that:

   (a) the COMPANY is duly incorporated, validly existing and in good standing under the laws of the State of Rhode Island as a trust company without authority to make loans or accept deposits;

   (b) the COMPANY has the corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its properties and to consummate the transactions contemplated by this Agreement;

   (c) this Agreement has been duly authorized, executed and delivered and has been approved by the SHAREHOLDERS and constitutes the valid and binding obligation of the COMPANY and the SHAREHOLDERS;

   (d)   the authorized capitalization of the COMPANY is as set forth in
  Section 3.03 hereof and the SHAREHOLDERS hold the COMPANY Shares in the manner set forth in COMPANY Schedule 3.15;

   (e) all corporate acts and other proceedings required to be taken by or on the part of the COMPANY and the SHAREHOLDERS, including the approval of this Agreement and the Share Exchange by the SHAREHOLDERS, to consummate the transactions contemplated by this Agreement have been properly taken; neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby and thereby, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the Articles of Incorporation or Bylaws of the COMPANY; or (ii) to the knowledge of such counsel, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of the COMPANY or the SHAREHOLDERS pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which the COMPANY or the SHAREHOLDERS is a party or by which it or any of their properties or assets may be bound, or violate any statute, rule or regulation applicable to the COMPANY or the SHAREHOLDERS which would have a material adverse effect on the financial condition, assets, liabilities or business of the COMPANY; to the knowledge of such counsel, all such consents, approvals, authorizations, orders, registrations or qualifications of or with any court, regulatory authority or other governmental body required for the consummation by the COMPANY or the SHAREHOLDERS of the transactions contemplated by this Agreement have been obtained;

   (f) to the knowledge of such counsel, since June 30, 1994, neither the COMPANY nor the SHAREHOLDERS have granted any options, warrants, calls, agreements or commitments of any character relating to any of the COMPANY Shares or other capital stock or equity securities of the COMPANY nor have the COMPANY or the SHAREHOLDERS granted any rights to purchase or otherwise acquire from the COMPANY or the SHAREHOLDERS any of the COMPANY Shares or other capital stock or other equity securities of the COMPANY;

   (g) except as disclosed in such opinion, to the knowledge of such counsel there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by this Agreement or which seek or threaten to restrain, enjoin or prohibit (or obtain substantial damages in connection with) the consummation of such transactions; and

   (h) except as disclosed in said opinion, such counsel does not know of any litigation, appraisal or other proceeding or governmental investigation pending or threatened against or relating to the business or property of the COMPANY or the SHAREHOLDERS which would have a materially adverse effect on the financial condition of the COMPANY, or of any legal impediment to the continued operation of the properties and business of the COMPANY and the SHAREHOLDERS in the ordinary course after the consummation of the transactions contemplated by this Agreement.


  8.05 Certificates. The COMPANY and the SHAREHOLDERS shall each deliver to FIRST OF AMERICA a certificate signed by each SHAREHOLDER and the COMPANY'S Chairman and Chief Executive Officer and attested to by its Secretary, dated the Effective Date, certifying to their best knowledge and belief that the COMPANY and the SHAREHOLDERS, respectively, have met and fully complied with all conditions necessary to make this Agreement effective as to the COMPANY and the SHAREHOLDERS. The COMPANY and the SHAREHOLDERS shall have delivered all such other certificates and documents with respect to the COMPANY as may reasonably have been requested by FIRST OF AMERICA.

  8.06 Absence of Certain Changes or Events. Excluding the payments contemplated by Section 3.11, from the date hereof to the Effective Date, there shall be and have been no material adverse change in the capitalization or in the business, properties or condition, financial or otherwise, of the COMPANY and as of the close of business on the day prior to the Effective Date, the outstanding customer accounts of the COMPANY shall be sufficient, in the reasonable judgment of FIRST OF AMERICA, to generate annual revenues including brokerage fees and mutual fund revenues to FIRST OF AMERICA and its affiliates of not less than Three Million Five Hundred Thousand and NO/100 Dollars ($3,500,000.00).

  8.07 Litigation. Neither the COMPANY nor the SHAREHOLDERS shall be made a party to, or threatened by, any actions, suits, proceedings, litigation or legal proceedings which, in the reasonable opinion of FIRST OF AMERICA, have or are likely to have a material adverse effect on the assets, properties, business, operations or condition, financial or otherwise, of the COMPANY nor shall any director or officer or employee or former director or officer or employee of the COMPANY be made a party to, or threatened by, any actions, suits, proceedings, litigation or legal proceedings relating to their performance or nonperformance of their legal or fiduciary duties as directors and officers of the COMPANY which in the reasonable opinion of FIRST OF AMERICA is likely to have a material adverse effect on the COMPANY. No action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the validity or propriety of the transactions contemplated by this Agreement which would make consummation of the transactions inadvisable in the reasonable opinion of FIRST OF AMERICA.

  8.08 Pooling of Interests. First of America shall have received an opinion, dated as of the Effective Date, from KPMG Peat Marwick that the transactions contemplated hereby shall be accounted for as a pooling of interests.

                                  ARTICLE NINE

                       ABANDONMENT; AMENDMENT AND WAIVER

  9.01 Abandonment. This Agreement may be terminated and abandoned at any time prior to the Effective Date (whether before or after approval of this Agreement by the SHAREHOLDERS):

   (a) by written agreement among FIRST OF AMERICA and the COMPANY and the SHAREHOLDERS;

   (b) by either FIRST OF AMERICA or the COMPANY and the SHAREHOLDERS if adversely affected and if any of the conditions set forth in Article Six hereof shall not have been fulfilled and shall not have been waived pursuant to Section 10.01 (b) hereof or shall become impossible of fulfillment;

   (c) by the COMPANY and the SHAREHOLDERS if any of the conditions set forth in Article Seven hereof shall not have been fulfilled and shall not have been waived pursuant to Section 10.01 (b) hereof or shall become impossible of fulfillment;

   (d) by FIRST OF AMERICA if any of the conditions set forth in Article Eight hereof shall not have been fulfilled and shall have not been waived pursuant to Section 10.01 (b) hereof or shall become impossible of fulfillment;

   (e) by either FIRST OF AMERICA or the COMPANY and the SHAREHOLDERS in the event of a material breach by the opposite party of any representation, warranty, covenant or agreement contained herein which has not been materially cured within thirty (30) days after written notice of such breach has been given to the party causing such breach;

   (f) by either FIRST OF AMERICA or the COMPANY and the SHAREHOLDERS in the event the Share Exchange is not consummated on or before April 30, 1995; or

   (g) by the COMPANY and the SHAREHOLDERS in the event that the Average Price is less than $29.375.

  9.02 Effect of Abandonment. In the event this Agreement is terminated and abandoned as provided in Section 9.01, this Agreement shall become void and of no further force and effect without any liability on the part of the terminating party or parties or their respective shareholders, directors or officers; provided, however, that (i) Section 4.04, Section 5.05, Section 11.06 and Section 11.14 of this Agreement shall survive any such abandonment and (ii) a termination pursuant to Section 9.01 shall not relieve a party for a willful breach of any covenant, undertaking, representation or warranty giving rise to such termination. In the event of termination and abandonment of this Agreement and as provided in Section 9.01, written notice thereof and the reasons therefor shall be given to the other parties by the terminating party.

                                  ARTICLE TEN

                      MODIFICATIONS, AMENDMENTS AND WAIVER

  10.01 Modifications, Amendments and Waiver. At any time prior to the Effective Date and before or after SHAREHOLDERS' approval of this Agreement, FIRST OF AMERICA, the COMPANY and the SHAREHOLDERS may, (a) by written agreement extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) by written notice of the party adversely affected waive compliance in whole or in part with any of the covenants, agreements or conditions contained in this Agreement, or (c) by written agreement make any other amendment or modification of this Agreement. Any such extension, waiver, amendment or modification shall be conclusively evidenced by the execution and delivery of the same by each of the SHAREHOLDERS, individually, by the Chairman and Chief Executive Officer, the President and Chief Operating Officer, or any Executive Vice President or the Senior Vice President-Corporate Development in the case of FIRST OF AMERICA or the Chairman and Chief Executive Officer in the case of the COMPANY. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or a waiver of any other condition or of the breach of any other term of this Agreement.

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

  11.01 Closing. A closing (the "Closing") of the transactions provided for herein shall take place at the offices of the COMPANY in Providence, Rhode Island on the last business day of the month in which all of the approvals required hereby become effective and on which all required waiting period shall have expired, or on such other day and at such other place as the parties may agree (the "Closing Date"). In the event the Closing does not take place on the date referred to in the preceding sentence because any condition to the obligations of any party under this Agreement is not met on that date, the other parties to this Agreement may postpone the Closing to any designated subsequent business day by giving the nonperforming party to this Agreement notice of the postponed date. At the Closing the parties will exchange the certificates, opinions, and other documents called for herein. Subject to the terms and conditions hereof, consummation of the transactions contemplated hereby in the manner described herein shall be accomplished as soon as practicable after the exchange of the documents at the Closing has been completed.

  11.02 Procurement of Approvals. FIRST OF AMERICA, the SHAREHOLDERS and the COMPANY shall each use its best efforts to proceed as expeditiously as possible and cooperate fully in the procurement of any required consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for the consummation of the transactions contemplated hereby on the terms provided herein, including, without being limited to, preparation by FIRST OF AMERICA and submission of any required application for prior approval of the Federal Reserve, an application for prior approval of the Rhode Island Board, preparation by FIRST OF AMERICA and submission under the Securities Act of the Registration Statement, the preparation of the Prospectus/Proxy Statement by the COMPANY and FIRST OF AMERICA and the distribution of the Prospectus/Proxy Statement by the COMPANY.

  11.03 Further Acts. Each of the parties (a) shall perform such further acts and execute such further documents as may be reasonably required to effect the transactions contemplated hereby; and (b) shall use all reasonable efforts to satisfy or obtain the satisfaction of the conditions set forth in Articles Six, Seven and Eight hereof.

  11.04 Notices. All documents, notices, requests, demands and other communications that are required or permitted to be delivered or given under this Agreement shall be in writing and shall be deemed to have been duly delivered or given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

   (a)   if to the COMPANY or the SHAREHOLDERS, to:

         NEW ENGLAND TRUST COMPANY
         144 Westminster Street
         Providence, Rhode Island 02903

         ATTENTION:  Devon W. Deyhle
                     Ernest R. Famiglietti
                     Ruth K. Mullen
with a copy to:

         GOLDENBERG & MURI
         15 Westminster Street
         Providence, Rhode Island 02903

         ATTENTION:  Michael R. Goldenberg

   (b)   and if to FIRST OF AMERICA to:

         FIRST OF AMERICA BANK CORPORATION
         211 South Rose Street
         Kalamazoo, Michigan 49007

         ATTENTION:  Mr. John B. Rapp
                     Executive Vice President

with a copy to:

         HOWARD & HOWARD ATTORNEYS, P.C.
         Suite 400
         107 West Michigan Avenue
         Kalamazoo, Michigan 49007

         ATTENTION:  Joseph B. Hemker, Esq.

or to such other person or address as a party hereto shall specify hereunder.

  11.05 Expenses. The COMPANY and FIRST OF AMERICA shall each pay all of their own fees and expenses (with FIRST OF AMERICA being responsible for the fees associated with the preparation and filing of the Registration Statement and the Prospectus/Proxy Statement (other than the fees and expenses of the COMPANY relating to its attorneys, accountants and the like)), incident to the negotiation, preparation, execution and performance of this Agreement, shareholders' meetings, including the fees and expenses of their own counsel, accountants, investment bankers and other experts, whether or not the transactions contemplated by this Agreement are consummated. FIRST OF AMERICA and the COMPANY each agree to indemnify and hold the other harmless, and their respective shareholders, officers, directors and employees, against and in respect of any and all claims made by, and losses incurred with respect to, third parties that arise out of or are based upon any misrepresentation or breach by the indemnifying party of any representation, warranty or covenant contained herein, including but not limited to, damages, judgments, settlements, attorneys' fees and costs; provided, however, that neither FIRST OF AMERICA nor the COMPANY shall be held liable for false statements made in the Prospectus/Proxy Statement, Registration Statement or any application filed in connection with this Agreement to the extent such false statement was based upon information provided in writing by the other.

  11.06  Discussions With Other Banks, Bank Holding Companies and Bank-Related
Businesses.   FIRST OF AMERICA now or in the future may be discussing possible affiliation with other banks, savings associations, or bank holding companies or bank-related businesses, but such discussions, if any, are preliminary in nature and there can be no assurance at this time that agreements for affiliation will be reached, or if reached, will be consummated. However, it is agreed that additional banks, savings associations, bank holding companies or bank-related businesses as now or hereafter approved by the Federal Reserve may become affiliated with FIRST OF AMERICA prior to, concurrently with, or after the date hereof, on such terms as FIRST OF AMERICA and any such other bank, savings association, bank holding company or bank-related business may in their discretion agree. It is further agreed that FIRST OF AMERICA and its subsidiaries, its pending subsidiaries, and future subsidiaries may engage in any activities permitted to be performed by bank holding companies, banks, or bank-related businesses and that FIRST OF AMERICA may merge or consolidate any or all of its subsidiaries, banks, or any or all of its bank-related businesses, as FIRST OF AMERICA may deem desirable or appropriate.

  11.07 Entire Agreement. This Agreement, the Exhibits and the COMPANY Schedules constitute the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby, supersede any and all prior agreements and understandings relating to the subject matter hereof and thereof and may not be modified, amended or terminated except in writing signed by each of the parties hereto.

  11.08 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan.

  11.09 Binding Effect and Parties in Interest. This Agreement may not be assigned by any party hereto without the written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement otherwise than as specifically provided herein.

  11.10 Captions. The caption headings of the Articles, Sections and subsections of this Agreement are for convenience of reference only and are not intended to be, and should not be construed as, a part of this Agreement.

  11.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

  11.12 Public Announcement. No party shall issue any press release or make any other public announcement relating to the subject matter of this Agreement without the written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by law or regulation upon advice of its counsel (in which case the disclosing party shall attempt to advise the other parties prior to making any disclosure).

  11.13 Limitation. Notwithstanding anything to the contrary in this Agreement, except for claims of FIRST OF AMERICA based upon misrepresentations or omissions made by a SHAREHOLDER intentionally or with reckless disregard for the truth thereof, a SHAREHOLDER'S liability to FIRST OF AMERICA based upon breach of any representation or warranty by such SHAREHOLDER under this Agreement shall be limited to the value, determined as of the Closing Date, of the shares of FIRST OF AMERICA Stock received by such individual SHAREHOLDER under Article One hereof.

  11.14 Severability Clause. If any provision of this Agreement shall be held invalid, the remainder shall nevertheless, be deemed valid and effective.

  11.15 Identification. This Agreement may be identified by date of execution of the last to sign of FIRST OF AMERICA, the COMPANY and the SHAREHOLDERS.

  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date set forth hereafter.


NEW ENGLAND TRUST COMPANY


By:
    Ernest R. Famiglietti
    Chairman and Chief Executive Officer


Dated: September 14, 1994             Attest:______________________________

FIRST OF AMERICA BANK CORPORATION


By:  ________________________
     John B. Rapp
     Executive Vice President

Dated:  September 14, 1994


Dated:  September 14, 1994     ________________________________
                               Devon W. Deyhle

Dated:  September 14, 1994     ________________________________
                               Ernest R. Famiglietti

Dated:  September 14, 1994     ________________________________
                               Ruth K. Mullen

                                   EXHIBIT A

EMPLOYMENT AGREEMENT


         This Agreement effective as of            , 1994 (the "Effective
Date") between NEW ENGLAND TRUST COMPANY, a Rhode Island Corporation located at 144 Westminster Street, Providence, Rhode Island (the "Company") and
                                DEVON W. DEYHLE
whose residence address is
                             #3 Jonathan's Landing
                      Moultonborough, New Hampshire 03226
and whose mailing address is:
                                    Box 1482
                       Center Harbor, New Hampshire 03226
(the "Officer")

                              W I T N E S S E T H

         WHEREAS, the Officer is currently employed by the Company as an officer of the Company with the title at the Effective Date of this Agreement as set forth in Annex 1; and

         WHEREAS, the Company wishes to attract and retain highly qualified executives and to achieve this goal it is in the best interests of the Company to secure the continued services of the Officer;

         NOW, THEREFORE, the Company and the Officer agree as follows:

                                   SECTION 1
                                   EMPLOYMENT

         1.1 TERM. Except as otherwise provided herein, the Company shall employ the Officer and the Officer shall remain in employment with the Company for a period of five (5) years from the Effective Date of this Agreement (the "Term") unless terminated prior to the expiration of the Term pursuant to
Section 2.

         1.2     COMPENSATION.

                 (A) BASE SALARY. As compensation for services provided to the Company by the Officer pursuant to this Agreement, the Company shall pay the Officer the annual salary set forth in Annex 1.

                 (B)      INCENTIVE COMPENSATION.  Subject to the provisions of
         Section 2 hereof, the Officer shall also be entitled to incentive compensation which shall be paid annually within seventy-five (75) days of the end of each calendar year during the Term according to the following formula:

                 There shall each calendar year be established a bonus pool (the "Bonus Pool") which, in the aggregate, will equal seventeen percent (17%) of the annual gross trust, investment management and investment advisory revenues of the Company and its affiliates, including brokerage fees and mutual fund revenue and administrative and record keeping fees, generated by the operations of the Company which are attributable to the business or customers of the Company on the Effective Date of this Agreement or which derive directly from the collective or individual efforts of the Officer, Ernest R. Famiglietti ("Famiglietti") and Ruth K. Mullen ("Mullen") during the Term hereof. The Officer shall be entitled to 50% percent of the first $260,000.00 of the Bonus Pool. To the extent the Bonus Pool exceeds $260,000.00, but does not exceed $350,000.00, the Officer shall not receive any portion of such excess amount. To the extent the Bonus Pool exceeds $350,000.00 but does not exceed $530,000.00, the Officer shall be entitled to receive 50% of the amount by which the Bonus Pool exceeds $350,000.00. To the extent the Bonus Pool exceeds $530,000.00, the Officer shall be entitled to receive thirty-three and one-third (33-1/3%) percent of the amount by which the Bonus Pool is greater than $530,000.00. In the event that, prior to the expiration of the Term, Famiglietti's or Mullen's employment with the Company shall terminate for any reason, then the Officer shall, for each calendar year of the Term thereafter, be entitled to receive, in addition to the incentive compensation otherwise provided herein, an amount which shall equal twenty-five (25%) percent of the incentive compensation such departed employee would have earned for such year had such departed employee remained in the employ of the Company. Such bonus payment shall be prorated for any partial year.

                 (C) BENEFITS. The Officer shall also be eligible to actively participate in other compensation and benefit plans generally available to executive employees of the Company of like grade and salary excluding other cash incentive compensation programs of the Company and its affiliates but including retirement plans, group life, disability, accidental death and dismemberment, travel and accident, and health and dental insurance plans, stock option plans, deferred compensation plans, supplemental retirement plans and excess benefit plans. Such other compensation and benefit plans are hereinafter referred to collectively as the "Compensation and Benefit Plans". The Officer's participation in stock option plans, if any, shall be calculated as though the Officer's base salary throughout the term is $125,000.00 per year. Except to the extent that includible compensation may be limited by applicable law, the Officer's compensation for purposes of calculating benefits under retirement plans, deferred compensation plans, supplemental retirement plans and excess benefit plans shall be the aggregate of the Officer's annual compensation under Section 1.2(a) and 1.2(b). A list and a brief description of the Compensation and Benefit Plans is attached hereto as Annex 2.

                 (D) EXPENSES. To the extent not otherwise paid by the Company, the Company will reimburse the Officer for reasonable and necessary expenses incurred in conducting and promoting the business of the Company and its affiliates. The Company shall also either (i) furnish for the Officer's use throughout the Term an automobile comparable to the automobile presently being driven by the Officer; or
         (ii) at any time during the Term transfer ownership to the Officer of the Company-owned automobile then being used by the Officer.

         1.3 DUTIES. The Officer shall perform such duties and functions as are assigned to him by the bylaws of the Company, as amended or restated, the Board of Directors of the Company, or by a duly authorized committee of the Board of Directors of the Company, or by an officer of more senior rank than the Officer. The Officer shall perform his duties and functions in a manner that is consistent with the best interest of the Company and its shareholders. The Company acknowledges that Officer has heretofore performed and may continue to perform a portion of his duties to the Company away from the premises of the Company.

         1.4 DUTY OF LOYALTY. The Officer shall work full-time for the Company only, provided that:

                 (a) he may also engage in charitable, civic and other similar activities;

                 (b) he may also manage his personal investments directly or with other investors through privately held corporations or partnerships ; and

                 (c) with the consent of the Board of Directors of the Company, he may serve as a director of a business organization not competing with the Company.

         1.5 DUTY NOT TO DISCLOSE CONFIDENTIAL INFORMATION. The Officer acknowledges that his relationship with the Company is one of high trust and confidence and that he has access to Confidential Information (as hereinafter defined) of the Company. The Officer shall not, directly or indirectly, communicate, deliver, exhibit or provide any Confidential Information to any person, firm, partnership, corporation, organization or entity, except as required in the normal course of the Officer's duties. The duties contained in the paragraph shall be binding upon the Officer during the time that he is employed by the Company and following the termination of such employment. Such duties will not apply to any such Confidential Information which is or becomes in the public domain through no action on the part of the Officer, is generally disclosed to third parties by the Company without restriction on such third parties, or is approved for release by written authorization of the Board of Directors of the Company. The term "Confidential Information" shall mean any and all confidential, proprietary, or secret information relating to the Company's business, services, customers, business operations, or activities and any and all trade secrets, products, methods of conducting business, information, skills, knowledge, ideas, know-how or devices used in, developed by, or pertaining to the Company's business and not generally known, in whole or in part, in any trade or industry in which the Company is engaged. The Officer agrees that this Section 1.5 shall survive the Term of this Agreement or any termination of this Agreement pursuant to Section 2 or otherwise.

                                   SECTION 2
                                  TERMINATION

         2.1 TERMINATION OF AGREEMENT. Unless sooner terminated in accordance with the terms of this Section 2, this Agreement shall terminate at the expiration of the Term, and all obligations hereunder shall terminate except as specifically set forth in Section 1.5, and Section 3, and except as otherwise expressly set forth herein. The Officer may, with the consent of the Company, continue in the employ of the Company after the expiration of the Term on such terms and conditions as may be agreed upon by the Company and the Officer.

         2.2 TERMINATION BY THE OFFICER. The Officer may terminate this Agreement at any time upon sixty (60) days advance written notice. In the event that the Officer terminates employment with the Company, the Officer shall have no further obligation to the Company hereunder following the effective date of such termination, except the duty to not disclose Confidential Information in accordance with Section 1.5 and the Covenant Not To Compete in accordance with Section 3; provided that the Company shall pay to the Officer the salary payments described in Section 1.2(a) that the Officer had earned as of the date of such termination and, in the event the Officer terminates such employment for "Good Reason," the Company shall: (i) for the remainder of the Term pay to the Officer the salary payments under Section 1.2(a); (ii) pay to the Officer prorated incentive compensation described in
Section 1.2(b) that the Officer had earned as of the date of such termination;
(iii) pay fifty (50%) of the incentive compensation under Section 1.2(b) from and after the date of termination; and (iv) permit the Officer to continue active participation in employee benefit plans, in accordance with the Company's severance policy in effect of the date of such termination, except that Employee shall be eligible to participate in the Company's then-applicable dental and health plans during the remainder of the Term as though he had remained in the employ of the Company throughout the Term.

         For purposes of this Agreement, the term "Good Reason" means (w) a material change in the Officer's authority or duties; (x) a reduction in or failure to pay the Officer's compensation under Section 1.2; (y) a change in the Officer's principal place of employment without his consent to a place outside of the State of Rhode Island; or (z) a transfer of more than 50% of the ownership or voting control of the Company whether by merger, sale of stock or otherwise to any person or entity other than First of America Bank Corporation or one of its direct or indirect subsidiaries; provided, however, that a change of control of First of America Bank Corporation shall not constitute such a transfer of ownership.

         2.3 DEATH. In the event the Officer's employment with the Company is terminated due to the Officer's death, the Company shall have no further obligation to the Officer, his heirs or legatees hereunder from the date of such termination, except for the following:

                          (i) Pay to the Officer's surviving spouse or other designated beneficiary the salary payments described in
                 Section 1.2(a) that the Officer had earned as of the date of his death and such salary payments the Officer would have earned pursuant to Section 1.2(a) in the event that the Officer has remained in the employ of the Company for ninety
                 (90) days after the date of his death; and

                          (ii) cause life insurance benefits, in addition to those payable by reason of the Officer's participation in the Compensation and Benefit plans described in Section 1.2(c) to be paid to the

         Officer's surviving spouse or other designated beneficiary (which designation may be irrevocable) which shall be equal to the following:

                                  (a)      $954,360 if the Officer shall die
during the first year of the Term;

                                  (b)      $829,718 if the Officer shall die
during the second year of the Term;

                                  (c)      $676,937 if the Officer shall die
during the third year of the Term;

                                  (d)      $491,511 if the Officer shall die
during the fourth year of the term; or

                                  (e)      $267,879 if the Officer shall die
during the fifth year of the Term.

         2.4 DISABILITY. In the event the Officer's employment with the Company is terminated due to the Officer's permanent disability, the Company shall have no further obligation to the Officer, hereunder from the date of such termination, except for the following:

                          (i) for a period of six (6) months from the date salary continuation payments under the Company's short term disability policy cease, the Company shall pay to the Officer the salary payments described in Section 1.2(a), less the amount of any benefits received by the Officer during such period from the Company's long-term disability plan;

                          (ii) pay to the Officer prorated incentive compensation payments described in Section 1.2(b) that the Officer had earned as of the date of such permanent disability;

                          (iii) for the remainder of the Term following such permanent disability, pay to the Officer fifty (50%) percent of the incentive compensation under Section 1.2(b); and

                          (iv) for a period of one (1) year from the date of the Officer's permanent disability, provide benefits to the Officer under the Company's then-applicable dental and health plans.

         For purposes of this Agreement, the term "permanent disability" means a physical or mental condition of the Officer which:

                 (a)      has continued uninterrupted for six (6) months;

                 (b)      is expected to continue indefinitely; and

                 (c) is determined by the Company to render the Officer incapable of adequately performing his duties under Section 1.3 of this Agreement.

         2.5 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate this Agreement without cause by providing notice to the Officer, which notice may be provided as late as the effective date of such termination. In such event, the Officer shall have no further obligation to the Company hereunder, except the duty to not disclose Confidential Information in accordance with Section 1.5, and the Covenant Not To Compete in accordance with
Section 3. The Company shall have no further obligation to the Officer hereunder from the date of such termination except that the Company shall: (a) for the remainder of the Term pay to the Officer the salary payments described in Section 1.2(a); (b) pay to the Officer prorated incentive compensation payments described in Section 1.2(b) that the Officer had earned as of the date of such termination; (c) pay fifty (50%) percent of the incentive compensation under Section 1.2(b) from and after the date of termination; and (d) permit the Officer to continue active participation in employee benefit plans, in accordance with the Company's severance program in effect of the date of such termination, except that Employee shall be eligible to participate in the Company's then-applicable dental and health plans during the remainder of the Term as though he had remained in the employ of the Company throughout the Term.

         2.6 TERMINATION BY THE COMPANY WITH CAUSE. The Company may terminate this Agreement by providing the Officer with notice, which notice may be provided as late as the effective date of such termination, that his employment is being terminated for "Cause." The term "Cause" shall apply if the Officer:

                 (a) commits misconduct or dishonesty resulting in substantial injury to the interests of the Company; or

                 (b) willfully and materially breaches this Agreement unless such breach is cured to the satisfaction of the Company within 10 days after notice thereof is given to the Officer.

         In such event, the Company will have no further obligation to the Officer under the Agreement from the date of such termination,except to pay the Officer the salary payments described in Section 1.2(a) that the Officer has earned as of the date of such termination.

                                   SECTION 3
                            COVENANT NOT TO COMPETE

         3.1. COVENANT NOT TO COMPETE. As a material inducement to sign this Agreement, the Officer agrees that until the earlier of the end of the Term or two (2) years after the termination of his employment hereunder, he will not Compete (as hereinafter defined) with the Company; provided, however, that notwithstanding the foregoing, in the event that during the final year of the Term, the Officer terminates his employment hereunder without Good Reason or the Company terminates his employment with Cause, the Officer agrees that he will not compete with the Company for a period of one (1) year from the date of such termination of employment.

         3.2. COVENANT NOT TO SOLICIT OR SERVICE. The parties recognize that the Company has spent significant amounts of time and money developing the goodwill of current and prospective Customers, as that term is hereinafter defined, and that information about Customers is not available to the general public or the Company's ordinary employees, and that the Officer has access to such information. The parties also acknowledge that many of the Customers do not have an advertised place of business, the Company's competitors could not obtain such information without substantial efforts, and the Company's business would be irreparably and greatly damaged by the use of this information other than for its benefit. Therefore, as a material inducement to signing this Agreement, the Officer will not solicit or do business with, or attempt to solicit or do business with, any of the Customers except on the Company's behalf.

         3.2. ENFORCEABILITY. If any court shall determine that the duration or geographical limit of any restriction contained in this Section 3 is unenforceable under applicable law, this Section 3 shall not thereby be terminated, but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the operation of this Section 3 in the jurisdiction of the Court that has made such determination.

         3.3. SPECIFIC PERFORMANCE. Upon a breach or threatened breach by the Officer of Section 3.1 or Section 3.2, the Company may apply to any court of competent jurisdiction for an injunctive order prohibiting such breach and the Company may institute and maintain a proceeding, without bond, against the Officer to compel the specific performance of Section 3.1 or Section 3.2. The Officer hereby waives the claim or defense that an adequate remedy at law exists and shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. The remedy of specific performance shall not be exclusive and shall be in addition to all other remedies that the Company may have.

         3.4     DEFINITIONS.

                 (A) "COMPETE." "To Compete" and "to Compete with the Company" both mean to engage in any employment activity in the same or any similar business as the Company or to directly or indirectly own (except for passive investments in which the Officer owns less than a 10% ownership interest), manage, operate, control or be employed by, participate in or be connected in any manner whatsoever with the ownership, operation or control of any business so engaged, including competing as a proprietor, partner, investor, stockholder, director, officer, employee, consultant, independent contractor, or otherwise, within a geographic area anywhere within the United States of America.

                 (B) "CUSTOMER." A "Customer" of the Company is any person for whom it has performed or attempted to perform services or sold or attempted to sell any product or service, whether or not for compensation, and regardless of the date of such rendition, sale, or attempted rendition or sale. A list of the Company's current Customers is included as Annex 3 hereto. Such list shall be maintained and updated from time to time and approved quarterly by the Board of Directors of the Company and all parties agree and acknowledge that such list, as amended from time to time, is true and accurate, but that it is not necessarily a complete list of the Customers and that the restrictions in this Section 3 shall apply to all of the Customers and not merely to those listed on such schedule.

                                   SECTION 4
                                 MISCELLANEOUS

         4.1 OFFICER'S RIGHT TO PURCHASE INSURANCE CONTRACTS. On the Effective Date of this Agreement the Officer may at his option purchase any insurance contract in existence between New England Trust Company and Confederation Life entered into prior to the Effective Date which designates the Officer as the insured (except any group term life policy or any term life policy that is supplemental to any group term life policy). The purchase price for the insurance contract to be paid to the Company by the Officer shall be equal to greater of the total value at which such insurance is carried on the books of the Company on the Effective Date of this Agreement or the cash surrender value of such insurance contract on such date.

         4.2 LEGAL FEES AND COSTS. If any legal action or proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party in such action shall be entitled to recover reasonable attorneys' fees and costs connected with such action or proceeding in addition to all other recovery or relief.

         4.3 ASSIGNMENT OF OFFICER'S RIGHTS. The Officer may not assign, pledge or otherwise transfer any of the benefits of this Agreement either before or after termination of employment, and any purported assignment, pledge or transfer of any payment to be made by the Company hereunder shall be void and of no effect. No payment to be made to the Officer hereunder shall be subject to the claims of creditors of the Officer.

         4.4 AGREEMENTS BINDING ON SUCCESSORS. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors, assigns, personal representatives, heirs, legatees and beneficiaries.

         4.5 NOTICES. Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by first class mail to the Officer or the Company at his or its address as set forth above, or to such other address of which either the Officer or the Company shall notify the other in writing.

         4.6 WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Officer or the Company.

         4.7 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties. It may be modified only by an agreement in writing signed by the party against whom enforcement of any change or amendment is sought.

         4.8 SEVERABILITY OF PROVISIONS. If for any reason any paragraph, term or provision of this Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all paragraphs, terms and provisions of this Agreement shall be deemed to be severable in nature.

         4.9 GOVERNING LAW. This Agreement is made in, and shall be governed by, the laws of the State of Michigan.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                                                      -------------------------
                                                                        Officer

                                                       NEW ENGLAND TRUST COMPANY
Attest:


                                                          ---------------------
                                                       By:
- -----------------------
Secretary

                                   ANNEX 1 TO
                          EMPLOYMENT AGREEMENT BETWEEN
                         NEW ENGLAND TRUST COMPANY AND

                                DEVON W. DEYHLE


Officer's Title:          President and Chief Financial Officer

Officer's Salary:         $211,200

                                   ANNEX 2 TO
                          EMPLOYMENT AGREEMENT BETWEEN
                         NEW ENGLAND TRUST COMPANY AND

                                DEVON W. DEYHLE


                                    Attached

                                                                        09/12/94

                   SUMMARY OF FIRST OF AMERICA BENEFIT PLANS
              FOR NEW ENGLAND TRUST COMPANY EMPLOYMENT AGREEMENTS


First of America Bank Corporation
Reserve Plus Retirement Savings Plan

The Reserve Plus Savings Plan is a qualified 401(k) savings plan which provides voluntary salary deferral opportunities up to a maximum 15% of eligible compensation, subject to the Internal Revenue Service (IRS) maximum annual deferral limit. The Company matches the first 1% to 4% of participant contributions at a rate of 33-1/3%, and deferrals of 5% receive a 50% Company matching contribution. Vesting in the Company matching contribution accrues at a rate of 25% per year with full vesting after four years of service. Participants have a choice of six investment options, including Company stock. Highly compensated employees are limited to a maximum 5% base salary deferral under this Plan.

First of America Bank Corporation
Supplemental Savings Plan

The Supplemental Savings Plan is a non-qualified, unfunded deferred compensation plan designed to offer a select group of management an opportunity to defer compensation in excess of the applicable IRS maximum limit in a manner similar to the qualified savings plan. Participants may defer from 1% to 45% of base salary, and by separate election, up to 100% of certain annual incentive compensation under this plan. The Company matching contribution, vesting, and investment features mirror the qualified 401(k) savings plan. The expected cost of the Reserve Plus Plan and the Supplemental Savings Plan on a consolidated basis is 2.5% of the first 5% of base salary deferred.

First of America Bank Corporation
Employee's Retirement Plan

The FOABC Employee's Retirement Plan is a tax qualified defined benefit pension plan which applies to all salaried employees after one year of continuous service. The applicable benefit formula is 70% of the employee's final average earnings minus 50% of the employee's estimated primary Social Security benefit multiplied by the ratio of the employee's years of benefit service with First of America following the merger with New England Trust Co. (maximum of 35 years) divided by 35 years. Final average earnings will be determined based only on compensation earned following the merger date. Vesting is based on a five year cliff vesting schedule. Prior service with New England Trust will be credited for plan eligibility and vesting purposes but not for benefit service accrual. Retirement benefits under the Plan are determined using W-2 compensation subject to the IRS Section 401(a)(17) limitations on the maximum compensation to be recognized under tax qualified plans. The maximum benefit payable by the Plan is also restricted by the maximum benefit limitations under
Section 415 of the IRS tax regulations. The estimated cost of the FOABC Retirement Plan is expected to be 7-8% of the maximum compensation amount which is $150,000 for 1994.

First of America Bank Corporation
Excess Benefit Plan

The Excess Benefit Plan is an unfunded, nonqualified excess benefit retirement plan which supplements retirement benefits of participants whose retirement benefits are reduced under the FOABC Employee's Retirement Plan due to the maximum benefit limitation under Section 415 of the IRS tax code. The excess benefit amount provided by this Plan represents the difference between the reduced pension benefit payable under the qualified pension plan and the full benefit under the qualified plan benefit formula without regard to the IRS maximum benefit limitation.

First of America Bank Corporation
Supplemental Retirement Plan

The Supplemental Retirement Plan is an unfunded, nonqualified retirement plan which supplements the retirement benefits of participants whose benefits are reduced under the FOABC Retirement Plan as a result of the employee's participation under the Supplemental Savings Plan and the reduction in the W-2 compensation which would otherwise be recognized under the qualified pension plan for benefit determination purposes. The Plan also supplements the retirement benefits of participants whose pension benefits are reduced under the FOABC Retirement Plan due to the maximum compensation limits under Section 401(a)(17) of the IRS tax regulations. The supplemental benefit provided by this Plan represents the amount by which the retirement benefit under the FOABC Employee's Retirement Plan is reduced by the reduction in compensation resulting from compensation deferrals under the Supplemental Savings Plan and the maximum compensation limits under the qualified pension plan.

The intention of the Excess Benefit and Supplemental Retirement Plans is to provide aggregate pension benefits between all three retirement plans which are equivalent to the retirement benefit which would otherwise be provided under the benefit formula of the FOABC Employee's Retirement Plan except for the limitations on the maximum permissible benefit payable under the qualified pension plan and compensation which can be recognized under the qualified pension plan. Retirement benefits under the Excess Benefit and Supplemental Retirement Plans for the principals of the New England Trust Company will be determined using the base salaries and incentive compensation payable under terms of the employment agreements. The cost of the Supplemental Retirement Plan will depend upon the compensation amount deferred under the Supplemental Savings Plan. The consolidated cost of the Excess Benefit and Supplemental Retirement Plans is estimated to be 10-12% of the compensation includable under these Plans.

First of America Bank Corporation
Stock Option Plan

The Stock Option Plan is a nonqualified option program. Nonqualified stock options to purchase FOA common stock are granted at an option price equal to or greater than the current market price of FOA common stock at the option date. Options are granted for a ten-year term and vest at the rate of 33-1/3% per year following each grant. Stock Options are normally granted in October each year. The options granted are determined under a grant allocation formula using base salary only, a target grant allocation factor, and the market price of the common shares at the grant date.

Option grants under the New England Trust Company employment agreements will be determined by base salaries ranging between $100,000 and $125,000 per year and a grant allocation factor of 30% for the duration of the term of the employment agreements. The potential appreciation value of a single stock option grant of 1,000 shares at the exercise price of $37.00 per share based on a assumed rate of return of 5% over the full ten-year option term is estimated at $23,270.

First of America Bank Corporation
Employee's Health Care Plan

The Medical Plan is a modified comprehensive, indemnity type health care reimbursement plan with managed care features. The plan covers most reasonable and customary medical expenses on an 80%/20% co-payment basis. The annual deductible payment is $150.00 per person with a family maximum of $450.00. The individual out-of-pocket maximum is $700 per year with a family stop loss limit of $2,100.

The current 1994 medical premium rates are as follows:

                                       Annual                   Annual               Total
                                      Employer                 Employee              Annual
                                    Contribution             Contribution           Premium
                                    ------------             ------------           -------
Single Coverage                        $1,116                   $  408               $1,524
Family Coverage                        $3,852                   $1,140               $4,992

First of America Bank Corporation
Employee's Dental Care Plan

The Dental Plan is a modified comprehensive, indemnity type dental coverage. The Plan covers $100% of most diagnostic and preventative services and the co-payment for other services is 50% of eligible dental expenses. The annual deductible payment is $25.00 per person with a family maximum of $75.00. The annual maximum benefit is $1,000 for all dental services except for orthodontic services. Orthodontic services are subject to a separate lifetime deductible of $25.00 per person and a lifetime maximum orthodontic benefit of $1,000 per person. Only children are eligible for orthodontic benefits.

The current 1994 dental premium rates are as follows:

                                       Annual                   Annual               Total
                                      Employer                 Employee              Annual
                                    Contribution             Contribution           Premium
                                    ------------             ------------           -------
Single Coverage                        $ 48.00                  $123.24             $171.24
Family Coverage                        $144.00                  $398.40             $542.40

First of America Bank Corporation
Employee's Life and Accidental Death
and Dismemberment Insurance Plan

The Life Insurance Plan provides term life and accidental death and dismemberment insurance coverage equal to two times base salary only on a noncontributory basis. Accidental death and dismemberment insurance benefits are dependent on the extent of the loss under a schedule of benefits and are payable in addition to the life insurance benefit. Supplemental life insurance coverage for the employee, spouse, and eligible children may be purchased on an optional basis.

First of America Bank Corporation
Employee's Business Travel Accident
Insurance Plan

The Travel Accident Plan provides accidental death and dismemberment insurance coverage to employees for death or dismemberment while traveling on Company approved business or resulting from a criminal act of violence on Company property. The maximum benefit coverage is $200,000 due to the death of a full-time employee. The employer pays the full cost of this plan and the annual premium is negligible.

First of America Bank Corporation
Employee's Long-Term Disability Insurance Plan

The Long-term Disability Insurance Plan provides disability income benefits equal to 60% of base salary to a maximum monthly benefit of $10,000 in the event of total and permanent disability. There is a benefit elimination period of 180 consecutive days of disability. Long-term disability insurance benefits are reduced by all other sources of disability income which may be payable, such as Social Security, Worker's Compensation, and retirement benefits. The Company pays the entire cost of the LTD coverage and the annual insurance premium amounts to approximately 0.25% of base salary to the covered limit of $200,000.

                                   ANNEX 3 TO
                          EMPLOYMENT AGREEMENT BETWEEN
                         NEW ENGLAND TRUST COMPANY AND

                                DEVON W. DEYHLE


         NAME OF CUSTOMER                                   ANNUAL REVENUE


                        [TO BE COMPLETED UPON EXECUTION]

                                   EXHIBIT B

                              EMPLOYMENT AGREEMENT


         This Agreement effective as of            , 1994 (the "Effective
Date") between NEW ENGLAND TRUST COMPANY, a Rhode Island Corporation located at 144 Westminster Street, Providence, Rhode Island (the "Company") and

                             ERNEST R. FAMIGLIETTI
whose residence address is
                             #30 Jonathan's Landing
                      Moultonborough, New Hampshire 03226
and whose mailing address is:
                                    Box 1482
                       Center Harbor, New Hampshire 03226
(the "Officer")

                              W I T N E S S E T H

         WHEREAS, the Officer is currently employed by the Company as an officer of the Company with the title at the Effective Date of this Agreement as set forth in Annex 1; and

         WHEREAS, the Company wishes to attract and retain highly qualified executives and to achieve this goal it is in the best interests of the Company to secure the continued services of the Officer;

         NOW, THEREFORE, the Company and the Officer agree as follows:

                                   SECTION 1
                                   EMPLOYMENT

         1.1 TERM. Except as otherwise provided herein, the Company shall employ the Officer and the Officer shall remain in employment with the Company for a period of five (5) years from the Effective Date of this Agreement (the "Term") unless terminated prior to the expiration of the Term pursuant to
Section 2.

         1.2     COMPENSATION.

                 (A) BASE SALARY. As compensation for services provided to the Company by the Officer pursuant to this Agreement, the Company shall pay the Officer the annual salary set forth in Annex 1.

                 (B)      INCENTIVE COMPENSATION.  Subject to the provisions of
         Section 2 hereof, the Officer shall also be entitled to incentive compensation which shall be paid annually within seventy-five (75) days of the end of each calendar year during the Term according to the following formula:

                 There shall each calendar year be established a bonus pool (the "Bonus Pool") which, in the aggregate, will equal seventeen percent (17%) of the annual gross trust, investment management and investment advisory revenues of the Company and its affiliates, including brokerage fees and mutual fund revenue and administrative and record keeping fees, generated by the operations of the Company which are attributable to the business or customers of the Company on the Effective Date of this Agreement or which derive directly from the collective or individual efforts of the Officer, Devon W. Deyhle ("Deyhle") and Ruth K. Mullen ("Mullen") during the Term hereof. The Officer shall be entitled to 50% percent of the first $260,000.00 of the Bonus Pool. To the extent the Bonus Pool exceeds $260,000.00, but does not exceed $350,000.00, the Officer shall not receive any portion of such excess amount. To the extent the Bonus Pool exceeds $350,000.00 but does not exceed $530,000.00, the Officer shall be entitled to receive

         50% of the amount by which the Bonus Pool exceeds $350,000.00. To the extent the Bonus Pool exceeds $530,000.00, the Officer shall be entitled to receive thirty-three and one-third (33 1/3%) percent of the amount by which the Bonus Pool is greater than $530,000.00. In the event that, prior to the expiration of the Term, Deyhle's or Mullen's employment with the Company shall terminate for any reason,then the Officer shall, for each calendar year of the Term thereafter, be entitled to receive, in addition to the incentive compensation otherwise provided herein, an amount which shall equal twenty-five (25%) percent of the incentive compensation such departed employee would have earned for such year had such departed employee remained in the employ of the Company.

         Such bonus payment shall be prorated for any partial year.

                 (C) BENEFITS. The Officer shall also be eligible to actively participate in other compensation and benefit plans generally available to executive employees of the Company of like grade and salary excluding other cash incentive compensation programs of the Company and its affiliates but including retirement plans, group life, disability, accidental death and dismemberment, travel and accident, and health and dental insurance plans, stock option plans, deferred compensation plans, supplemental retirement plans and excess benefit plans. Such other compensation and benefit plans are hereinafter referred to collectively as the "Compensation and Benefit Plans". The Officer's participation in stock option plans, if any, shall be calculated as though the Officer's base salary throughout the term is $125,000.00 per year. Except to the extent that includible compensation may be limited by applicable law, the Officer's compensation for purposes of calculating benefits under retirement plans, deferred compensation plans, supplemental retirement plans and excess benefit plans shall be the aggregate of the Officer's annual compensation under Section 1.2(a) and 1.2(b). A list and a brief description of the Compensation and Benefit Plans is attached hereto as Annex 2.

                 (D) EXPENSES. To the extent not otherwise paid by the Company, the Company will reimburse the Officer for reasonable and necessary expenses incurred in conducting and promoting the business of the Company and its affiliates. The Company shall also either (i) furnish for the Officer's use throughout the Term an automobile comparable to the automobile presently being driven by the Officer; or
         (ii) at any time during the Term transfer ownership to the Officer of the Company-owned automobile then being used by the Officer.

         1.3 DUTIES. The Officer shall perform such duties and functions as are assigned to him by the bylaws of the Company, as amended or restated, the Board of Directors of the Company, or by a duly authorized committee of the Board of Directors of the Company, or by an officer of more senior rank than the Officer. The Officer shall perform his duties and functions in a manner that is consistent with the best interest of the Company and its shareholders. The Company acknowledges that Officer has heretofore performed and may continue to perform a portion of his duties to the Company away from the premises of the Company.

         1.4 DUTY OF LOYALTY. The Officer shall work full-time for the Company only, provided that:

                 (a) he may also engage in charitable, civic and other similar activities;

                 (b) he may also manage his personal investments directly or with other investors through privately held corporations or partnerships; and

                 (c) with the consent of the Board of Directors of the Company, he may serve as a director of a business organization not competing with the Company.

         1.5 DUTY NOT TO DISCLOSE CONFIDENTIAL INFORMATION. The Officer acknowledges that his relationship with the Company is one of high trust and confidence and that he has access to Confidential Information (as hereinafter defined) of the Company. The Officer shall not, directly or indirectly, communicate, deliver, exhibit or provide any Confidential Information to any person, firm, partnership, corporation, organization or entity, except as required in the normal course of the Officer's duties. The duties contained in the paragraph shall be binding upon the Officer during the time that he is employed by the Company and following the termination of such employment. Such duties will not apply to any such Confidential Information which is or becomes in the public domain through no action on the part of the Officer, is generally disclosed to third parties by the Company without restriction on such third parties, or is approved for release by written authorization of the Board of Directors of the Company. The term "Confidential Information" shall mean any and all confidential, proprietary, or secret information relating to the Company's business, services, customers, business operations, or activities and any and all trade secrets, products, methods of conducting business, information, skills, knowledge, ideas, know-how or devices used in, developed by, or pertaining to the Company's business and not generally known, in whole or in part, in any trade or industry in which the Company is engaged. The Officer agrees that this Section 1.5 shall survive the Term of this Agreement or any termination of this Agreement pursuant to Section 2 or otherwise.

                                   SECTION 2
                                  TERMINATION

         2.1 TERMINATION OF AGREEMENT. Unless sooner terminated in accordance with the terms of this Section 2, this Agreement shall terminate at the expiration of the Term, and all obligations hereunder shall terminate except as specifically set forth in Section 1.5, and Section 3, and except as otherwise expressly set forth herein. The Officer may, with the consent of the Company, continue in the employ of the Company after the expiration of the Term on such terms and conditions as may be agreed upon by the Company and the Officer.

         2.2 TERMINATION BY THE OFFICER. The Officer may terminate this Agreement at any time upon sixty (60) days advance written notice. In the event that the Officer terminates employment with the Company, the Officer shall have no further obligation to the Company hereunder following the effective date of such termination, except the duty to not disclose Confidential Information in accordance with Section 1.5 and the Covenant Not To Compete in accordance with Section 3; provided that the Company shall pay to the Officer the salary payments described in Section 1.2(a) that the Officer had earned as of the date of such termination and, in the event the Officer terminates such employment for "Good Reason," the Company shall: (i) for the remainder of the Term pay to the Officer the salary payments under Section 1.2(a); (ii) pay to the Officer prorated incentive compensation described in
Section 1.2(b) that the Officer had earned as of the date of such termination;
(iii) pay fifty (50%) of the incentive compensation under Section 1.2(b) from and after the date of termination; and (iv) permit the Officer to continue active participation in employee benefit plans, in accordance with the Company's severance policy in effect of the date of such termination, except that Employee shall be eligible to participate in the Company's then-applicable dental and health plans during the remainder of the Term as though he had remained in the employ of the Company throughout the Term.

         For purposes of this Agreement, the term "Good Reason" means (w) a material change in the Officer's authority or duties; (x) a reduction in or failure to pay the Officer's compensation under Section 1.2; (y) a change in the Officer's principal place of employment without his consent to a place outside of the State of Rhode Island; or (z) a transfer of more than 50% of the ownership or voting control of the Company whether by merger, sale of stock or otherwise to any person or entity other than First of America Bank Corporation or one of its direct or indirect subsidiaries; provided, however, that a change of control of First of America Bank Corporation shall not constitute such a transfer of ownership.

         2.3 DEATH. In the event the Officer's employment with the Company is terminated due to the Officer's death, the Company shall have no further obligation to the Officer, his heirs or legatees hereunder from the date of such termination, except for the following:

                          (i) Pay to the Officer's surviving spouse or other designated beneficiary the salary payments described in
                 Section 1.2(a) that the Officer had earned as of the date of his death and such salary payments the Officer would have earned pursuant to Section 1.2(a) in the event that the Officer has remained in the employ of the Company for ninety
                 (90) days after the date of his death; and

                          (ii) cause life insurance benefits, in addition to those payable by reason of the Officer's participation in the Compensation and Benefit plans described in Section 1.2(c) to be paid to the Officer's surviving spouse or other designated beneficiary (which designation may be irrevocable) which shall be equal to the following:

                                  (a)     $954,360 if the Officer shall die
during the first year of the Term;

                                  (b)     $829,718 if the Officer shall die
during the second year of the Term;

                                  (c)     $676,937 if the Officer shall die
during the third year of the Term;

                                  (d)     $491,511 if the Officer shall die
during the fourth year of the term; or

                                  (e)     $267,879 if the Officer shall die
during the fifth year of the Term.

         2.4 DISABILITY. In the event the Officer's employment with the Company is terminated due to the Officer's permanent disability, the Company shall have no further obligation to the Officer, hereunder from the date of such termination, except for the following:

                          (i) for a period of six (6) months from the date salary continuation payments under the Company's short term disability policy cease, the Company shall pay to the Officer the salary payments described in Section 1.2(a), less the amount of any benefits received by the Officer during such period from the Company's long-term disability plan;

                          (ii) pay to the Officer prorated incentive compensation payments described in Section 1.2(b) that the Officer had earned as of the date of such permanent disability;

                          (iii) for the remainder of the Term following such permanent disability, pay to the Officer fifty (50%) percent of the incentive compensation under Section 1.2(b); and

                          (iv) for a period of one (1) year from the date of the Officer's permanent disability, provide benefits to the Officer under the Company's then-applicable dental and health plans.

         For purposes of this Agreement, the term "permanent disability" means a physical or mental condition of the Officer which:

                 (a)      has continued uninterrupted for six (6) months;

                 (b)      is expected to continue indefinitely; and

                 (c) is determined by the Company to render the Officer incapable of adequately performing his duties under Section 1.3 of this Agreement.

         2.5 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate this Agreement without cause by providing notice to the Officer, which notice may be provided as late as the effective date of such termination. In such event, the Officer shall have no further obligation to the Company hereunder, except the duty to not disclose Confidential Information in accordance with Section 1.5, and the Covenant Not To Compete in accordance with
Section 3. The Company shall have no further obligation to the Officer hereunder from the date of such termination except that the Company shall: (a) for the remainder of the Term pay to the Officer the salary payments described in Section 1.2(a); (b) pay to the Officer prorated incentive compensation payments described in Section 1.2(b) that the Officer had earned as of the date of such termination; (c) pay fifty (50%) percent of the incentive compensation under Section 1.2(b) from and after the date of termination; and (d) permit the Officer to continue active participation in employee benefit plans, in accordance with the Company's severance program in effect of the date of such termination, except that Employee shall be eligible to participate in the Company's then-applicable dental and health plans during the remainder of the Term as though he had remained in the employ of the Company throughout the Term.


         2.6 TERMINATION BY THE COMPANY WITH CAUSE. The Company may terminate this Agreement by providing the Officer with notice, which notice may be provided as late as the effective date of such termination, that his employment is being terminated for "Cause." The term "Cause" shall apply if the Officer:

                 (a) commits misconduct or dishonesty resulting in substantial injury to the interests of the Company; or

                 (b) willfully and materially breaches this Agreement unless such breach is cured to the satisfaction of the Company within 10 days after notice thereof is given to the Officer.

         In such event, the Company will have no further obligation to the Officer under the Agreement from the date of such termination,except to pay the Officer the salary payments described in Section 1.2(a) that the Officer has earned as of the date of such termination.


                                   SECTION 3
                            COVENANT NOT TO COMPETE

         3.1. COVENANT NOT TO COMPETE. As a material inducement to sign this Agreement, the Officer agrees that until the earlier of the end of the Term or two (2) years after the termination of his employment hereunder, he will not Compete (as hereinafter defined) with the Company; provided, however, that notwithstanding the foregoing, in the event that during the final year of the Term, the Officer terminates his employment hereunder without Good Reason or the Company terminates his employment with Cause, the Officer agrees that he will not compete with the Company for a period of one (1) year from the date of such termination of employment.

         3.2. COVENANT NOT TO SOLICIT OR SERVICE. The parties recognize that the Company has spent significant amounts of time and money developing the goodwill of current and prospective Customers, as that term is hereinafter defined, and that information about Customers is not available to the general public or the Company's ordinary employees, and that the Officer has access to such information. The parties also acknowledge that many of the Customers do not have an advertised place of business, the Company's competitors could not obtain such information without substantial efforts, and the Company's business would be irreparably and greatly damaged by the use of this information other than for its benefit. Therefore, as a material inducement to signing this Agreement, the Officer will not solicit or do business with, or attempt to solicit or do business with, any of the Customers except on the Company's behalf.

         3.2. ENFORCEABILITY. If any court shall determine that the duration or geographical limit of any restriction contained in this Section 3 is unenforceable under applicable law, this Section 3 shall not thereby be terminated, but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the operation of this Section 3 in the jurisdiction of the Court that has made such determination.

         3.3. SPECIFIC PERFORMANCE. Upon a breach or threatened breach by the Officer of Section 3.1 or Section 3.2, the Company may apply to any court of competent jurisdiction for an injunctive order prohibiting such breach and the Company may institute and maintain a proceeding, without bond, against the Officer to compel the specific performance of Section 3.1 or Section 3.2. The Officer hereby waives the claim or defense that an adequate remedy at law exists and shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. The remedy of specific performance shall not be exclusive and shall be in addition to all other remedies that the Company may have.

         3.4     DEFINITIONS.

                 (A) "COMPETE." "To Compete" and "to Compete with the Company" both mean to engage in any employment activity in the same or any similar business as the Company or to directly or indirectly own (except for passive investments in which the Officer owns less than a 10% ownership interest), manage, operate, control or be employed by, participate in or be connected in any manner whatsoever with the ownership, operation or control of any business so engaged, including competing as a proprietor, partner, investor, stockholder, director, officer, employee, consultant, independent contractor, or otherwise, within a geographic area anywhere within the United States of America.

                 (B) "CUSTOMER." A "Customer" of the Company is any person for whom it has performed or attempted to perform services or sold or attempted to sell any product or service, whether or not for compensation, and regardless of the date of such rendition, sale, or attempted rendition or sale. A list of the Company's current Customers is included as Annex 3 hereto. Such list shall be maintained and updated from time to time and approved quarterly by the Board of Directors of the Company and all parties agree and acknowledge that such list, as amended from time to time, is true and accurate, but that it is not necessarily a complete list of the Customers and that the restrictions in this Section 3 shall apply to all of the Customers and not merely to those listed on such schedule.

                                   SECTION 4
                                 MISCELLANEOUS

         4.1 OFFICER'S RIGHT TO PURCHASE INSURANCE CONTRACTS. On the Effective Date of this Agreement the Officer may at his option purchase any insurance contract in existence between New England Trust Company and Life of Virginia entered into prior to the Effective Date which designates the Officer as the insured (except any group term life policy or any term life policy that is supplemental to any group term life policy). The purchase price for the insurance contract to be paid to the Company by the Officer shall be equal to greater of the total value at which such insurance is carried on the books of the Company on the Effective Date of this Agreement or the cash surrender value of such insurance contract on such date.

         4.2 LEGAL FEES AND COSTS. If any legal action or proceeding is brought for the 91 enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party in such action shall be entitled to recover reasonable attorneys' fees and costs connected with such action or proceeding in addition to all other recovery or relief.

         4.3 ASSIGNMENT OF OFFICER'S RIGHTS. The Officer may not assign, pledge or otherwise transfer any of the benefits of this Agreement either before or after termination of employment, and any purported assignment, pledge or transfer of any payment to be made by the Company hereunder shall be void and of no effect. No payment to be made to the Officer hereunder shall be subject to the claims of creditors of the Officer.

         4.4 AGREEMENTS BINDING ON SUCCESSORS. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors, assigns, personal representatives, heirs, legatees and beneficiaries.

         4.5 NOTICES. Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by first class mail to the Officer or the Company at his or its address as set forth above, or to such other address of which either the Officer or the Company shall notify the other in writing.

         4.6 WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Officer or the Company.

         4.7 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties. It may be modified only by an agreement in writing signed by the party against whom enforcement of any change or amendment is sought.

         4.8 SEVERABILITY OF PROVISIONS. If for any reason any paragraph, term or provision of this Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all paragraphs, terms and provisions of this Agreement shall be deemed to be severable in nature.

         4.9 GOVERNING LAW. This Agreement is made in, and shall be governed by, the laws of the State of Michigan.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                                                       ------------------------
                                                                         Officer

                                                       NEW ENGLAND TRUST COMPANY
Attest:


                                                          ---------------------
- -----------------                                       By:
Secretary

                                   ANNEX 1 TO
                          EMPLOYMENT AGREEMENT BETWEEN
                         NEW ENGLAND TRUST COMPANY AND

                             ERNEST R. FAMIGLIETTI


Officer's Title:          Chairman and Chief Executive Officer

Officer's Salary:         $212,000

                                   ANNEX 2 TO
                          EMPLOYMENT AGREEMENT BETWEEN
                         NEW ENGLAND TRUST COMPANY AND

                             ERNEST R. FAMIGLIETTI


                                    Attached

                                                                        09/12/94

                   SUMMARY OF FIRST OF AMERICA BENEFIT PLANS
              FOR NEW ENGLAND TRUST COMPANY EMPLOYMENT AGREEMENTS


First of America Bank Corporation
Reserve Plus Retirement Savings Plan

The Reserve Plus Savings Plan is a qualified 401(k) savings plan which provides voluntary salary deferral opportunities up to a maximum 15% of eligible compensation, subject to the Internal Revenue Service (IRS) maximum annual deferral limit. The Company matches the first 1% to 4% of participant contributions at a rate of 33-1/3%, and deferrals of 5% receive a 50% Company matching contribution. Vesting in the Company matching contribution accrues at a rate of 25% per year with full vesting after four years of service. Participants have a choice of six investment options, including Company stock. Highly compensated employees are limited to a maximum 5% base salary deferral under this Plan.

First of America Bank Corporation
Supplemental Savings Plan

The Supplemental Savings Plan is a non-qualified, unfunded deferred compensation plan designed to offer a select group of management an opportunity to defer compensation in excess of the applicable IRS maximum limit in a manner similar to the qualified savings plan. Participants may defer from 1% to 45% of base salary, and by separate election, up to 100% of certain annual incentive compensation under this plan. The Company matching contribution, vesting, and investment features mirror the qualified 401(k) savings plan. The expected cost of the Reserve Plus Plan and the Supplemental Savings Plan on a consolidated basis is 2.5% of the first 5% of base salary deferred.

First of America Bank Corporation
Employee's Retirement Plan

The FOABC Employee's Retirement Plan is a tax qualified defined benefit pension plan which applies to all salaried employees after one year of continuous service. The applicable benefit formula is 70% of the employee's final average earnings minus 50% of the employee's estimated primary Social Security benefit multiplied by the ratio of the employee's years of benefit service with First of America following the merger with New England Trust Co. (maximum of 35 years) divided by 35 years. Final average earnings will be determined based only on compensation earned following the merger date. Vesting is based on a five year cliff vesting schedule. Prior service with New England Trust will be credited for plan eligibility and vesting purposes but not for benefit service accrual. Retirement benefits under the Plan are determined using W-2 compensation subject to the IRS Section 401(a)(17) limitations on the maximum compensation to be recognized under tax qualified plans. The maximum benefit payable by the Plan is also restricted by the maximum benefit limitations under
Section 415 of the IRS tax regulations. The estimated cost of the FOABC Retirement Plan is expected to be 7-8% of the maximum compensation amount which is $150,000 for 1994.

First of America Bank Corporation
Excess Benefit Plan

The Excess Benefit Plan is an unfunded, nonqualified excess benefit retirement plan which supplements retirement benefits of participants whose retirement benefits are reduced under the FOABC Employee's Retirement Plan due to the maximum benefit limitation under Section 415 of the IRS tax code. The excess benefit amount provided by this Plan represents the difference between the reduced pension benefit payable under the qualified pension plan and the full benefit under the qualified plan benefit formula without regard to the IRS maximum benefit limitation.

First of America Bank Corporation
Supplemental Retirement Plan

The Supplemental Retirement Plan is an unfunded, nonqualified retirement plan which supplements the retirement benefits of participants whose benefits are reduced under the FOABC Retirement Plan as a result of the employee's participation under the Supplemental Savings Plan and the reduction in the W-2 compensation which would otherwise be recognized under the qualified pension plan for benefit determination purposes. The Plan also supplements the retirement benefits of participants whose pension benefits are reduced under the FOABC Retirement Plan due to the maximum compensation limits under Section 401(a)(17) of the IRS tax regulations. The supplemental benefit provided by this Plan represents the amount by which the retirement benefit under the FOABC Employee's Retirement Plan is reduced by the reduction in compensation resulting from compensation deferrals under the Supplemental Savings Plan and the maximum compensation limits under the qualified pension plan.

The intention of the Excess Benefit and Supplemental Retirement Plans is to provide aggregate pension benefits between all three retirement plans which are equivalent to the retirement benefit which would otherwise be provided under the benefit formula of the FOABC Employee's Retirement Plan except for the limitations on the maximum permissible benefit payable under the qualified pension plan and compensation which can be recognized under the qualified pension plan. Retirement benefits under the Excess Benefit and Supplemental Retirement Plans for the principals of the New England Trust Company will be determined using the base salaries and incentive compensation payable under terms of the employment agreements. The cost of the Supplemental Retirement Plan will depend upon the compensation amount deferred under the Supplemental Savings Plan. The consolidated cost of the Excess Benefit and Supplemental Retirement Plans is estimated to be 10-12% of the compensation includable under these Plans.

First of America Bank Corporation
Stock Option Plan

The Stock Option Plan is a nonqualified option program. Nonqualified stock options to purchase FOA common stock are granted at an option price equal to or greater than the current market price of FOA common stock at the option date. Options are granted for a ten-year term and vest at the rate of 33-1/3% per year following each grant. Stock Options are normally granted in October each year. The options granted are determined under a grant allocation formula using base salary only, a target grant allocation factor, and the market price of the common shares at the grant date.

Option grants under the New England Trust Company employment agreements will be determined by base salaries ranging between $100,000 and $125,000 per year and a grant allocation factor of 30% for the duration of the term of the employment agreements. The potential appreciation value of a single stock option grant of 1,000 shares at the exercise price of $37.00 per share based on a assumed rate of return of 5% over the full ten-year option term is estimated at $23,270.

First of America Bank Corporation
Employee's Health Care Plan

The Medical Plan is a modified comprehensive, indemnity type health care reimbursement plan with managed care features. The plan covers most reasonable and customary medical expenses on an 80%/20% co-payment basis. The annual deductible payment is $150.00 per person with a family maximum of $450.00. The individual out-of-pocket maximum is $700 per year with a family stop loss limit of $2,100.

The current 1994 medical premium rates are as follows:

                                       Annual                   Annual               Total
                                      Employer                 Employee              Annual
                                    Contribution             Contribution           Premium
                                    ------------             ------------           -------
Single Coverage                        $1,116                   $  408               $1,524
Family Coverage                        $3,852                   $1,140               $4,992

First of America Bank Corporation
Employee's Dental Care Plan

The Dental Plan is a modified comprehensive, indemnity type dental coverage. The Plan covers $100% of most diagnostic and preventative services and the co-payment for other services is 50% of eligible dental expenses. The annual deductible payment is $25.00 per person with a family maximum of $75.00. The annual maximum benefit is $1,000 for all dental services except for orthodontic services. Orthodontic services are subject to a separate lifetime deductible of $25.00 per person and a lifetime maximum orthodontic benefit of $1,000 per person. Only children are eligible for orthodontic benefits.

The current 1994 dental premium rates are as follows:

                                       Annual                   Annual               Total
                                      Employer                 Employee              Annual
                                    Contribution             Contribution           Premium
                                    ------------             ------------           -------
Single Coverage                        $ 48.00                  $123.24             $171.24
Family Coverage                        $144.00                  $398.40             $542.40

First of America Bank Corporation
Employee's Life and Accidental Death
and Dismemberment Insurance Plan

The Life Insurance Plan provides term life and accidental death and dismemberment insurance coverage equal to two times base salary only on a noncontributory basis. Accidental death and dismemberment insurance benefits are dependent on the extent of the loss under a schedule of benefits and are payable in addition to the life insurance benefit. Supplemental life insurance coverage for the employee, spouse, and eligible children may be purchased on an optional basis.

First of America Bank Corporation
Employee's Business Travel Accident
Insurance Plan

The Travel Accident Plan provides accidental death and dismemberment insurance coverage to employees for death or dismemberment while traveling on Company approved business or resulting from a criminal act of violence on Company property. The maximum benefit coverage is $200,000 due to the death of a full-time employee. The employer pays the full cost of this plan and the annual premium is negligible.

First of America Bank Corporation
Employee's Long-Term Disability Insurance Plan

The Long-term Disability Insurance Plan provides disability income benefits equal to 60% of base salary to a maximum monthly benefit of $10,000 in the event of total and permanent disability. There is a benefit elimination period of 180 consecutive days of disability. Long-term disability insurance benefits are reduced by all other sources of disability income which may be payable, such as Social Security, Worker's Compensation, and retirement benefits. The Company pays the entire cost of the LTD coverage and the annual insurance premium amounts to approximately 0.25% of base salary to the covered limit of $200,000.

                                   ANNEX 3 TO
                          EMPLOYMENT AGREEMENT BETWEEN
                         NEW ENGLAND TRUST COMPANY AND

                             ERNEST R. FAMIGLIETTI


         NAME OF CUSTOMER                                   ANNUAL REVENUE
         ----------------                                   --------------

                        [TO BE COMPLETED UPON EXECUTION]

                                   EXHIBIT C

EMPLOYMENT AGREEMENT


         This Agreement effective as of            , 1994 (the "Effective
Date") between NEW ENGLAND TRUST COMPANY, a Rhode Island Corporation located at 144 Westminster Street, Providence, Rhode Island (the "Company") and
                                 RUTH K. MULLEN
whose residence and mailing address is
                                26 Hiawatha Road
                           Exeter, Rhode Island 02822

(the "Officer")

                              W I T N E S S E T H

         WHEREAS, the Officer is currently employed by the Company as an officer of the Company with the title at the Effective Date of this Agreement as set forth in Annex 1; and

         WHEREAS, the Company wishes to attract and retain highly qualified executives and to achieve this goal it is in the best interests of the Company to secure the continued services of the Officer;

         NOW, THEREFORE, the Company and the Officer agree as follows:

                                   SECTION 1
                                   EMPLOYMENT

         1.1 TERM. Except as otherwise provided herein, the Company shall employ the Officer and the Officer shall remain in employment with the Company for a period of five (5) years from the Effective Date of this Agreement (the "Term") unless terminated prior to the expiration of the Term pursuant to
Section 2.

         1.2     COMPENSATION.

                 (A) BASE SALARY. As compensation for services provided to the Company by the Officer pursuant to this Agreement, the Company shall pay the Officer the annual salary set forth in Annex 1.

                 (B)      INCENTIVE COMPENSATION.  Subject to the provisions of
         Section 2 hereof, the Officer shall also be entitled to incentive compensation which shall be paid annually within seventy-five (75) days of the end of each calendar year during the Term according to the following formula:

                 There shall each calendar year be established a bonus pool (the "Bonus Pool") which, in the aggregate, will equal seventeen percent (17%) of the annual gross trust, investment management and investment advisory revenues of the Company and its affiliates, including brokerage fees and mutual fund revenue and administrative and record keeping fees, generated by the operations of the Company which are attributable to the business or customers of the Company on the Effective Date of this Agreement or which derive directly from the collective or individual efforts of the Officer, Ernest R. Famiglietti ("Famiglietti") and Devon W. Deyhle ("Deyhle") during the Term hereof. To the extent the Bonus Pool exceeds $260,000.00, but does not exceed $350,000.00, the Officer shall be entitled to receive 100 percent of such excess amount. To the extent the Bonus Pool exceeds $350,000.00 but does not exceed $530,000.00, the Officer shall not receive any portion of the amount by which the Bonus Pool exceeds $350,000.00.
         To the extent the Bonus Pool exceeds $530,000.00, the Officer shall be entitled to receive thirty-three and one-third (33 1/3%) percent of the amount by which the Bonus Pool is greater than $530,000.00. In the event that, prior to the expiration of the Term, Famiglietti's or Deyhle's employment with the Company shall terminate for any reason, then the Officer shall, for each calendar year of the Term thereafter, be entitled to receive, in addition to the incentive compensation otherwise provided herein, an amount which shall equal twenty-five (25%) percent of the incentive compensation such departed employee would have earned for such year had such departed employee remained in the employ of the Company.

         Such bonus payment shall be prorated for any partial year.

                 (C) BENEFITS. The Officer shall also be eligible to actively participate in other compensation and benefit plans generally available to executive employees of the Company of like grade and salary excluding other cash incentive compensation programs of the Company and its affiliates but including retirement plans, group life, disability, accidental death and dismemberment, travel and accident, and health and dental insurance plans, stock option plans, deferred compensation plans, supplemental retirement plans and excess benefit plans. Such other compensation and benefit plans are hereinafter referred to collectively as the "Compensation and Benefit Plans". The Officer's participation in stock option plans, if any, shall be calculated as though the Officer's base salary throughout the term is $100,000.00 per year. Except to the extent that includible compensation may be limited by applicable law, the Officer's compensation for purposes of calculating benefits under retirement plans, deferred compensation plans, supplemental retirement plans and excess benefit plans shall be the aggregate of the Officer's annual compensation under Section 1.2(a) and 1.2(b). A list and a brief description of the Compensation and Benefit Plans is attached hereto as Annex 2.

                 (D) EXPENSES. To the extent not otherwise paid by the Company, the Company will reimburse the Officer for reasonable and necessary expenses incurred in conducting and promoting the business of the Company and its affiliates. The Company shall also either (i) furnish for the Officer's use throughout the Term an automobile comparable to the automobile presently being driven by the Officer; or
         (ii) at any time during the Term transfer ownership to the Officer of the Company-owned automobile then being used by the Officer.

         1.3 DUTIES. The Officer shall perform such duties and functions as are assigned to her by the bylaws of the Company, as amended or restated, the Board of Directors of the Company, or by a duly authorized committee of the Board of Directors of the Company, or by an officer of more senior rank than the Officer. The Officer shall perform her duties and functions in a manner that is consistent with the best interest of the Company and its shareholders.

         1.4 DUTY OF LOYALTY. The Officer shall work full-time for the Company only, provided that:

                 (a) she may also engage in charitable, civic and other similar activities;

                 (b) she may also manage her personal investments directly or with other investors through privately held corporations or partnerships; and

                 (c) with the consent of the Board of Directors of the Company, she may serve as a director of a business organization not competing with the Company.

         1.5 DUTY NOT TO DISCLOSE CONFIDENTIAL INFORMATION. The Officer acknowledges that her relationship with the Company is one of high trust and confidence and that she has access to Confidential Information (as hereinafter defined) of the Company. The Officer shall not, directly or indirectly, communicate, deliver, exhibit or provide any Confidential Information to any person, firm, partnership, corporation, organization or entity, except as required in the normal course of the Officer's duties. The duties contained in the paragraph shall be binding upon the Officer during the time that she is employed by the Company and following the termination of such employment. Such duties will not apply to any such Confidential Information which is or becomes in the public domain through no action on the part of the Officer, is generally disclosed to third parties by the Company without restriction on such third parties, or is approved for release by written authorization of the Board of Directors of the Company. The term "Confidential Information" shall mean any and all confidential, proprietary, or secret information relating to the Company's business, services, customers, business operations, or activities and any and all trade secrets, products, methods of conducting business, information, skills, knowledge, ideas, know-how or devices used in, developed by, or pertaining to the Company's business and not generally known, in whole or in part, in any trade or industry in which the Company is engaged. The Officer agrees that this Section 1.5 shall survive the Term of this Agreement or any termination of this Agreement pursuant to Section 2 or otherwise.


                                   SECTION 2
                                  TERMINATION

         2.1 TERMINATION OF AGREEMENT. Unless sooner terminated in accordance with the terms of this Section 2, this Agreement shall terminate at the expiration of the Term, and all obligations hereunder shall terminate except as specifically set forth in Section 1.5, and Section 3, and except as otherwise expressly set forth herein. The Officer may, with the consent of the Company, continue in the employ of the Company after the expiration of the Term on such terms and conditions as may be agreed upon by the Company and the Officer.

         2.2 TERMINATION BY THE OFFICER. The Officer may terminate this Agreement at any time upon sixty (60) days advance written notice. In the event that the Officer terminates employment with the Company, the Officer shall have no further obligation to the Company hereunder following the effective date of such termination, except the duty to not disclose Confidential Information in accordance with Section 1.5 and the Covenant Not To Compete in accordance with Section 3; provided that the Company shall pay to the Officer the salary payments described in Section 1.2(a) that the Officer had earned as of the date of such termination and, in the event the Officer terminates such employment for "Good Reason," the Company shall: (i) for the remainder of the Term pay to the Officer the salary payments under Section 1.2(a); (ii) pay to the Officer prorated incentive compensation described in
Section 1.2(b) that the Officer had earned as of the date of such termination;
(iii) pay fifty (50%) of the incentive compensation under Section 1.2(b) from and after the date of termination; and (iv) permit the Officer to continue active participation in employee benefit plans, in accordance with the Company's severance policy in effect of the date of such termination, except that Employee shall be eligible to participate in the Company's then-applicable dental and health plans during the remainder of the Term as though she had remained in the employ of the Company throughout the Term.

         For purposes of this Agreement, the term "Good Reason" means (w) a material change in the Officer's authority or duties; (x) a reduction in or failure to pay the Officer's compensation under Section 1.2; (y) a change in the Officer's principal place of employment without her consent to a place outside of the State of Rhode Island; or (z) a transfer of more than 50% of the ownership or voting control of the Company whether by merger, sale of stock or otherwise to any person or entity other than First of America Bank Corporation or one of its direct or indirect subsidiaries; provided, however, that a change of control of First of America Bank Corporation shall not constitute such a transfer of ownership.

         2.3 DEATH. In the event the Officer's employment with the Company is terminated due to the Officer's death, the Company shall have no further obligation to the Officer, her heirs or legatees hereunder from the date of such termination, except for the following:

                          (i) Pay to the Officer's surviving spouse or other designated beneficiary the salary payments described in
                 Section 1.2(a) that the Officer had earned as of the date of her death and such salary payments the Officer would have earned pursuant to Section 1.2(a) in the event that the Officer has remained in the employ of the Company for ninety
                 (90) days after the date of her death; and

                          (ii) cause life insurance benefits, in addition to those payable by reason of the Officer's participation in the Compensation and Benefit plans described in Section 1.2(c) to be paid to the Officer's surviving spouse or other designated beneficiary (which designation may be irrevocable) which shall be equal to the following:

                                  (a)     $605,404 if the Officer shall die
during the first year of the Term;

                                  (b)     $543,914 if the Officer shall die
during the second year of the Term;

                                  (c)     $457,443 if the Officer shall die
during the third year of the Term;

                                  (d)     $341,642 if the Officer shall die
during the fourth year of the term; or

                                  (e)     $191,117 if the Officer shall die
during the fifth year of the Term.

         2.4 DISABILITY. In the event the Officer's employment with the Company is terminated due to the Officer's permanent disability, the Company shall have no further obligation to the Officer, hereunder from the date of such termination, except for the following:

                          (i) for a period of six (6) months from the date salary continuation payments under the Company's short term disability policy cease, the Company shall pay to the Officer the salary payments described in Section 1.2(a), less the amount of any benefits received by the Officer during such period from the Company's long-term disability plan;

                          (ii) pay to the Officer prorated incentive compensation payments described in Section 1.2(b) that the Officer had earned as of the date of such permanent disability;

                          (iii) for the remainder of the Term following such permanent disability, pay to the Officer fifty (50%) percent of the incentive compensation under Section 1.2(b); and

                          (iv) for a period of one (1) year from the date of the Officer's permanent disability, provide benefits to the Officer under the Company's then-applicable dental and health plans.

         For purposes of this Agreement, the term "permanent disability" means a physical or mental condition of the Officer which:

                 (a)      has continued uninterrupted for six (6) months;

                 (b)      is expected to continue indefinitely; and

                 (c) is determined by the Company to render the Officer incapable of adequately performing her duties under Section 1.3 of this Agreement.

         2.5 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate this Agreement without cause by providing notice to the Officer, which notice may be provided as late as the effective date of such termination. In such event, the Officer shall have no further obligation to the Company hereunder, except the duty to not disclose Confidential Information in accordance with Section 1.5, and the Covenant Not To Compete in accordance with
Section 3. The Company shall have no further obligation to the Officer hereunder from the date of such termination except that the Company shall: (a) for the remainder of the Term pay to the Officer the salary payments described in Section 1.2(a); (b) pay to the Officer prorated incentive compensation payments described in Section 1.2(b) that the Officer had earned as of the date of such termination; (c) pay fifty (50%) percent of the incentive compensation under Section 1.2(b) from and after the date of termination; and (d) permit the Officer to continue active participation in employee benefit plans, in accordance with the Company's severance program in effect of the date of such termination, except that Employee shall be eligible to participate in the Company's then-applicable dental and health plans during the remainder of the Term as though she had remained in the employ of the Company throughout the Term.

         2.6 TERMINATION BY THE COMPANY WITH CAUSE. The Company may terminate this Agreement by providing the Officer with notice, which notice may be provided as late as the effective date of such termination, that her employment is being terminated for "Cause." The term "Cause" shall apply if the Officer:

                 (a) commits misconduct or dishonesty resulting in substantial injury to the interests of the Company; or

                 (b) willfully and materially breaches this Agreement unless such breach is cured to the satisfaction of the Company within 10 days after notice thereof is given to the Officer.

         In such event, the Company will have no further obligation to the Officer under the Agreement from the date of such termination,except to pay the Officer the salary payments described in Section 1.2(a) that the Officer has earned as of the date of such termination.

                                   SECTION 3
                            COVENANT NOT TO COMPETE

         3.1. COVENANT NOT TO COMPETE. As a material inducement to sign this Agreement, the Officer agrees that until the earlier of the end of the Term or two (2) years after the termination of her employment hereunder, she will not Compete (as hereinafter defined) with the Company; provided, however, that notwithstanding the foregoing, in the event that during the final year of the Term, the Officer terminates her employment hereunder without Good Reason or the Company terminates her employment with Cause, the Officer agrees that she will not compete with the Company for a period of one (1) year from the date of such termination of employment.

         3.2. COVENANT NOT TO SOLICIT OR SERVICE. The parties recognize that the Company has spent significant amounts of time and money developing the goodwill of current and prospective Customers, as that term is hereinafter defined, and that information about Customers is not available to the general public or the Company's ordinary employees, and that the Officer has access to such information. The parties also acknowledge that many of the Customers do not have an advertised place of business, the Company's competitors could not obtain such information without substantial efforts, and the Company's business would be irreparably and greatly damaged by the use of this information other than for its benefit. Therefore, as a material inducement to signing this Agreement, the Officer will not solicit or do business with, or attempt to solicit or do business with, any of the Customers except on the Company's behalf.

         3.2. ENFORCEABILITY. If any court shall determine that the duration or geographical limit of any restriction contained in this Section 3 is unenforceable under applicable law, this Section 3 shall not thereby be terminated, but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the operation of this Section 3 in the jurisdiction of the Court that has made such determination.

         3.3. SPECIFIC PERFORMANCE. Upon a breach or threatened breach by the Officer of Section 3.1 or Section 3.2, the Company may apply to any court of competent jurisdiction for an injunctive order prohibiting such breach and the Company may institute and maintain a proceeding, without bond, against the Officer to compel the specific performance of Section 3.1 or Section 3.2. The Officer hereby waives the claim or defense that an adequate remedy at law exists and shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. The remedy of specific performance shall not be exclusive and shall be in addition to all other remedies that the Company may have.

         3.4     DEFINITIONS.

                 (A) "COMPETE." "To Compete" and "to Compete with the Company" both mean to engage in any employment activity in the same or any similar business as the Company or to directly or indirectly own (except for passive investments in which the Officer owns less than a 10% ownership interest), manage, operate, control or be employed by, participate in or be connected in any manner whatsoever with the ownership, operation or control of any business so engaged, including competing as a proprietor, partner, investor, stockholder, director, officer, employee, consultant, independent contractor, or otherwise, within a geographic area anywhere within the United States of America.

                 (B) "CUSTOMER." A "Customer" of the Company is any person for whom it has performed or attempted to perform services or sold or attempted to sell any product or service, whether or not for compensation, and regardless of the date of such rendition, sale, or attempted rendition or sale. A list of the Company's current Customers is included as Annex 3 hereto. Such list shall be maintained and updated from time to time and approved quarterly by the Board of Directors of the Company and all parties agree and acknowledge that such list, as amended from time to time, is true and accurate, but that it is not necessarily a complete list of the Customers and that the restrictions in this Section 3 shall apply to all of the Customers and not merely to those listed on such schedule.

                                   SECTION 4
                                 MISCELLANEOUS

         4.1 OFFICER'S RIGHT TO PURCHASE INSURANCE CONTRACTS. On the Effective Date of this Agreement the Officer may at her option purchase any insurance contract in existence between New England Trust Company and Unum entered into prior to the Effective Date which designates the Officer as the insured (except any group term life policy or any term life policy that is supplemental to any group term life policy). The purchase price for the insurance contract to be paid to the Company by the Officer shall be equal to greater of the total value at which such insurance is carried on the books of the Company on the Effective Date of this Agreement or the cash surrender value
of such insurance contract on such date.          4.2      LEGAL FEES AND
COSTS. If any legal action or proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party in such action shall be entitled to recover reasonable attorneys' fees and costs connected with such action or proceeding in addition to all other recovery or relief.

         4.3 ASSIGNMENT OF OFFICER'S RIGHTS. The Officer may not assign, pledge or otherwise transfer any of the benefits of this Agreement either before or after termination of employment, and any purported assignment, pledge or transfer of any payment to be made by the Company hereunder shall be void and of no effect. No payment to be made to the Officer hereunder shall be subject to the claims of creditors of the Officer.

         4.4 AGREEMENTS BINDING ON SUCCESSORS. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors, assigns, personal representatives, heirs, legatees and beneficiaries.

         4.5 NOTICES. Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by first class mail to the Officer or the Company at her or its address as set forth above, or to such other address of which either the Officer or the Company shall notify the other in writing.

         4.6 WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Officer or the Company.

         4.7 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties. It may be modified only by an agreement in writing signed by the party against whom enforcement of any change or amendment is sought.

         4.8 SEVERABILITY OF PROVISIONS. If for any reason any paragraph, term or provision of this Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all paragraphs, terms and provisions of this Agreement shall be deemed to be severable in nature.

         4.9 GOVERNING LAW. This Agreement is made in, and shall be governed by, the laws of the State of Michigan.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                                                       ------------------------
                                                                         Officer

                                                       NEW ENGLAND TRUST COMPANY


Attest:

                                                          ---------------------
- --------------------                                   By:
Secretary

                                   ANNEX 1 TO
                          EMPLOYMENT AGREEMENT BETWEEN
                         NEW ENGLAND TRUST COMPANY AND

                                 RUTH K. MULLEN


Officer's Title:          Executive Vice President and Chief Operating Officer

Officer's Salary:         $140,000

                                   ANNEX 2 TO
                          EMPLOYMENT AGREEMENT BETWEEN
                         NEW ENGLAND TRUST COMPANY AND

                                 RUTH K. MULLEN


                                    Attached

                                                                        09/12/94

                   SUMMARY OF FIRST OF AMERICA BENEFIT PLANS
              FOR NEW ENGLAND TRUST COMPANY EMPLOYMENT AGREEMENTS


First of America Bank Corporation
Reserve Plus Retirement Savings Plan

The Reserve Plus Savings Plan is a qualified 401(k) savings plan which provides voluntary salary deferral opportunities up to a maximum 15% of eligible compensation, subject to the Internal Revenue Service (IRS) maximum annual deferral limit. The Company matches the first 1% to 4% of participant contributions at a rate of 33-1/3%, and deferrals of 5% receive a 50% Company matching contribution. Vesting in the Company matching contribution accrues at a rate of 25% per year with full vesting after four years of service. Participants have a choice of six investment options, including Company stock. Highly compensated employees are limited to a maximum 5% base salary deferral under this Plan.

First of America Bank Corporation
Supplemental Savings Plan

The Supplemental Savings Plan is a non-qualified, unfunded deferred compensation plan designed to offer a select group of management an opportunity to defer compensation in excess of the applicable IRS maximum limit in a manner similar to the qualified savings plan. Participants may defer from 1% to 45% of base salary, and by separate election, up to 100% of certain annual incentive compensation under this plan. The Company matching contribution, vesting, and investment features mirror the qualified 401(k) savings plan. The expected cost of the Reserve Plus Plan and the Supplemental Savings Plan on a consolidated basis is 2.5% of the first 5% of base salary deferred.

First of America Bank Corporation
Employee's Retirement Plan

The FOABC Employee's Retirement Plan is a tax qualified defined benefit pension plan which applies to all salaried employees after one year of continuous service. The applicable benefit formula is 70% of the employee's final average earnings minus 50% of the employee's estimated primary Social Security benefit multiplied by the ratio of the employee's years of benefit service with First of America following the merger with New England Trust Co. (maximum of 35 years) divided by 35 years. Final average earnings will be determined based only on compensation earned following the merger date. Vesting is based on a five year cliff vesting schedule. Prior service with New England Trust will be credited for plan eligibility and vesting purposes but not for benefit service accrual. Retirement benefits under the Plan are determined using W-2 compensation subject to the IRS Section 401(a)(17) limitations on the maximum compensation to be recognized under tax qualified plans. The maximum benefit payable by the Plan is also restricted by the maximum benefit limitations under
Section 415 of the IRS tax regulations. The estimated cost of the FOABC Retirement Plan is expected to be 7-8% of the maximum compensation amount which is $150,000 for 1994.

First of America Bank Corporation
Excess Benefit Plan

The Excess Benefit Plan is an unfunded, nonqualified excess benefit retirement plan which supplements retirement benefits of participants whose retirement benefits are reduced under the FOABC Employee's Retirement Plan due to the maximum benefit limitation under Section 415 of the IRS tax code. The excess benefit amount provided by this Plan represents the difference between the reduced pension benefit payable under the qualified pension plan and the full benefit under the qualified plan benefit formula without regard to the IRS maximum benefit limitation.

First of America Bank Corporation
Supplemental Retirement Plan

The Supplemental Retirement Plan is an unfunded, nonqualified retirement plan which supplements the retirement benefits of participants whose benefits are reduced under the FOABC Retirement Plan as a result of the employee's participation under the Supplemental Savings Plan and the reduction in the W-2 compensation which would otherwise be recognized under the qualified pension plan for benefit determination purposes. The Plan also supplements the retirement benefits of participants whose pension benefits are reduced under the FOABC Retirement Plan due to the maximum compensation limits under Section 401(a)(17) of the IRS tax regulations. The supplemental benefit provided by this Plan represents the amount by which the retirement benefit under the FOABC Employee's Retirement Plan is reduced by the reduction in compensation resulting from compensation deferrals under the Supplemental Savings Plan and the maximum compensation limits under the qualified pension plan.

The intention of the Excess Benefit and Supplemental Retirement Plans is to provide aggregate pension benefits between all three retirement plans which are equivalent to the retirement benefit which would otherwise be provided under the benefit formula of the FOABC Employee's Retirement Plan except for the limitations on the maximum permissible benefit payable under the qualified pension plan and compensation which can be recognized under the qualified pension plan. Retirement benefits under the Excess Benefit and Supplemental Retirement Plans for the principals of the New England Trust Company will be determined using the base salaries and incentive compensation payable under terms of the employment agreements. The cost of the Supplemental Retirement Plan will depend upon the compensation amount deferred under the Supplemental Savings Plan. The consolidated cost of the Excess Benefit and Supplemental Retirement Plans is estimated to be 10-12% of the compensation includable under these Plans.

First of America Bank Corporation
Stock Option Plan

The Stock Option Plan is a nonqualified option program. Nonqualified stock options to purchase FOA common stock are granted at an option price equal to or greater than the current market price of FOA common stock at the option date. Options are granted for a ten-year term and vest at the rate of 33-1/3% per year following each grant. Stock Options are normally granted in October each year. The options granted are determined under a grant allocation formula using base salary only, a target grant allocation factor, and the market price of the common shares at the grant date.

Option grants under the New England Trust Company employment agreements will be determined by base salaries ranging between $100,000 and $125,000 per year and a grant allocation factor of 30% for the duration of the term of the employment agreements. The potential appreciation value of a single stock option grant of 1,000 shares at the exercise price of $37.00 per share based on a assumed rate of return of 5% over the full ten-year option term is estimated at $23,270.

First of America Bank Corporation
Employee's Health Care Plan

The Medical Plan is a modified comprehensive, indemnity type health care reimbursement plan with managed care features. The plan covers most reasonable and customary medical expenses on an 80%/20% co-payment basis. The annual deductible payment is $150.00 per person with a family maximum of $450.00. The individual out-of-pocket maximum is $700 per year with a family stop loss limit of $2,100.

The current 1994 medical premium rates are as follows:

                                       Annual                   Annual               Total
                                      Employer                 Employee              Annual
                                    Contribution             Contribution           Premium
                                    ------------             ------------           -------
Single Coverage                        $1,116                   $  408               $1,524
Family Coverage                        $3,852                   $1,140               $4,992

First of America Bank Corporation
Employee's Dental Care Plan

The Dental Plan is a modified comprehensive, indemnity type dental coverage. The Plan covers $100% of most diagnostic and preventative services and the co-payment for other services is 50% of eligible dental expenses. The annual deductible payment is $25.00 per person with a family maximum of $75.00. The annual maximum benefit is $1,000 for all dental services except for orthodontic services. Orthodontic services are subject to a separate lifetime deductible of $25.00 per person and a lifetime maximum orthodontic benefit of $1,000 per person. Only children are eligible for orthodontic benefits.

The current 1994 dental premium rates are as follows:

                                       Annual                   Annual               Total
                                      Employer                 Employee              Annual
                                    Contribution             Contribution           Premium
                                    ------------             ------------           -------
Single Coverage                        $ 48.00                  $123.24             $171.24
Family Coverage                        $144.00                  $398.40             $542.40

First of America Bank Corporation
Employee's Life and Accidental Death
and Dismemberment Insurance Plan

The Life Insurance Plan provides term life and accidental death and dismemberment insurance coverage equal to two times base salary only on a noncontributory basis. Accidental death and dismemberment insurance benefits are dependent on the extent of the loss under a schedule of benefits and are payable in addition to the life insurance benefit. Supplemental life insurance coverage for the employee, spouse, and eligible children may be purchased on an optional basis.

First of America Bank Corporation
Employee's Business Travel Accident
Insurance Plan

The Travel Accident Plan provides accidental death and dismemberment insurance coverage to employees for death or dismemberment while traveling on Company approved business or resulting from a criminal act of violence on Company property. The maximum benefit coverage is $200,000 due to the death of a full-time employee. The employer pays the full cost of this plan and the annual premium is negligible.

First of America Bank Corporation
Employee's Long-Term Disability Insurance Plan

The Long-term Disability Insurance Plan provides disability income benefits equal to 60% of base salary to a maximum monthly benefit of $10,000 in the event of total and permanent disability. There is a benefit elimination period of 180 consecutive days of disability. Long-term disability insurance benefits are reduced by all other sources of disability income which may be payable, such as Social Security, Worker's Compensation, and retirement benefits. The Company pays the entire cost of the LTD coverage and the annual insurance premium amounts to approximately 0.25% of base salary to the covered limit of $200,000.

                                   ANNEX 3 TO
                          EMPLOYMENT AGREEMENT BETWEEN
                         NEW ENGLAND TRUST COMPANY AND

                                 RUTH K. MULLEN


         NAME OF CUSTOMER                                   ANNUAL REVENUE


                        [TO BE COMPLETED UPON EXECUTION]

                                   EXHIBIT D


FIRST OF AMERICA BANK CORPORATION
211 South Rose Street
Kalamazoo, Michigan 49007

Gentlemen:

         I have been advised that I may be deemed an "affiliate" within the meaning of paragraph (c) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (the "Act") of NEW ENGLAND TRUST COMPANY, a Rhode Island corporation (the "COMPANY"), and may be deemed such at the time of the acquisition of the COMPANY by FIRST OF AMERICA BANK CORPORATION ("FIRST OF AMERICA") in a share exchange (the "Share Exchange"). Pursuant to the Share Exchange, I will acquire shares of the Common Stock ("FIRST OF AMERICA Common Stock") of FIRST OF AMERICA BANK in exchange for each share of common stock of the COMPANY ("COMPANY Common Stock") held by me. I agree that I will not make any sale, transfer or other disposition of the FIRST OF AMERICA Common Stock or COMPANY Common Stock in violation of the Act or the rules and regulations promulgated thereunder by the SEC.

         I have been advised that the issuance of the FIRST OF AMERICA Common Stock to me pursuant to the Share Exchange has been registered under the Act by FIRST OF AMERICA by the filing of a Registration Statement with the SEC. I have also been advised that such registration does not apply to any distribution by me of the FIRST OF AMERICA Common Stock received by me in the Share Exchange. I have also been advised that, since at the effective time of the Share Exchange, I may be deemed to have been an "affiliate" of the COMPANY, any offering or sale by me of any of the FIRST OF AMERICA Common Stock will, under current law, require either (i) the further registration under the Act of the FIRST OF AMERICA Common Stock to be sold; (ii) compliance with Rule 145 promulgated under the Act; or (iii) the availability of another exemption from such registration. In addition, I have been advised that any transferee in a private offering or other similar disposition will be subject to the same limitations as those imposed on me.

         I represent and warrant to FIRST OF AMERICA that:

         1. I have carefully read this letter and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of the FIRST OF AMERICA Common Stock to the extent I felt necessary, with my counsel or counsel for the COMPANY.

         2. I have been informed by FIRST OF AMERICA that the FIRST OF AMERICA Common Stock must be held by me indefinitely unless (i) any of the FIRST OF AMERICA Common Stock received by me in the Share Exchange and to be distributed by me is first registered under the Act other than by the registration by FIRST OF AMERICA referred to above; (ii) a sale of the FIRST OF AMERICA Common Stock is made in conformity with the volume and other applicable limitations of paragraph (d) of Rule 145 (which incorporates by reference paragraphs (c), (e), (f) and (g) of Rule 144); or (iii) some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the FIRST OF AMERICA Common Stock. I will be required to deliver to FIRST OF AMERICA evidence of compliance with such requirements in connection with any proposed sale, transfer or other disposition by me which may include, in the case of a distribution under some other exemption from registration, an opinion of counsel reasonably satisfactory to counsel for FIRST OF AMERICA that such exemption is available.

         3. I understand that FIRST OF AMERICA is under no obligation to register the FIRST OF AMERICA Common Stock that I may wish to sell, transfer, or otherwise dispose of or to take any other action necessary in order to make compliance with an exemption from registration available.

         4. If I rely on the exemption from the registration provisions contained in Section 4 of the Act (other than that contained in Rule 144 or 145), I will obtain and deliver to FIRST OF AMERICA a copy of a letter from any prospective transferee which will contain (a) representations reasonably satisfactory to FIRST OF AMERICA as to the nondistributive intent, sophistication, ability to bear risk, and access to information of such transferee; (b) an acknowledgment concerning restrictions on transfer of the FIRST OF AMERICA Common Stock; and (c) an assumption of the obligations of the undersigned under this paragraph 4.

         5. I understand that FIRST OF AMERICA expects that the Share Exchange will be accounted for as a pooling-of-interests and that Topic 2-E of staff accounting bulletin of the SEC provides that the risk sharing requirement for the applicability of pooling-of-interests accounting will have occurred if no affiliate of either FIRST OF AMERICA or the Company sells or in any other way reduces his or her risk relative to (i) COMPANY Common Stock within thirty
(30) days prior to the effective time of the Share Exchange and (ii) any FIRST OF AMERICA Common Stock received in the Share Exchange until such time as financial results covering at least 30 days of post-transaction combined operations have been published. I agree, in order to preserve pooling-of-interests accounting for the Share Exchange, to make no disposition of (i) any shares of COMPANY Common Stock within thirty (30) days prior to the effective time of the Share Exchange, which FIRST OF AMERICA or the COMPANY shall advise me in writing, and (ii) any shares of FIRST OF AMERICA Common Stock received in the Share Exchange, or in any other way reduce my risk relative to the shares of FIRST OF AMERICA received in the Share Exchange, until publication by FIRST OF AMERICA of financial results covering at least 30 days of post-transaction combined operations in the form of a Form 10-Q or Form 8-K filing with the SEC, the issuance of a quarterly earnings report, or any other public issuance which includes combined net sales and net income. Excluded from the foregoing undertaking shall be such sales, pledges, transfers or other dispositions of shares of COMPANY Common Stock or FIRST OF AMERICA Common Stock which, in FIRST OF AMERICA'S sole judgment, are individually and in the aggregate de minimus within the meaning of Topic 2-E of the staff accounting bulletin series of the SEC.

         6. I also understand that to enforce the foregoing commitments, stop transfer instructions will be given to the COMPANY'S transfer agent with respect to the COMPANY Common Stock and to FIRST OF AMERICA'S transfer agent with respect to the FIRST OF AMERICA Common Stock and that there will be placed on the certificates for the FIRST OF AMERICA Common Stock, or any substitutions therefor, a legend stating in substance:

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION EFFECTED ON _________________, 199__, TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") APPLIES, HAVE BEEN DELIVERED IN RELIANCE UPON THE REPRESENTATION OF THE REGISTERED HOLDER HEREOF THAT THEY HAVE BEEN ACQUIRED FOR SUCH HOLDER'S ACCOUNT, AND MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, WHETHER IN WHOLE OR IN PART, ONLY IN COMPLIANCE WITH THE APPLICABLE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNTIL SUCH TIME AS FINANCIAL STATEMENTS OF FIRST OF AMERICA BANK CORPORATION COVERING AT LEAST THIRTY (30) DAYS OF COMBINED OPERATIONS FOLLOWING THE ACQUISITION OF NEW ENGLAND TRUST COMPANY SHALL HAVE BEEN PUBLISHED.


                                                   Very truly yours,

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 551 through 569 of the Michigan Business Corporation Act (the "Act"), and Article X of First of America's Bylaws relate to indemnification of First of America's directors and officers, among others, in a variety of circumstances against liabilities arising in connection with the performance of their duties. First of America's Articles of Incorporation and Bylaws permit indemnification to the maximum extent provided by Michigan law.

         The Act provides for indemnification of directors and officers acting in good faith and in a manner they reasonably believe to be in or not opposed to the best interest of First of America (and, if a criminal proceeding, who have no reasonable cause to believe their conduct to be unlawful) against (1) expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding (other than an action by, or in the right of First of America) arising out of a position with First of America (or with some other entity at First of America's request) and (2) expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending, or completed action or suit by or in the right of First of America, unless the director or officer is found liable to First of America and an appropriate court does not determine that he or she nevertheless is fairly and reasonably entitled to indemnity. The Act requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (1) and
(2) above be made only on a determination by a majority vote of a quorum of the Board of Directors who were not parties to or threatened to be made parties to the action, suit, or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all independent directors not parties to or threatened to be made parties to the action, suit or proceeding, or by the shareholders, that the applicable standards of conduct were met. In certain circumstances, the Act further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of an undertaking, which need not be secured, by or on behalf of the directors or officers to repay such amounts unless it shall ultimately be determined that they are entitled to indemnification.

         Indemnification under the Act is not exclusive of other rights to indemnification to which a person may be entitled under the Articles of Incorporation, Bylaws, or a contractual agreement.

         The Act permits First of America to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with First of America, whether or not such liabilities would be within the foregoing indemnification provisions. Pursuant to this authority, First of America maintains such insurance on behalf of its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENTS

         The exhibits filed pursuant to this Item 21 immediately follow the
Exhibit Index. The following is a description of the applicable exhibits required for Form S-4 as provided by Item 601 of Regulation S-K.

Exhibit
Number           Description
- ------           -----------
(1)              Not Applicable

(2)              The Agreement and Plan of Share Exchange among First of America Bank Corporation, New England
                 Trust Company, Devon W. Deyhle, Ernest R. Famiglietti, and Ruth K. Mullen, dated as of
                 September 14, 1994.  This document is filed as Exhibit A to the Prospectus/Proxy Statement forming a part of this Registration Statement.

(3)              Articles of Incorporation and Bylaws.

                 A.      A copy of the restated Articles of Incorporation of First of America was filed with the
                         Commission as an exhibit to First of America's Quarterly Report on Form 10-Q for the quarter ended September 30, 1992, and is incorporated herein by reference.

                 B.      A copy of the Bylaws of First of America, as amended on May 18, 1994, was filed with the
                         Commission as exhibit (3)B to First of America's Registration Statement on Form S-4, filed
                         June 6, 1994 (Reg. No. 33-53983) and is incorporated herein by reference.

(4)              Instruments defining the rights of security holders, including indentures.

                 A.      Instruments defining the rights of security holders are included in the Articles of
                         Incorporation and Bylaws (see Exhibit (3)A. and B., above).

                 B.      Rights Agreement between First of America and First of America Bank - Michigan, N.A., as
                         Rights Agent, dated as of July 18, 1990, was filed as an exhibit to First of America's Current
                         Report on Form 8-K, dated July 18, 1990, and is incorporated herein by reference.

                 C.      The Subordinated Indenture between First of America, as Issuer, and Continental Bank, National
                         Association, as Trustee, dated as of November 1, 1991, was filed as an exhibit to First of
                         America's Annual Report on Form 10-K for the year ended December 31, 1991 and is incorporated herein by reference.  The Subordinated Indenture was amended by a First Supplemental Indenture between First of America and Continental Bank, dated as of July 1, 1994, and was filed as an exhibit to First of America's Current Report on Form 8-K, dated July 25, 1994, and is incorporated herein by reference.

                 D.      First of America is a party to various instruments (other than the Subordinated Indenture referred to in (4)C., above) defining the rights of holders of long-term debt of First of America.
                         The total amount of debt authorized by such instruments does not exceed 10 percent of First of
                         America's and its subsidiaries' total assets on a consolidated basis.  Copies of such instruments
                         (except such as may be filed as material contracts, see Exhibit (10), below) are not filed with this Registration Statement.  First of America hereby undertakes to furnish any such instruments to the Commission upon request.

(5)              Opinion of Howard & Howard Attorneys, P.C. regarding First of America Common Stock, and Consent.

(6)              Not applicable.

(7)              Not applicable.

(8)              Opinion of Howard & Howard Attorneys, P.C. regarding certain tax matters, and Consent.

(9)              Not applicable.

(10)             Material Contracts.

                 A.      A copy of the First of America Bank Corporation Annual Incentive Compensation Plan for Key
                         Corporate and Affiliate Executives was filed with the Commission as Exhibit (10)A to First of
                         America's Annual Report on Form 10-K for the year ended December 31, 1988 and is incorporated herein by reference, and a copy of the Amendment to such plan was filed as an exhibit to First of America's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990 and is incorporated herein by reference.

                 B.      A copy of First of America's Supplemental Retirement Plan to Compensate for Nonqualified Savings
                         Deferrals was filed with the Commission as Exhibit (10)E to First of America's Annual Report on
                         Form 10-K for the year ended December 31, 1993 and is incorporated herein by reference.

                 C.      A copy of First of America's Unfunded Deferred Excess Benefit Plan was filed as an exhibit to
                         First of America's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990 and is incorporated herein by reference.

                 D.      A copy of the First of America Bank Corporation Long Term Incentive Plan as amended and restated
                         for performance periods commencing July 1, 1988 and thereafter was filed with the Commission as an Exhibit (10)F to First of America's Registration Statement on Form S-4 filed July 28, 1988
                         (Reg. No. 33-23365) and is incorporated herein by reference, and a copy of the Amendment to such plan was filed as an Exhibit (10) to First of America's Quarterly Report on Form 10-Q for the
                         quarter ended September 30, 1990 and is incorporated herein by reference.

                 E.      A copy of The Restated First of America Bank Corporation 1987 Stock Option Plan as amended was filed with the Commission as Exhibit (10)G to First of America's Annual Report on Form 10-K for
                         the year ended December 31, 1993, and is incorporated herein by reference.

                 F.      A copy of the composite form of Management Continuity Agreement entered into by First of America and certain senior officers of First of America was filed as Exhibit (10) to First of America's
                         Quarterly Report on Form 10-Q for the quarter ended September 30, 1990 and is incorporated herein by reference.

                 G.      A copy of First of America's Executive Management Trust Agreement was filed as Exhibit (10)H to
                         First of America's Annual Report on Form 10-K for the year ended December 31, 1989 and is incorporated herein by reference.

                 H.      A copy of the $150,000,000 364-Day Competitive Advance and Revolving Credit Facility Agreement
                         among First of America and the lenders listed in schedule 2.01 thereto, dated March 25, 1994, was filed as an exhibit to First of America's Quarterly Report on Form 10-Q for the quarter ended
                         March 31, 1994, and is incorporated herein by reference.

                 I.      A copy of the $150,000,000 Three-Year Competitive Advance and Revolving Credit Facility Agreement
                         among First of America and the lenders listed in schedule 2.01 thereto, dated March 25, 1994, was filed as an exhibit to First of America's Quarterly Report on Form 10-Q for the quarter ended
                         March 31, 1994 and is incorporated herein

                         by reference.

(11)             Not applicable.

(12)             Not applicable.

(13)             Not applicable.

(14)             Not applicable.

(15)             Letter of Piccerelli, Gilstein & Company on unaudited interim financial information.

(16)             Not applicable.

(21)             List of the subsidiaries of First of America and their jurisdictions of incorporation or organization as of
                 November 11, 1994.

(23)             Consents of Experts and Counsel.

                 A.      Consent of KPMG Peat Marwick LLP with respect to the financial statements of First of America Bank
                         Corporation.

                 B.      Consent of Piccerelli, Gilstein & Company with respect to the financial statements of New England Trust
                         Company.

                 C.      Consent of Howard & Howard Attorneys, P.C. (the consent is contained in that firm's opinions filed as
                         Exhibits (5) and (8).

                 D.      Consent of Goldenberg & Muri.


(24)             Not applicable.

(25)             Not applicable.

(26)             Not applicable.

(27)             Not applicable.

(28)             Not applicable.

(99)             Additional Exhibits.

                 A.      Form of Letter to Shareholders of New England Trust Company.

                 B.      Form of Notice of Annual Meeting of Shareholders of New England Trust Company.

                 C.      Form of Proxy to be delivered to shareholders of New England Trust Company.

ITEM 22.         UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes as follows.

         (a)     The undersigned Registrant hereby undertakes:

                 (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                         (ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                         (iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information set forth in the registration statement;

                 (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                 (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities
                 Act of 1933, each filing of First of America's annual report pursuant to section 13(a) or section 15(d) of the
                 Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors, and controlling persons of First of America pursuant to the foregoing provisions, or otherwise, First of America has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                 In the event that a claim for indemnification against such liabilities (other than the payment by First of
                 America of expenses incurred or paid by a director, officer, or controlling person of First of America in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, First of America will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.       The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus/Proxy Statement pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.
         This includes information contained in the documents filed subsequent to the effective date of this Registration
         Statement through the date of responding to the request.

C.       The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this
         Registration Statement when it became effective.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalamazoo, State of Michigan, on the 11th day of November, 1994.

                                               FIRST OF AMERICA BANK CORPORATION
                                                          (Registrant)

                                               By: /s/ DANIEL R. SMITH
                                                       Daniel R. Smith
                                                       Chairman and
                                                       Chief Executive Officer

                              POWER OF ATTORNEY

        The undersigned officers and directors of First of America Bank Corporation, a Michigan corporation, do hereby constitute and appoint Daniel R. Smith, Richard F. Chormann, Thomas W. Lambert, and any of them, the lawful attorneys and agents or attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Regisration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his name.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of November, 1994.

/s/ DANIEL R. SMITH                    Director, Chairman and Chief
Daniel R. Smith                        Executive Officer (Principal
                                               Executive Officer)

/s/ THOMAS W. LAMBERT                          Executive Vice President and
Thomas W. Lambert                              Chief Financial Officer
                                               (Principal Financial Officer and
                                               Principal Accounting Officer)

/s/ RICHARD F. CHORMANN                        Director
Richard F. Chormann

/s/ JON E. BARFIELD                            Director
Jon E. Barfield

/s/ JOHN W. BROWN                       Director
John W. Brown



/s/ JOSEPH J. FITZSIMMONS               Director
Joseph J. Fitzsimmons



/s/ JOEL N. GOLDBERG                    Director
Joel N. Goldberg




/s/ CLIFFORD L. GREENWALT               Director
Clifford L. Greenwalt




/s/ ROBERT L. HETZLER                   Director
Robert L. Hetzler



/s/ DOROTHY A. JOHNSON                  Director
Dorothy A. Johnson



/s/ J. MICHAEL KEMP, ESQ.               Director
J. Michael Kemp, Esq.




xxxxxxxx                                Director
Richard Krafft, Jr.



/s/ MARTHA M. MERTZ                     Director
Martha M. Mertz




/s/ F. KARL NEUMANN                     Director
F. Karl Neumann




/s/ JAMES S. WARE                       Director
James S. Ware




/s/ JAMES W. WOGSLAND                   Director
James W. Wogsland




/s/ WALTER J. WOLPIN                    Director
Walter J. Wolpin



/s/ JOHN L. ZABRISKIE                   Director
John L. Zabriskie

                                 EXHIBIT INDEX

                                                                                                             SEQUENTIAL PAGE
        NUMBER                                                                                                   NUMBER
        ------                                                                                               ---------------
          (5)           Opinion of Howard & Howard Attorneys, P.C. regarding First of America Common
                        Stock and including Consent.


          (8)           Opinion of Howard & Howard Attorneys, P.C. regarding certain tax matters, and
                        Consent.


         (15)           Letter of Piccerelli, Gilstein & Company on unaudited interim financial information.



         (21)           List of Subsidiaries of First of America as of November 11, 1994.


         (23)A.         Consent of KPMG Peat Marwick LLP.


         (23)B.         Consent of Piccerelli, Gilstein & Company.


         (23)D.         Consent of Goldenberg & Muri.


         (99)A.         Form of Letter to Shareholders of New England Trust Company.



         (99)B.         Form of Notice of Annual Meeting of Shareholders of New England Trust.


         (99)C.         Form of Proxy to be delivered to Shareholders of New England Trust Company.